As filed with the Securities and Exchange Commission on November 17, 2017.

Registration No. 333-213406

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROGREEN US, INC.

(Exact name of Registrant as specified in its charter)

Delaware	6500	59-3087128
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

2667 Camino del Rio South, Suite 312

San Diego, CA 92108-3763

(619) 487-9585

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jan Telander

Chief Executive Officer

Progreen US, Inc.

2667 Camino del Rio South, Suite 312

San Diego, CA 92108-3763

(619) 487-9585

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Paige

Michael Paige Law PLLC

1120 20th Street, NW,

South Tower, Suite 300

Washington, DC 20036

(202) 363-4791

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

(Do not check if a smaller reporting company)
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes [X] No [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17 , 2017

PRELIMINARY PROSPECTUS

Progreen US, Inc.

75,000,000 Shares of Common Stock

The selling stockholder identified in this prospectus may offer and sell up to 75,000,000 shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement dated June 23, 2016. All shares registered in accordance with this registration statement are being registered solely pursuant to the investment agreement. The investment agreement permits us to “put” up to $5,000,000 in shares of our common stock to Tangiers Global, LLC over a period of up to 36 months.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted by the OTC Markets Group under the symbol “PGUS”. On November 16, 2017, the closing price of our common stock was $0.0098 per share.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2017.

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PROSPECTUS SUMMARY

About This Prospectus

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, the “Company” and “Progreen” mean Progreen US, Inc. and our subsidiaries, unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

The Offering

The selling stockholder identified in this prospectus may offer and sell up to 75,000,000 shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement dated June 23, 2016. All shares registered in accordance with this registration statement are being registered solely pursuant to the investment agreement. The investment agreement permits us to “put” up to $5,000,000 in shares of our common stock to Tangiers Global, LLC over a period of up to 36 months.

The 75,000,000 shares being offered pursuant to this prospectus represent 29.69% of the shares issued and outstanding as of November 16, 2017, held by non-affiliates. Using the closing price of our common stock of $0.0098 in the over-the-counter market on November 16, 2017, without giving effect to any caps on the number of shares of common stock that Tangiers would be entitled to purchase at one time under the investment agreement, Tangiers could sell 573,263,013 shares to complete its $5,000,000 commitment under the Investment Agreement.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Our Business

General

We have recently moved our offices from Oakland County, Michigan, to San Diego, California, proximate to our agricultural and development projects in Baja California, on which our current business operations are focused. The purchase of a condominium unit on July 28, 2009 initiated our real estate development operations directed at purchasing income-producing residential real estate apartment homes, condominiums and houses in the State of Michigan.

As of April 30, 2017, we owned ten properties in Michigan, four of which were sold after year end. The Company is refocusing its efforts to its operations in Baja Mexico.

Our business model in Michigan since our initial property purchases in 2009 has been to acquire, refurbish and upgrade existing properties into more environmentally sustainable, energy efficient, comfortable and healthier living spaces so that they meet standards that exceed what is often the norm for most single-family homes, condominiums and apartments. Once a property has been acquired, refurbished and rented, the property is put back on the market as a residential property, with a favorable environmental profile.

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Baja California

We have expanded our real estate development operations to include Baja California, Mexico. On February 11, 2016, we signed a definitive agreement with Inmobiliaria Contel S.R.L.C.V. (“Contel”) for Progreen to finance the first tract of land of approximately 300 acres which is being developed by Contel for agriculture use. Contel controls nearly 14,000 acres of agricultural land in Baja, including 2,200 acres plus a 3-year option on the remaining 11,500 acres. Of the total agricultural land, it is expected that between 4,000 to 5,000 acres may be suitable for farming, depending on the availability of water. The rest of the land could potentially be used for commercial and residential real estate adjunct to the farming operations, although we have not initiated any planning or development efforts in this regard. The Company’s Chief Executive Officer has made personal investments in this project, and has a 49.5 % minority partnership interest in Contel. The Company and its Chief Executive Office have no management or governance authority in Contel.

Agricultural operations will be branded under the name, “ProGreen Farms,” for which we have made application for a trademark. Agricultural operations and sales of produce by Contel have commenced.

Procon Baja JV S. de R.L. de C.V.

On June 17, 2016, the Company formed Procon Baja JV S. de R.L. DE C.V. (“Procon” or “Procon joint venture”), a subsidiary owned by Progreen (51%) and Contel (49%). Procon is managed by a board of Managing Directors consisting of three members, of which two represent Progreen and one represents Contel, and Jan Telander, our CEO, is the General Manager of Procon. On January 23, 2017, Procon entered into a definitive purchase agreement for, and has taken possession of, a large tract of land situated near the town of El Rosario in Baja California, Mexico. The land, planned for residential real estate development, is bordering the Pacific Ocean and covers a total area of approximately 2,016 ha (5,000 acres) with 4.5 miles of ocean front. The execution of the deed transferring the 5,000-acre oceanfront property to Procon was completed on March 15, 2017, and a Master Plan for all of this land is being created for a resort-type retirement and vacation community with the name “Cielo Mar”. Translated into English, Cielo means “heaven” and Mar means “sea”, the Cielo Mar planned community thus being “heaven by the sea.” The first phase of the development of the master plan is underway.

In Mexico, as the land cost in Baja through our joint venture, is substantially below market price, we have a distinct advantage and will have a competitive edge as far as pricing is concerned. We initially found substantial amounts of water, which increases the value and attractiveness to the land.

Our common stock is traded over-the-counter by the OTC Markets Group under the ticker symbol “PGUS.”

The principal offices of our company are located at 2667 Camino del Rio South, Suite 312, San Diego, CA 92108-3763. Our telephone number is (248) 973-8851.

SUMMARY FINANCIAL DATA

The following table summarizes certain data derived from our audited financial statements as of and for the years ended April 30, 2017 and 2016. The summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus. You should read the following financial information together with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements, appearing elsewhere in this prospectus. Historical results are not necessarily indicative of the results to be expected in future periods.

Statements of Operations Data	Year Ended April 30, 2017	Year Ended April 30, 2016	Three Months Ended July 31, 2017	Three Months Ended July 31, 2016
Revenue	$78,841	$214,464	$55,430	$74,288
Total Operating Expenses	$827,451	$664,729	$171,675	$145,057
Net Income (Loss) Attributable to Parent Common Shareholders	$(1,575,309)	$(852,116)	$(156,030)	$(517,166)
Basic and Diluted Net Income (Loss) per Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Balance Sheets Data	As of April 30, 2017	As of April 30, 2016	As of July 31, 2017
Cash and Cash Equivalents	$289,905	$189,942	$47,500
Total Assets	$2,394,775	$1,796,307	$2,248,370
Total Liabilities	$2,594,938	$3,093,341	$2,597,359
Total Stockholders’ Equity (Deficit)	$(200,163)	$(1,297,034)	$(348,989)
Accumulated Deficit	$(6,617,353)	$(5,031,490)	$(6,773,383)

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RISK FACTORS

This Offering involves a high degree of risk. You should carefully consider the risks described below before you decide to purchase the shares of common stock offered hereby.

Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the events discussed in the risk factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the common stock could decline.

Risks Relating to Our Business

Because we have a limited operating history to evaluate our company, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delay frequently encountered by a new company.

We have a limited operating history. As of July 31, 2017, we had cash on hand of approximately $47,500 and approximately $963,934 of rental properties and land under development. At that same date our liabilities totaled approximately $2,597,359. As at July 31, 2017, we had a stockholders’ deficit of approximately $348,989.

The Company will require additional funding to execute its future strategic business plan. Successful business operations and its transition to attaining profitability is dependent upon obtaining additional financing and achieving a level of revenue adequate to support its cost structure. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

The severe recession, freezing of the global credit markets and the decline in the stock market which continues to affect smaller companies like us may adversely affect our ability to raise capital if we need additional working capital. Because we have not reported profitable operations to date, we may need to raise working capital. If adequate additional financing is not available on reasonable terms or at all, we may not be able to undertake expansion, and we will have to modify our business plans accordingly.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Because real estate properties are illiquid and may be difficult to sell, we could face future difficulties in selling these properties and may not be able to sell them at a profit.

Real estate investments are relatively illiquid, which limits our ability to react quickly to adverse changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions. Interested buyers may be unable to obtain the financing they need. We may be unable to sell our properties when we would prefer to do so to raise capital we need to fund our planned development and construction program or to fund distributions to investors.

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Because of environmental laws, we may have liability under environmental laws even though we did not violate these laws.

Under federal, state, and local environmental laws, ordinances, and regulations, we may be required to investigate and clean up the effects of releases of hazardous or toxic substances or petroleum products at our properties, regardless of our knowledge or responsibility, simply because of our current or past ownership or operation of the real estate. If environmental problems arise, we may have to take extensive measures to remedy the problems, which could adversely affect our cash flow and operating results. The presence of hazardous or toxic substances or petroleum products and the failure to remediate that contamination properly may materially and adversely affect our ability to borrow against, sell, or lease an affected property. In addition, applicable environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with a contamination.

Failure to comply with the Americans with Disabilities Act or other similar laws could result in substantial costs.

A number of federal, state, and local laws and regulations (including the Americans with Disabilities Act) may require modifications to existing buildings or restrict certain renovations by requiring improved access to such buildings by disabled persons and may require other structural features that add to the cost of buildings under construction. Legislation or regulations adopted in the future may impose further burdens or restrictions on us with respect to improved access by disabled persons. The costs of compliance with these laws and regulations may be substantial, which could have a material adverse effect on our results of operation.

International operations expose us to political, economic and currency risks.

With regard to our investments in properties located in Mexico, we are subject to the risks of doing business abroad, including,

●	Currency fluctuations;

●	Changes in tariffs and taxes; and

●	Political and economic instability.

Changes in currency exchange rates may affect the relative costs of operations in Mexico, and may affect the cost of developing the properties, thus possibly adversely affecting our profitability.

In addition, there are inherent risks for the foreseeable future of conducting business internationally. Language barriers, foreign laws and tariff and taxation issues all have a potential negative effect on our ability to transact business. Changes in tariffs or taxes applicable to investments in foreign operations may adversely affect our profitability. Political instability may increase the difficulties and costs of doing business. We may be subject to the jurisdiction of the government and/or private litigants in foreign countries where we transact business, and may be forced to expend funds to contest legal matters in those countries in disputes with those governments or with customers or suppliers.

Property development in Mexico has many regulatory uncertainties.

Our property investments in Mexico are subject to numerous risks beyond our control. Decisions to purchase, explore, develop or otherwise exploit prospects or properties in which we have invested will depend in part on the evaluation of data obtained through geophysical and geological analyses, water production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel development of these properties, including the following:

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●	delays imposed by or resulting from compliance with regulatory requirements;

●	shortages of or delays in obtaining qualified personnel or equipment;

●	equipment failures or accidents; and

●	adverse weather conditions, such as hurricanes and storms.

The presence of one or a combination of these factors at our properties could adversely affect our business, financial condition or results of operations.

We are subject to complex laws that can affect the cost, manner or feasibility of doing business.

The development of real estate is subject to extensive federal and provincial regulation in Mexico. We may be required to make large expenditures to comply with governmental regulations. Matters subject to regulation include:

●	water production permits;

●	reports concerning operations;

●	the spacing of wells;

●	unitization and pooling of properties; and

●	taxation.

Under these laws, we could be liable for personal injuries, property damage and other damages. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that could substantially increase our costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

Operations of properties in which we have investments may incur substantial liabilities to comply with environmental laws and regulations.

The properties in which we have invested are subject to stringent federal and provincial laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require an environmental impact study before development commences; and impose substantial liabilities for pollution resulting from our operations. Failure to comply with these laws and regulations may result in the assessment of penalties or the incurrence of investigatory or remedial obligations.

Risks Related to Our Common Stock

Since we expect to incur expenses in excess of revenues for the near future, we may not become profitable and your investment may be lost.

We expect to incur losses for the foreseeable future. We had minimal revenues in our fiscal year ended April 30, 2017, and may never be profitable. If we become profitable, we may be unable to sustain profitability. As a result, your investment in our securities may be lost.

Due to factors beyond our control, our stock price may be volatile.

The market price for our common stock has been highly volatile at times. As long as the future market for our common stock is limited, investors who purchase our common stock may only be able to sell them at a loss.

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Because we may not be able to attract the attention of major brokerage firms, it could have a material impact upon the price of our common stock.

It is not likely that securities analysts of major brokerage firms will provide research coverage for our common stock since the firm itself cannot recommend the purchase of our common stock under the penny stock rules referenced in an earlier risk factor. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It may also make it more difficult for us to attract new investors at times when we require additional capital.

Our bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties by reason of their being or having been our directors or officers.

We do not intend to pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

We are an emerging growth company, and reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourself of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will use these proceeds from the sale of shares of our common stock to Tangiers Global, LLC for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of our company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Dilution

The sale of our common stock to Tangiers Global, LLC in accordance with the investment agreement dated June 23, 2016 will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Tangiers Global, LLC in order to drawdown pursuant to the investment agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

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The Offering

Tangiers Global, LLC may offer and sell up 75,000,000 shares of our common stock to be sold under the investment agreement dated June 23, 2016. The investment agreement permits us to “put” up to $5,000,000 in shares of our common stock to Tangiers Global, LLC over a period of up to 36 months. All shares registered in accordance with this registration statement are being registered solely pursuant to the investment agreement.

Investment Agreement with Tangiers Global, LLC

On June 23, 2016, we entered into an investment agreement with Tangiers Global, LLC, a Wyoming limited liability company (“Tangiers”). Pursuant to the terms of the investment agreement, Tangiers committed to purchase up to $5,000,000 of our common stock over a period of up to 36 months. From time to time during the 36 month period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the put amount in shares of Common Stock that the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date. The maximum number of shares that the Company shall be entitled to put to Tangiers per any applicable put notice is equal to one hundred percent (100%) of the average of the daily trading volume of the common stock for the ten consecutive trading days immediately prior to the applicable Put Notice Date; Tangiers’ purchase price for the shares of common stock put pursuant to a put notice is 89% of average of the five lowest daily trading prices of the common stock during the Valuation Period, which immediately follows the clearing date associated with the applicable put notice and during which the purchase price of the common stock is valued. The Company shall not be entitled to submit a put notice until after the previous closing has been completed. Additionally, the Company may not deliver a put notice on or earlier of the tenth trading day immediately following the preceding put notice date unless a written waiver to deliver a put notice during the waiting period is obtained by the Company from the Tangiers in advance.

In connection with the investment agreement with Tangiers, we also entered into a registration rights agreement with Tangiers covering the registration and resale of 75,000,000 shares of our common stock underlying the investment agreement with Tangiers. The 75,000,000 shares being offered pursuant to this prospectus represented 36.72% of the shares issued and outstanding held by non-affiliates of our company at the time the Company entered into the registration rights agreement and the investment agreement.

The 75,000,000 shares being offered pursuant to this prospectus represent 29.69% of the shares issued and outstanding as of November 16, 2017, held by non-affiliates. The investment agreement with Tangiers is not transferable and any benefits attached thereto may not be assigned.

We may be required to further increase our authorized shares in order to receive the entire purchase price. Tangiers has agreed to refrain from holding an amount of shares which would result in Tangiers owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with Tangiers. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers periodically our common stock under the investment agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Tangiers to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $5 million was determined based on numerous factors, including the following: The proceeds received from any “puts” tendered to Tangiers under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of our company. We are involved in the Contel joint venture development project in Baja Mexico, and would need the full amount of this funding properly to initiate development work.

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Because our ability to draw down any amounts under the investment agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the investment agreement with Tangiers.

Selling Stockholders

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock to be sold to Tangiers Global, LLC under the investment agreement dated June 23, 2016.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of November 16, 2017 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 75,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering. being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this. The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years. To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering (1)		Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
				# of Shares (3)	% of Class (2),(3)
Tangiers Global, LLC (4)	0	(5)	75,000,000	-0-	0	%*

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	Based on shares of our common stock issued and outstanding as of November 16, 2017. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

(4)	Michael Sorbeck has the voting and dispositive power over the shares owned by Tangiers Global, LLC.

(5)	As of November 16, 2017, Tangiers held 0 shares of our common stock pursuant to the puts made under the investment agreement and -0- shares of our common stock issued pursuant to a convertible promissory note in the amount of principal amount of $306,804 to issued Tangiers Global, LLC on October 17, 2017. This convertible note is due and payable on July 13, 2018 plus interest on the unpaid principal balance at a rate of 12% per annum.

9

Plan of Distribution

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Markets Group market, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

10

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Description of Securities

General

Our authorized capital stock consists of 960,000,000 shares of which 950,000,000 are common stock, par value $.0001 per share and 10,000,000 are preferred stock, par value $.0001 per share. As of November 16, 2017, we had 372,790,227 shares of common stock issued and outstanding. The transfer agent and registrar for our common stock is Interwest Stock Transfer Company, Salt Lake City, Utah.

The following statements set forth the material terms of our classes of authorized stock; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, our Articles of Incorporation, as amended.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Preferred Stock

The Board of Directors has the authority to issue up to 10,000,000 shares of preferred stock and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

We currently have outstanding 967,031 shares of Series A Convertible Preferred Stock, convertible into common stock at a conversion price of $0.0033 per share, and 8,534,625 shares of Series B Convertible Preferred Stock.

11

Experts and Counsel

The financial statements of our company included in this prospectus have been audited by MaloneBailey, LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Michael Paige Law PLLC, Washington, D.C. has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Description of Business

General

We have recently moved our offices from Oakland County, Michigan, to San Diego, California, proximate to our agricultural and development projects in Baja California, on which our current business operations are focused. The purchase of a condominium unit on July 28, 2009 initiated our real estate development operations directed at purchasing income-producing residential real estate apartment homes, condominiums and houses in the State of Michigan.

As of April 30, 2017, we owned ten properties in Michigan, four of which were sold after year end. The Company is refocusing its efforts to its operations in Baja Mexico.

Our business model in Michigan since our initial property purchases in 2009 has been to acquire, refurbish and upgrade existing properties into more environmentally sustainable, energy efficient, comfortable and healthier living spaces so that they meet standards that exceed what is often the norm for most single-family homes, condominiums and apartments. Once a property has been acquired, refurbished and rented, the property is put back on the market as a residential property, with a favorable environmental profile.

Real Estate Development and Marketing Operations

Michigan

Since all lease agreements have expired and rentals are on a month-to-month basis, the strategy of the Company is to sell the current real estate portfolio in Michigan and concentrate on the same line of business in the Cielo Mar development. At this time, we do not offer managed properties as investment properties.

12

Environmental Objectives in our Operations

To make homes more comfortable, we try to, whenever practical, optimize space by creating openness, introducing more natural light, creating better storage areas, as well as aiming to improve insulation, all with a view to make even small condominiums and apartments eco-friendly and practical. This ideology, we believe, will increase property value as well as to further create tenant loyalty in the rental market.

For a healthier living environment, we use eco-friendly, paints, primers and adhesives; improve air quality through better ventilation and air filtration in heating and air conditioning system, whenever feasible.

Property Acquisition Strategy

Each property acquired utilized a separate wholly-owned limited liability company for that particular property. This limited the risk exposure to a particular property solely to that property. Our property management strategy is to deliver quality services, thereby promoting tenant satisfaction, maintaining high tenant retention, and enhancing the value of each of our operating real estate assets through eco-friendly improvements.

In analyzing the potential development of a particular project, we evaluate the geographic, demographic, economic, and financial data, including:

●	Households, population and employment growth;

●	Prevailing rental and occupancy rates in the market area, and possible growth in those rates; and

●	Location of the property in respect to schools and public transportation.

Environmental and Other Regulatory Matters

Under various federal, state, and local laws and regulations, an owner of real estate is liable for the costs of removal or remediation of hazardous or toxic substances on the property. Those laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of remediation or removal of the substances may be substantial, and the presence of the substances, or the failure to remediate the substances promptly, may adversely affect the owner’s ability to sell the real estate or to borrow using the real estate as collateral.

Insurance

We carry comprehensive property, general liability, fire, extended coverage and environmental on all of our existing properties, with policy specifications, insured limits, and deductibles customarily carried for similar properties.

Competition

In Michigan, we operate in a competitive housing market environment where a variety of individuals and corporations are trying to maximize gains on the acquisition of undervalued property through housing market conditions. We may experience competition from companies that have similar business models involving rehabilitation of properties using environmentally friendly renovation techniques, and there is no assurance that we will continue to be able to purchase residential rental properties at attractive prices or that we will not experience competition from other developers that are marketing energy efficient and environmentally friendly properties

Baja California

We have expanded our real estate development operations to include Baja California, Mexico. On February 11, 2016, we signed a definitive agreement with Inmobiliaria Contel S.R.L.C.V. (“Contel”) for Progreen to finance the first tract of land of approximately 300 acres which is being developed by Contel for agriculture use. Contel controls nearly 14,000 acres of agricultural land in Baja, including 2,200 acres plus a 3-year option on the remaining 11,500 acres. Of the total agricultural land, it is expected that between 4,000 to 5,000 acres may be suitable for farming, depending on the availability of water. The rest of the land could potentially be used for commercial and residential real estate adjunct to the farming operations, although we have not initiated any planning or development efforts in this regard. The Company’s Chief Executive Officer has made personal investments in this project, and has a 49.5 % minority partnership interest in Contel. The Company and its Chief Executive Office have no management or governance authority in Contel.

13

Agricultural operations will be branded under the name, “ProGreen Farms,” for which we have made application for a trademark. The growing operations have commenced and sales of produce by Contel are under way.to the U.S. market.

Procon Baja JV, S.DE R.L. DE C.V

On June 17, 2016, the Company formed Procon Baja JV S. de R.L. DE C.V. (“Procon” or “Procon joint venture”), a subsidiary owned by Progreen (51%) and Contel (49%). Procon is managed by a board of Managing Directors consisting of three members, of which two represent Progreen and one represents Contel, and Jan Telander, our CEO, is the General Manager of Procon. On January 23, 2017, Procon entered into a definitive purchase agreement for, and has taken possession of, a large tract of land situated near the town of El Rosario in Baja California, Mexico. The land, planned for residential real estate development, is bordering the Pacific Ocean and covers a total area of approximately 2,016 ha (5,000 acres) with 4.5 miles of ocean front. The execution of the deed transferring the 5,000-acre oceanfront property to Procon was completed on March 15, 2017, and a Master Plan for all of this land is being created for a resort-type retirement and vacation community with the name “Cielo Mar”. Translated into English, Cielo means “heaven” and Mar means “sea”, the Cielo Mar planned community thus being “heaven by the sea.” The first phase of the development of the master plan is underway.

In Mexico, as the land cost in Baja through our joint venture, is substantially below market price, we have a distinct advantage and will have a competitive edge as far as pricing is concerned. We initially found substantial amounts of water, which increases the value and attractiveness to the land.

Employees

As of April 30, 2017, we had one full-time employee, our Chief Executive Officer. Our administrator as well as our real estate broker work as independent contractors. Our management expects to confer with consultants, attorneys and accountants as necessary.

Properties

May 30, 2017, we leased our offices at 2667 Camino del Rio South, Suite 312, San Diego, CA 92108, of approximately 740 sq. ft., at a current monthly rent of $1,250, under a four month lease, after which the lease will become month-to-month.

We also continue to be obligated under a lease for our former offices at 6443 Inkster Road, Suite 170-D, Bloomfield Township, MI 48301, of approximately 1,000 sq. ft., at a monthly rent ranging from $903 to $934 through March 1, 2019.

14

The following table shows properties held for resale or rent owned by the Company as at April 30, 2017. All properties shown below were acquired March 8, 2016 in the purchase of ARG LLC from AMREFA.

Rental Properties		Monthly Rent	Status	Construction Year
21000 Westover Ave.
Southfield, MI 48075 (1)	$	NA	Fully Remodeled	1941
20210 Westover Ave.
Southfield, MI 48075 (1)		NA	Fully Remodeled	1943
21112 Evergreen
Southfield, MI 48075 (4)		NA	Fully Remodeled	1942
21198 Berg
Southfield, MI 48033		1,175	Fully Remodeled	1938
27971 Rollcrest, Unit #13
Farmington Hills, MI 48334		1,050	Fully Remodeled	1987
34780 W. 8 Mile
Farmington Hills, MI 48334		1,200	Fully Remodeled	1999
20351 Lacrosse
Southfield, MI 48076 (2)		NA	Fully Remodeled	1955
7648 Woodview Drive
Waterford, MI 48327		1,050	Fully Remodeled	1989
25825 Lahser, #23
Southfield, MI 48033		700	Fully Remodeled	1967
26005 Franklin Pointe Drive
Southfield, MI 48034 (3)		NA	Fully Remodeled	1967

(1) Sold in May 2017.

(2) Sold in July 2017.

(3) Sold in June 2017

(4) Vacant – For Sale

Legal Proceedings

We know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our properties, or the properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market Information

Our common shares are trading in the OTC markets under the symbol “PGUS”.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock, as reported in published financial sources. Quotations reflect inter-dealer prices, without retail mark-up, mark-down, commission, and may not represent actual transactions.

	High	Low
Fiscal Year Ended April 30, 2016
Quarter Ended July 31, 2015	$0.013	$0.005
Quarter Ended October 31, 2015	$0.004	$0.001
Quarter Ended January 31, 2016	$0.001	$0.001
Quarter Ended April 30, 2016	$0.004	$0.001
Fiscal Year Ended April 30, 2017
Quarter Ended July 31, 2016	$0.006	$0.004
Quarter Ended October 31, 2016	$0.028	$0.005
Quarter Ended January 31, 2017	$0.019	$0.01
Quarter Ended April 30, 2017	$0.029	$0.011
Fiscal Year Ended April 30, 2018
Quarter Ended July 31, 2017	$0.022	$0.019
Quarter Ended October 31, 2017	$0.018	$0.01

15

Holders

As of September 1, 2017 there were approximately 530 holders of record of our common stock.

Dividends

We do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain any earnings to finance our future development and growth. We may reconsider this policy from time to time in light of conditions then existing, including our earnings performance, financial condition and capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

16

Financial Statements

PROGREEN US, INC.

CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2017 and 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ProGreen US, Inc.

San Diego, CA

We have audited the accompanying consolidated balance sheets of ProGreen US, Inc. and its subsidiaries (collectively the “Company”) as of April 30, 2017 and 2016, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ProGreen US, Inc. and its subsidiaries as of April 30, 2017 and 2016 and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception and further losses are anticipated. These conditions raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
August 14, 2017

F-2

ProGreen US, Inc.

Consolidated Balance Sheets

	April 30	April 30,
	2017	2016

Assets
Rental property, net accumulated depreciation of $32,431 and $6,138	$732,023	$1,006,560
Property under development	-	294,179
Land under development	500,000	-
Property	1,232,023	1,300,739
Cash	289,095	189,942
Accounts receivable, net of allowance of $7,395 and $0	15,957	1,194
Notes receivable - land contracts, net of allowance of $4,800 and $0	158,153	-
Other assets	5,956	2,793
Goodwill	-	180,011
Note receivable - related party	690,500	110,000
Property and equipment:
Vehicles, furniture and equipment, net of accumulated depreciation of $44,301 and $35,764	3,091	11,628
Total assets	$2,394,775	$1,796,307

Liabilities and Stockholders' Deficit
Accounts payable and accrued expenses	$117,068	$354,942
Obligations under capital lease	3,373	11,302
Reservation and tenant deposits	21,313	16,030
Notes payable	214,106	275,256
Note payable, related parties, net of discount of $58,005 and $0, respectively	396,995	516,000
Note payable - Bank of Birmingham	450,258	490,000
Derivative liabilities	361,742	-
Convertible debentures, net of discount of $65,184 and $0, respectively	566,316	-
Dividend payable	13,767	-
Note payable - AMREFA, net of discount of $0 and $114,189, respectively	-	1,170,811
Liability under land contract - related party	450,000	-
Related party advances	-	259,000
Total liabilities	2,594,938	3,093,341

Stockholders' deficit
Convertible preferred stock, Series A $.0001 par value, 1,000,000 shares authorized, 967,031 and 0 shares issued and outstanding, at April 30, 2017 and April 30, 2016	97	-
Convertible preferred stock, Series B $.0001 par value, 8,534,625 shares authorized, 8,534,625 and 0 shares issued and outstanding at April 30, 2017 and April 30, 2016	853	-
Common stock, $.0001 par value, 950,000,000 shares authorized, 349,811,110 and 336,919,939 outstanding at April 30, 2017 and April 30, 2016	34,981	33,692
Additional paid in capital	6,379,564	3,700,764
Accumulated other comprehensive income	2,357	-
Accumulated deficit	(6,617,353)	(5,031,490)
Total controlling interest	(199,501)	(1,297,034)

Noncontrolling interest in consolidated subsidiary	(662)	-
Total stockholders' deficit	(200,163)	(1,297,034)
Total liabilities and stockholders' deficit	$2,394,775	$1,796,307

See accompanying Notes to Consolidated Financial Statements

F-3

ProGreen US, Inc.

Consolidated Statements of Operations

	Years Ended
	April 30
	2017	2016
Revenues:

Rental revenue	$90,768	$23,880
Net loss from sale of properties	(20,635)	-
Commission revenue	3,570	-
Management fee revenue	-	12,078
Construction services revenue	-	177,171
Other income	1,138	1,335
Total Revenue	$74,841	$214,464
Expenses:
Cost of construction services	-	177,823
Selling, general & administrative	$409,413	230,156
Bad debt loss net of recovery	9,960	-
Professional fees	228,067	256,750
Impairment loss	180,011	-
Total operating expenses	$827,451	$664,729

Operating loss	(752,610)	(450,265)
Other expenses and income:
Interest expense, net	(300,241)	(239,097)
Gain on sale of fixed asset	-	8,147
Loss on settlement of related party liabilities, convertible preferred stock, Series A	(428,105)	-
Gain on settlement of liabilities, redeemable, convertible preferred stock, Series B	10,803	-
Loss on change in fair value of derivative liabilities	(7,793)	(170,901)
Loss before income tax expense	$(1,477,946)	$(852,116)
Net Loss	$(1,477,946)	$(852,116)
Less: Net loss attributable to noncontrolling interest	$(662)	$-
Net Loss attributable to parent	$(1,477,284)	$(852,116)
Deemed dividend on redeemable, convertible preferred stock, Series B	$98,025	$-
Net Loss attributable to parent common shareholders	$(1,575,309)	$(852,116)

Other comprehensive income
Change in foreign currency translation adjustments	$2,357	$-
Other comprehensive income	$2,357	$-
Comprehensive net loss	$(1,572,952)	$(852,116)

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)
Weighted average shares outstanding - basic and fully diluted	345,686,744	179,909,164

See accompanying Notes to Consolidated Financial Statements

F-4

ProGreen US, Inc.

Consolidated Statements of Stockholders’ Deficit

	Controlling Interest
	Number of Common Stock Issued and Outstanding	Common Stock	Number of Series A Preferred Stock Issued and Outstanding	Preferred Stock Series A	Number of Series B Preferred Stock Issued and Outstanding	Preferred Stock Series B	Additional Paid In Capital	Amount Due Under Subscription Agreement	Accumulated Deficit	Accumulated Other Comprehensive Income	Net Stockholders' Deficit	Noncontrolling Interest	Total Stockholders' Deficit

Balance at April 30, 2015	110,329,703	$11,033	-	$-	-	$-	$3,189,666	$(52,961)	$(4,179,374)	$-	$(1,031,636)	$-	$(1,031,636)

Amount due from subscriber under subscription agreement							1,038	(1,038)	-	-	-	-	-

Amount received from subscriber under subscription agreement	-	-	-	-	-	-	-	53,999	-	-	53,999	-	53,999
Stock issued under convertible debenture	219,090,236	21,909	-	-	-	-	133,984	-	-	-	155,893	-	155,893
Derivative liability extinguished on conversion	-	-	-	-	-	-	360,073	-	-	-	360,073	-	360,073
Reclass of APIC to derivative	-	-	-	-	-	-	(260,941)	-	-	-	(260,941)	-	(260,941)
Reclass from derivative to APIC	-	-	-	-	-	-	212,694	-	-	-	212,694	-	212,694
Stock issued under services contracts	7,500,000	750	-	-	-	-	52,750	-	-	-	53,500	-	53,500
Compensation - restricted stock units	-	-	-	-	-	-	11,500	-	-	-	11,500	-	11,500
Net loss			-	-	-	-	-	-	(852,116)	-	(852,116)	-	(852,116)
Balance at April 30, 2016	336,919,939	$33,692	-	$-	-	$-	$3,700,764	$-	$(5,031,490)	$-	$(1,297,034)	$-	$(1,297,034)

Stock issued under convertible debenture	1,426,000	143	-	-	-	-	19,812	-	-	-	19,955	-	19,955
Stock issued under previous subscription agreement	9,775,171	977	-	-	-	-	(977)	-	-	-	-	-	-
Stock issued in settlement of accrued interest	1,690,000	169	-	-	-	-	50,531	-	-	-	50,700	-	50,700
Tainting due to convertible debt and warrants	-	-	-	-	-	-	(83,302)	-	-	-	(83,302)	-	(83,302)
Accretion of redeemable, convertible preferred stock, Series B	-	-	-	-	-	-	(98,025)	-	-	-	(98,025)	-	(98,025)
Dividend on redeemable, convertible preferred stock, Series B	-	-	-	-	-	-	-	-	(108,579)	-	(108,579)	-	(108,579)
Convertible preferred stock, Series B issued in settlement of liabilities	-	-	-	-	8,534,625	853	1,353,592	-	-	-	1,354,445	-	1,354,445
Convertible preferred stock, Series A issued in settlement of related party liabilities	-	-	667,031	67	-	-	1,111,651	-	-	-	1,111,718	-	1,111,718
Convertible preferred stock, Series A issued for subscription receivable	-	-	200,000	20	-	-	199,980	-	-	-	200,000	-	200,000
Convertible preferred stock, Series A issued for cash from related party			100,000	10	-	-	99,990	-	-	-	100,000	-	100,000
Compensation - restricted stock units	-	-	-	-	-	-	6,626	-	-	-	6,626	-	6,626
Common stock warrants issued for services					-	-	16,516			-	16,516	-	16,516
Capital contribution Procon subsidiary	-	-	-	-	-	-	2,406	-	-	-	2,406	-	2,406
Net loss	-	-	-	-	-	-	-	-	(1,477,284)	-	(1,477,284)	(662)	(1,477,946)
Other comprehensive income					-	-				2,357	2,357	-	2,357
Balance at April 30, 2017	349,811,110	$34,981	967,031	$97	8,534,625	$853	$6,379,564	$-	$(6,617,353)	$2,357	$(199,501)	$(662)	$(200,163)

See accompanying Notes to Consolidated Financial Statements

F-5

ProGreen US, Inc.

Consolidated Statements of Cash Flows

	Years Ended
	April 30,
	2017	2016
Cash used in operating activities
Net loss	$(1,477,946)	$(852,116)
Adjustments to reconcile net loss to net cash used in operating activities:
Compensation - restricted stock units	6,626	11,500
Depreciation	38,327	17,051
Bad debt expense	9,960	2,137
Gain on sale of asset	-	(8,147)
Net loss from sale of rental properties	20,635	-
Loss on change in fair value of derivative liabilities	7,793	170,901
Loss on settlement of related party liabilities, Series A	428,105	-
Gain on settlement of liabilities, Series B	(10,803)	-
Warrants issued for services	16,516	-
Amortization of debt discount	220,322	157,799
Common shares issued for services	-	53,500
Impairment of goodwill	180,011	-
Changes in operating assets and liabilities:
Accounts receivable	(19,923)	26,171
Accounts payable and accrued expenses	(39,014)	96,420
Reservation and tenant deposits	5,283
Other current assets	(3,163)	5,887
Payable under management agreement	-	(44,950)
Cash used in operating activities	(617,271)	(363,847)

Cash provided by (used in) investing activities
Proceeds from sale of asset	-	10,000
Proceeds from note receivable	1,444	-
Proceeds from sale of properties	369,000	-
Purchase of land	(50,000)	-
Loan for note receivable - related party	(580,500)	(110,000)
Cash received in ARG acquisition	-	71,840
Cash used in investing activities	(260,056)	(28,160)

Cash provided by (used in) financing activities

Proceeds from Convertible preferred stock, Series A issued for cash from related party	100,000	-
Proceeds from advances from related party	-	259,000
Proceeds from notes payable related party	455,000	-
Repayment of notes payable related party	(40,000)	-
Repayment of notes payable	-	(28,186)
Proceeds from notes payable - Bank of Birmingham	-	137,514
Repayment of note payable - Bank of Birmingham	(39,742)	-
Proceeds from convertible debentures	726,200	68,000
Repayment of convertible debentures	(127,000)	-
Decrease in obligations under capital leases	(7,929)	(7,703)
Dividend paid by cash	(94,812)	-
Capital contribution - Procon subsidiary	2,406	-
Collection of amount due under stock subscription	-	53,999

Cash provided by financing activities	974,123	482,624

Effect of foreign exchange on cash	2,357	-

Net change in cash	99,153	90,617

Cash at beginning of period	189,942	99,325
Cash at end of period	$289,095	$189,942
Supplemental information:
Cash paid for interest	$77,037	$17,676

Noncash investing and financing transactions:
Series B preferred stock dividend declared but not paid	$13,767	$-
Notes receivable - land contracts issued for sale of properties	$206,000	$-
Land purchased under land contract	$450,000	$-
Deferred gain on sale of rental properties	$41,603	$-
Debt discount on derivative liability	$270,647	$140,925
Accretion of redeemable convertible preferred stock, Series B	$98,025	$-
Convertible preferred stock, Series A issued in settlement of related party liabilities	$683,613	$-
Convertible preferred stock, Series A issued for subscription receivable	$200,000	$-
Redeemable, convertible preferred stock, Series B issued in settlement of liabilities	$1,256,420	$-
Re-class of temporary equity to permanent equity	$1,354,445	$-
Stock issued under previous subscription agreement	$977	$-
Stock issued in settlement of accrued interest	$50,700	$-
Tainting on convertible notes and warrants	$83,302	$260,941
Debt discount on common stock issued with debt	$19,955	$-
Assignment of debt	$-	$476,000
Note payable issued to purchase ARG	$-	$1,157,270
Accrued interest added to debt principal	$-	$5,376
Stock issued under convertible debenture	$-	$155,893
Derivative liability extinguished on conversion	$-	$360,073
Reclass from derivative to APIC	$-	$212,694

See accompanying Notes to Consolidated Financial Statements

F-6

PROGREEN US, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2017

Note 1. Financial Statement Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. The financial statements and notes are the representations of management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

History and nature of business

ProGreen US, Inc., a Delaware corporation, and its wholly owned subsidiaries (collectively, the “Company”) own and manage residential real estate rental property in the Oakland County, Michigan area.

On April 30, 2009, the Company (formerly known as Diversified Product Inspections, Inc.) ceased previous operations and settled an outstanding lawsuit which resulted in a change of ownership and management. Following the settlement on April 30, 2009, the Company had no assets, no liabilities, and had 13,645,990 shares of common stock outstanding.

On July 21, 2009, the Company formed ProGreen Properties, Inc. as a wholly-owned subsidiary and merged ProGreen Properties, Inc. into the Company, which was the surviving corporation in the merger. In connection with the merger, the Company changed its name from Diversified Product Inspections, Inc. to ProGreen Properties, Inc. The change of the Company’s name to ProGreen Properties, Inc. became effective on September 11, 2009 with approval by the Financial Industry Regulatory Authority (FINRA) as effective for trading purposes in the OTC Bulletin Board market. Pursuant to Board of Directors authorization, the Company changed its name to Progreen US, Inc. with the filing of a Certificate of Amendment with the Secretary of State of Delaware on July 11, 2016, which was approved by FINRA effective for trading purposes on July 22, 2016, with a new symbol of PGUS.

In December 2009, ProGreen Realty LLC (“ProGreen Realty”) was formed as a wholly owned subsidiary of the Company. ProGreen Realty acts as the real estate broker for the Company. All assets, liabilities, revenues and expenses are included in the consolidated financial statements of the Company.

On October 31, 2011 ProGreen Properties Management LLC (“Properties Management”) was formed as a wholly owned subsidiary of the Company which manages the Company owned properties. All assets, liabilities, revenues and expenses are included in the consolidated financial statements of the Company.

These investment properties are marketed exclusively by ProGreen Realty and managed by ProGreen Management. As of April 30, 2017 the Company owned no investment properties.

In January 2015, ProGreen Construction LLC (“ProGreen Construction”) was formed as a wholly owned subsidiary of the Company. ProGreen Construction performs all construction and development services for the properties held under development. All assets, liabilities, revenues and expenses are included in the consolidated financial statements of the Company.

F-7

On February 11, 2016, the Company signed a definitive agreement with Inmobiliaria Contel S.R.L.C.V. (“Contel”) to finance the first tract of land of approximately 300 acres which is being developed by Contel for agriculture use in Baja California, Mexico. The Company’s Chief Executive Officer has made personal investments in this project, and has a 49.5% minority partnership interest in Contel.  The Company and its Chief Executive Office have no management or governance authority in Contel. Contel’s manager is not required to consult with our Chief Executive Officer on any management decisions in the conduct of Contel’s business.

A portion of the property acquired by Contel is currently developed for agricultural purposes. The remaining parcels will be developed for agricultural use or developed as a multi-use property. The Company initially committed to a loan of up to the amount of $350,000 and on February 1, 2017, the Company increased its loan commitment to Contel to up to $1,000,000 from $350,000.

The Company evaluated Contel for consolidation based on the provisions of FASB ASC 810 - Consolidation (“ASC 810”). ASC 810 approach is to determine a variable interest entity’s (“VIE”) primary beneficiary and requires companies to more frequently reassess whether they must consolidate or deconsolidate VIEs. The accounting standard requires a qualitative, rather than quantitative, analysis to determine the primary beneficiary of a VIE for consolidation purposes. The primary beneficiary of a VIE is the enterprise that has (a) the power to direct the VIE activities that most significantly affect the VIE’s economic performance, and (b) the right to receive benefits of the VIE that could potentially be significant to the VIE or the obligation to absorb losses of the VIE that could potentially be significant to the VIE. The Company has determined that Contel does have the characteristics of a VIE. ProGreen has no direct ownership in Contel and no power to direct the activities of Contel, and its relationship to Contel is limited to a loan, secured by land. As ProGreen has no power over management of Contel, ProGreen is not the primary beneficiary and therefore does not need to consolidate Contel. The maximum exposure for loss is limited to the outstanding loan balance.

The Company is entitled a share of Contel’s profits and losses after all outstanding loan amounts are repaid. See Note 7.

On March 8, 2016, the Company restructured its working arrangements with AMREFA. The Company entered into an agreement to purchase AMREFA’s U.S. subsidiary, ARG LLC which was, amended March 16, 2016, which holds real estate properties in Birmingham, Michigan, that were purchased by AMREFA and which the Company managed for AMREFA. The purchase price was paid by the issuance to AMREFA of 8,093,541 shares of a new Series B Preferred Stock which were issued in the fiscal year ended April 30, 2017. Also acquired were 14 wholly-owned subsidiaries of ARG LLC that holds ownership of the real estate properties: 21000 Westover LLC, 20210 Westover LLC, 21112 Evergreen LLC, 21421 Greenview LLC, 21198 Berg LLC, 23270 Helen LLC, Progreen Properties VII LLC, Progreen Properties XI LLC, Progreen Properties II, LLC, Franklin Pointe Drive LLC, 20351 Lacrosse LLC, Progreen Properties III LLC, 25825 Lahser Unit Two LLC and 24442 Kinsel LLC. See Notes 6 and 23.

On June 17, 2016, the Company formed Procon Baja JV, S.DE R.L. DE C.V (“Procon”), a subsidiary owned by Progreen (51%) and Inmobiliaria Contel S.R.L.C.V. (Contel). Procon is managed by a board of Managing Directors consisting of three members, of which two represent Progreen and one represents Contel. On January 23, 2017, Procon entered into a definitive purchase agreement for, and has taken possession of, a tract of land situated near the town of El Rosario in Baja California, Mexico. The purchased land was formerly owned by a relative of Contel’s majority shareholder. The land, planned for residential real estate development, is bordering the Pacific Ocean and covers a total area of approximately 2,016 ha (5,000 acres) with 4.5 miles of ocean front. The execution of the deed transferring the 5,000-acre oceanfront property to Procon was completed on March 15, 2017, and a Master Plan for all of this land is being created for a resort-type retirement and vacation community with the name “Cielo Mar”. In connection with this purchase the Company has recorded land in the amount of $500,000 (for which no interest is due), paid $50,000 and recorded a liability under land contract for the balance due in the amount of $450,000 as of April 30, 2017. See Notes 3 and 10.

On January 15, 2017 the Company entered into a loan agreement with its 51% owned subsidiary Procon, whereby the Company has agreed it will grant a loan to Procon in as much amount as is needed to accomplish Procon’s objectives. Procon will repay all borrowings received under the loan once Procon has sufficient income. The loan bears interest at a 6% per annum from the date of each borrowing until repaid. During the year ended April 30, 2017 the Company loaned Procon a total of $70,000 to fund operations. The amount due under the loan and accrued interest payable totaled $70,000 and $347, respectively, at April 30, 2017. All significant intercompany accounts and transactions have been eliminated. FASB Accounting Standards Codification (“ASC”) Topic 810, “Consolidation,” requires a company’s consolidated financial statements to include subsidiaries in which the company has a controlling financial interest. As Procon is owned by 51 % by Progreen it is included in the Company’s consolidated financial statements for the year ended April 30, 2017.

F-8

We have recently moved our offices from Oakland County, Michigan, to San Diego, California, proximate to our agricultural and development projects in Baja California, on which our current business operations are focused.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

GOING CONCERN

The Company’s financial statements for the year ended April 30, 2017, have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company has incurred losses from operations since its change of ownership, management and line of business. Management recognizes successful business operations and the Company’s transition to attaining profitability are dependent upon obtaining additional financing and achieving a level of revenue adequate to support its cost structure. These conditions raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of uncertainties.

While the Company is attempting to establish an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern, the Company’s cash position may not be adequate to support the Company’s daily operations. Management intends to raise additional funds by seeking equity and/or debt financing; however there can be no assurances that it will be successful in those efforts. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to obtain financing, further implement its business plan, and generate revenues.

As it is the first year for the agriculture operation and with the Cielo Mar project under development, it is impossible to identify any trends in the Company’s business prospects. Accordingly, there can be no assurance that we will be able to pay obligations which we may incur in the future.

The Company’s only sources of additional funds to meet continuing operating expenses, fund additional development and fund additional working capital are through the sale of securities and/or debt instruments. We are actively seeking additional debt or equity financing, but no assurances can be given that such financing will be obtained or what the terms thereof will be. The Company may need to discontinue a portion or all of our operations if the Company is unsuccessful in generating positive cash flow or financing for the Company’s operations through the issuance of securities.

In the current fiscal year, the Company used approximately $617,000 of cash to support its operations and such cash needs are expected to continue in the upcoming year. As of April 30, 2017, the Company has approximately $289,000 in cash.

During the year ended April 30, 2017 the Company financed its operations through proceeds from related party advances, proceeds from issuance of convertible preferred stock and issuance of convertible debt. Also, during the year ended April 30, 2017, the Company sold some of the properties acquired in its fiscal 2016 purchase of ARG.

Basis of consolidation

The consolidated financial statements include the accounts and records of the Company and its wholly-owned subsidiaries: ProGreen Realty, Progreen Properties Management, ProGreen Construction, ARG, LLC, 21000 Westover LLC, 20210 Westover LLC, 21112 Evergreen LLC, 21421 Greenview LLC, 21198 Berg LLC, 23270 Helen LLC, Progreen Properties VII LLC, Progreen Properties XI LLC, Progreen Properties II, LLC, Franklin Pointe Drive LLC, 20351 Lacrosse LLC, Progreen Properties III LLC, 25825 Lahser Unit Two LLC and 24442 Kinsel LLC and its 51% controlling interest in Procon Baja JV, S.R.L. DE C..V . All significant intercompany accounts and transactions have been eliminated. FASB Accounting Standards Codification (“ASC”) Topic 810, “Consolidation,” requires a company’s consolidated financial statements to include subsidiaries in which the company has a controlling financial interest. This requirement usually has been applied to subsidiaries in which a company has a majority voting interest.

F-9

Estimates

The preparation of financial statements in conformity with the accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such cash may be in excess of the FDIC limit. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

Rental property

The fair value of rental property and property under development acquired is based on estimated selling prices of the properties, net of estimated selling costs.

Property under development

Properties under development are recorded at cost from expenditures relating to the acquisition, development, construction, and other costs that enhance the value or extend the life of rental properties which are capitalized using the specific identification method to accumulate costs.

Land under Development

Land under development is recorded at cost.

Cash

Cash consists solely of cash on deposit with financial institutions.

Allowance for doubtful accounts

An allowance for doubtful accounts is management’s best estimate of the probable credit losses in the existing accounts receivable. Management determines the allowance based on historical write-off experience and an understanding of customer payment history. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. An allowance for doubtful accounts in the amount of $7,395 and $0 has been recorded at April 30, 2017 and 2016.

Notes Receivable - Land Contracts

The notes receivable land contracts are carried at amortized cost. Interest income on the notes receivable is recognized on the accrual basis based on the principal balances outstanding. An allowance for doubtful accounts in the amount of $4,800 and $0 has been recorded at April 30, 2017 and 2016.

F-10

Notes receivable are considered impaired when, based on current information and events, it is probable that the Company will not be able to collect all principal and interest amounts due according to the contractual terms. The Company assesses the credit quality of the notes receivable and adequacy of notes receivable loss reserves on a quarterly basis or more frequently as necessary. Significant judgment of the Company is required in this analysis. The Company considers the estimated net recoverable value of the notes receivable as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date.

If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the notes receivable, notes receivable loss reserve is recorded with a corresponding charge to provision for notes receivable losses.

The notes receivable loss reserve for each note is maintained at a level that is determined to be adequate by management to absorb probable losses.

Income recognition is suspended for a note receivable when full recovery, according to the contractual terms, of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired note receivable is in doubt, all payments are applied to principal under the cost recovery method.

When the ultimate collectability of the principal of an impaired note receivable is not in doubt, contractual interest is recorded as interest income when received, under the cash basis method until an accrual is resumed when the note receivable becomes contractually current and performance is demonstrated to be resumed. Interest accrued and not collected will be reversed against interest income. A note receivable is written off when it is no longer realizable and/or legally discharged. As of April 30, 2017, the Company had two impaired notes receivable. See Note 5.

Goodwill

The cost of acquiring ARG in excess of the underlying fair value of net assets at date of acquisition is recorded as goodwill and is assessed annually for impairment. If considered impaired, goodwill will be written down to fair value and a corresponding impairment loss recognized. The Company performed goodwill impairment testing for 2017 relating to its acquisition of ARG and determined that it was fully impaired. Refer to Note 6.

Property and equipment

Property and equipment are recorded at cost.

Depreciation is computed using the straight-line method over the estimated useful life of the property and equipment, as follows:

	Lives	Method
Vehicles	5 years	Straight line
Furniture	10 years	Straight line
Office equipment	5 years	Straight line
Rental property	27.5 years	Straight line

Impairment of Long Lived Assets

The Company evaluates its real estate assets for impairment periodically or whenever events or circumstances indicate that its carrying amount may not be recoverable. If an impairment indicator exists, we compare the expected future undiscounted cash flows against the carrying amount of an asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, we would record an impairment loss for the difference between the estimated fair value and the carrying amount of the asset.

F-11

Rental revenue recognition

Real estate properties were leased under operating leases. Currently, as the original lease terms have expired, real estate properties are being leased on a month-to-month basis. Rental income from these leases is recognized on a straight-line basis over the term of each lease.

Management fee revenue recognition

ProGreen Management has entered into management agreements with certain property owners whereby the Company manages, leases, operates, maintains and repairs the properties for which it receives a management fee of ten percent of the monthly rent. Revenue is recognized as services are performed.

Construction service revenue recognition

ProGreen Construction performs all construction and development services for the properties held by the Company and collects ten percent of materials and services costs as construction revenue. Revenue is recognized as services are performed.

Property sales revenue recognition

Property sales revenue and related profit are generally recognized at the time of the closing of the sale, when title to and possession of the property are transferred to the buyer. In situations where the buyer’s financing is provided by the Company and the buyer has not made an adequate initial or continuing investment as required by ASC 360-20, “Property, Plant, and Equipment - Real Estate Sales” (“ASC 360-20”), the profit on such sales is deferred or recognized under the installment method, unless there is a loss on the sale in which case the loss on such sale would be recognized at the time of closing. In in connection with the sale of two properties, which the Company financed, at April 30 2017 deferred profit on such sales totaled $41,603, off against the notes receivable balance on the face of balance sheet. See Note 5. There were no such deferred amounts at April 30, 2016.

Advertising costs

Advertising costs are expensed as incurred. Total advertising expenditures for the years ended April 30, 2017 and 2016 were approximately $2,900 and $1,400, respectively.

Tenant deposits

The Company requires tenants to pay a deposit at the beginning of each lease. This deposit may be used for unpaid lease obligations or repair of damages based on the Company’s determination. If the tenant has not defaulted on the lease, the Company will return the deposit to the tenant at the end of the lease. The Company holds the tenant deposits for the properties under management.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Black-Scholes option pricing model, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

F-12

Fair Value of Financial Instruments

The Company records convertible debt and warrants at fair value on a recurring basis. Estimated fair values of the Company’s convertible debt and derivatives liability were calculated based upon quoted market prices. See Notes 14 and 15.

Income taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax bases of reported assets and liabilities.

Earnings (loss) per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

In periods of losses from operations, basic and diluted income per share from operations are also the same, as ASC 260-10 requires the use of the denominator used in the calculation of loss per share from operations in all other calculations of earnings per share presented, despite the dilutive effect of potential common shares.

Based on the conversion prices in effect, the potentially dilutive effects of 11,550,000 warrants were not considered in the calculation of EPS as the effect would be anti-dilutive on April 30, 2017. There were no warrants outstanding as of April 30, 2016.

Based on the conversion prices in effect, the potentially dilutive effects of 11,652,550 due to convertible debt were not considered in the calculation of EPS as the effect would be anti-dilutive on April 30, 2017. There were no convertible debt outstanding as of April 30, 2016.

Based on the conversion prices in effect, the potentially dilutive effects of 290,399,700 due to convertible preferred stock series A were not considered in the calculation of EPS as the effect would be anti-dilutive on April 30, 2017. There were no convertible preferred stock series A outstanding as of April 30, 2016.

Based on the conversion prices in effect, the potentially dilutive effects of 59,756,142 due to convertible preferred stock series B were not considered in the calculation of EPS as the effect would be anti-dilutive on April 30, 2017. There were no convertible preferred stock series B outstanding as of April 30, 2016.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Non-Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provision of ASC 505-50, “Equity Based Payments to Non-Employees” (“ASC 505-50”), which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest.

Reclassifications

Certain amounts in previous periods have been reclassified to conform to 2017 classifications.

F-13

Related Parties

In accordance with ASC 850 “Related Party Disclosures” a party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. (the “ASU”). Part I of this ASU changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features and clarifies existing disclosure requirements. Part II does not have an accounting effect. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. Management is currently evaluating the potential impact of these changes on the consolidated financial statements of the Company.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842) (the “ASU”). The ASU requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The ASU allows for early adoption, however, management is currently evaluating the potential impact of these changes on the consolidated financial statements of the Company.

In April 2015, the FASB issued Accounting Standard’s Update No. 2015-03 “Interest Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” The update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The recognition and measurement guidance for debt issuance costs are not affected by this update. The adoption of the guidance did not have a material impact on the Company’s Consolidated Financial Statements or the Notes thereto as it is a presentation matter.

We do not expect that any other recently issued accounting pronouncements will have a material impact on our consolidated financial statements.

Note 2. Rental Properties and Property Under Development

Rental properties and property under development at April 30, 2017 and 2016 are summarized as follows:

	April 30,	April 30,
	2017	2016
Rental properties	$764,454	$1,012,698
Less: accumulated depreciation	(32,431)	(6,138)
Rental properties, net of accumultaed depreciation	$732,023	$1,006,560

Property under development	$-	$294,179

Depreciation expense for the years ended April 30 2017 and 2016 totaled $29,790 and $6,138, respectively.

F-14

The Company owned ten and thirteen rental properties as of April 30, 2017 and 2016, respectively. The Company held no properties and one property under development as of April 30, 2017 and 2016, respectively.

Note 3. Land under Development and Liability under Land Contract-Related Party

The Company held land under development in the amount of $500,000 and $0 as of April 30, 2017 and 2016 respectively. During the year ended April 30, 2017, the Company through its subsidiary Procon, purchased the first tract of land for residential real estate development. The purchased land was formerly owned by a relative of Contel’s majority shareholder. Under the terms of the definitive purchase agreement, the Company has recorded land at cost in the amount of $500,000, paid $50,000 of the purchase price and recorded a liability under land contract for the balance due in the amount of $450,000 as of April 30, 2017 and 2016. See Notes 1 and 10. No interest is due under the terms of the definitive purchase agreement. The payments are due as follows:

Year Ending	April 30 ,
2018	$50,000
2019	100,000
2020	100,000
2021	100,000
2022	100,000
$450,000

Note 4. Accounts Receivable

Accounts receivable totaled $15,957 and $1,194 at April 30, 2017 and 2016, respectively and is comprised of amounts rent due from tenants in the amount of $12,245 and $1,194 at April 30, 2017 and 2016, respectively and Procon’s accounts receivable in the amount of $11,107 and $0 at April 30, 2017 and 2016, respectively. During the year ended April 30, 2017, management determined the rent due from one tenant may not be collectible and an allowance for uncollectible accounts receivable was established in the amount of $7,395, resulting in net accounts receivable of $15,957 and $1,194 at April 30, 2017 and 2016, respectively. Bad debt expense in the amount of $7,395 and $0 is included in the accompanying Consolidated Statements of Operations for the years ended April 30, 2017 and 2016, respectively.

Note 5. Notes Receivable - Land Contracts and Gain on Sale of Properties and Property under Development

On May 20, 2016 the Company sold one of its rental properties located at 23270 Helen Street, with a selling price of $119,000. The Company received a deposit of $10,000 and issued a Land Contract to the buyer, for the balance owed in the amount of $109,000 to be paid in monthly installments, including principal and interest, beginning June 1, 2016 through June 1, 2019. The Land Contract bears interest at 9% per annum. In the fiscal year ended April 30, 2017 the Company recognized a deferred gain on the sale of this property in the amount of $41,507, which is offset against the receivable balance on the face of balance sheet. The balance due under this Land Contract totaled $108,280 plus accrued interest in the amount of $1,655 as of April 30, 2017. At April 30 2017 the deferred profit on the sale of this property totaled $41,507. See Note 1.

On June 25, 2016 the Company sold a second one of its rental properties located at 21421 Greenview Avenue with a selling price of $109,000. The Company received a deposit of $12,000 and issued a Land Contract to the buyer, for the balance owed in the amount of $97,000, to be paid in monthly installments, including principal and interest, beginning August 1, 2016 through June 30, 2019. The Land Contract bears interest at 9% per annum. In the fiscal year ended April 30, 2017 the Company recognized a deferred gain on the sale of this property in the amount of $96, which is offset against the receivable balance on the face of balance sheet. The balance due under this Land Contract totaled $96,276 plus accrued interest in the amount of $1,567 as of April 30, 2017. At April 30 2017 the deferred profit on the sale of this property totaled $96. See Note 1.

F-15

During the year ended April 30, 2017, management determined the amounts due under the land contracts may not be collectible in full and an allowance for uncollectible accounts was established in the amount of $4,800 for the portion management determined may not be collectible based on payment history. Notes receivable - land contracts, net of allowance total $199,756 and $0 at April 30, 2017 and 2016, respectively. Bad debt expense in the amount of $4,800 and $0 is included in the accompanying Consolidated Statements of Operations for the years ended April 30, 2017 and 2016, respectively.

On November 4, 2016 the Company sold a third one of its rental properties located at 29108 Tessmer Court with a selling price of $77,000. The entire $77,000 was received in cash (net of costs) in the fiscal year ended April 30, 2017. In the fiscal year ended April 30, 2017 the Company recognized a gain on the sale of this property in the amount of $18,650.

On April 28, 2017 the Company sold its property under development located at 24442 Kinsel Street with a selling price of $270,000. The entire $270,000 was received in cash (net of costs) in the fiscal year ended April 30, 2017. In the fiscal year ended April 30, 2017 the Company recognized a loss on the sale of this property under development in the amount of $39,285. In connection with this sale, the Company paid in full the amount due to the Company’s controller in the amount of $40,000. See Note 12.

Note 6. Business Combination and Impairment of Goodwill

On March 8, 2016, the Company restructured its working arrangements with AMREFA through entry into a purchase agreement, amended March 16, 2016, with AMREFA for the purchase of a 100% interest in AMREFA’s U.S. subsidiary, ARG LLC (ARG), which holds real estate properties in Birmingham, Michigan, that were purchased by AMREFA and which the Company managed for AMREFA. The Company paid the purchase price of $1,285,000 by the issuance to AMREFA of 8,093,541 shares of a new Series B Preferred Stock however at April 30, 2016 the shares had not been issued and the Company recorded a note payable to AMREFA in the amount $1,157,270 including a present value discount of $127,730. During the fiscal year ended April 30, 2017 the 8,093,541 shares of Series B Preferred Stock were issued to AMREFA and the note payable to AMREFA in the amount $1,170,811 was paid in full. At April 30, 2017 and 2016 the note payable balance due AMREFA totaled $0 and $1,170,811, net of $0 and $114,189 of unamortized discount, respectively. During the years ended April 30, 2017 and 2016, $20,609 and $13,541 was recognized as amortization of debt discount, respectively.

The acquisition is accounted for under ASC 805 Business Combination and the transaction is recorded at fair value on acquisition date. The Company recorded Goodwill in the amount of $180,011 in connection with the purchase of ARG.

The Company performed goodwill impairment testing for 2017 and determined there was an impairment. As such, the entire balance of $180,011 was written off.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

Cash	$71,840
Rental property and property under development	1,306,876
Accrued liabilities and interest	(14,357)
Notes payable	(387,100)

Total Identifiable Net Assets	977,259

Goodwill	180,011

Total Purchase Price	$1,157,270

F-16

Rental property and property under development

The fair value of rental property and property under development acquired is based on estimated selling prices of the properties, net of estimated selling costs.

Accrued liabilities and interest

The fair value of accrued liabilities and interest include amounts due to ProGreen Construction and Properties Management and accruals for interest on notes payable which approximate acquisition date amounts.

Notes payable

The fair value of notes payable comprises amounts due under promissory note agreements with a bank and the Company’s controller which approximate acquisition date amounts. See Notes 12 and 13.

Goodwill Impairment

During the year ended April 30, 2017, based on actual selling prices, net of selling costs, of the rental properties acquired from ARG, the Company determined the carrying amount of its net assets exceeded the estimated fair value and the Company recognized a goodwill impairment loss in the amount of $180,011. No such impairment loss was determined in the year ended April 30, 2016.

Note 7. Note Receivable - Related Party

On February 11 2016, the Company signed a definitive agreement with Inmobiliaria Contel S.R.L.C.V. (“Contel”) to finance the first tract of land of approximately 300 acres which is being developed by Contel for agriculture use in Baja California, Mexico. The Company’s Chief Executive Officer has made personal investments in this project, and has a 49.5% minority partnership interest in Contel The Company and its Chief Executive Office have no management or governance authority. Contel’s manager is not required to consult with him on any management decisions in the conduct of Contel’s business.

The Company initially committed to a contribution up to the amount of $350,000 and on February 1, 2017, the Company increased its commitment to contribute up to $1,000,000 from $350,000 to Contel. The Company accepts a share of Contel’s profits and losses and is entitled to recover all contribution upon completion of the sale of the property. In the years ended April 2017 and 2016, the Company contributed $580,500 and $110,000 to Contel, respectively, which is accounted for as an investment loan. Note Receivable - Related Party totaled $690,500 and $110,000 as of April 30, 2017 and 2016, respectively. See Note 1.

Note 8. Property and Equipment

Major classifications of property and equipment at April 30, 2017 and 2016 are summarized as follows:

	April 30,	April 30,
	2017	2016
Vehicles	$40,902	$40,902
Furniture	3,564	3,564
Office equipment	2,926	2,926
Total vehicles, furniture and equipment	47,392	47,392
Less: accumulated depreciation	(44,301)	(35,764)
Net carrying amount	$3,091	$11,628

Depreciation expense for the years ended April 30 2017 and 2016 totaled $8,537 and $10,913, respectively.

F-17

Note 9. Obligations Under Capital Leases

The Company leases a vehicle under a capital lease expiring in fiscal 2018. The following is a schedule by year of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of April 30, 2017:

Year ending April 30,
2018	$3,397
Total minimum lease payments	3,397

Less amounts representing interest	(24)
Present value of future minimum lease payments	$3,373

Total lease payments made in fiscal 2017 and 2016 were $8,152 and $8,152, consisting of $7,929 and $7,703 principal and $223 and $449 interest, respectively. Principal payments are shown on the Company’s Consolidated Statements of Cash Flow under Financing Activities. Interest expense is included in the Company’s Consolidated Statements of Operations.

The cost of the vehicles in the amount of $40,902 at April 30, 2017 and 2016, is included in the Company’s Consolidated Balance Sheets as a component of vehicles, furniture and equipment, and is being depreciated over the estimated useful life of five years. Depreciation expense of $8,180 and $10,415 is included in the Company’s Consolidated Statements of Operations for the years ended April 30, 2017 and 2016, respectively. During fiscal 2016 the Company sold one of the vehicles. The proceeds from the sale totaled $10,000 and the Company recognized a gain on the sale of the vehicle in them amount of $8,147 which is included in the Company’s Consolidated Statement of Operations for the year ended April 30, 2016.

Note 10. Reservation Deposits

In connection with Procon’s planned development of a residential community to be known as Cielo Mar (see Notes 1 and 3), located in Bahia de El Rosario, El Rosario, Baja California, Mexico (the “Development Project”); Procon has collected deposits (“Reservation Deposit”) in the amount of $12,500 from Depositors to reserve development lots until the first execution phase of the development and a Definitive Purchase Agreement is executed at which time the Depositor may proceed with the purchase which will result in the Reservation Deposit’s conversion to a purchase deposit. The Depositor may decide not to proceed with the purchase and the Reservation Deposit will be returned, unless waived in the Reservation Request, less 10% for administrative charges. Reservation deposits totaled $12,500 and $0 at April 30, 2017 and 2016, respectively. See Note 25.

Note 11. Notes Payable

Under the terms of a July 19, 2013 Investment Agreement (“AMREFA Agreement”) with AMREFA, as of April 30, 2015 the Company has notes payable to AMREFA totaling $289,346 plus accrued interest totaling $13,206. The notes payable and accrued interest were due in less than twelve months. However, pursuant to an Installment Payment Agreement (June 2015 Installment Payment Agreement) entered into on June 25, 2015 with AMREFA, the Company refinanced its outstanding principal and interest on loans to the Company from AMREFA. This agreement replaced all outstanding notes by a single 8% promissory note in the principal amount of $289,346, due July 15, 2017, amortized by installment payments of principal and interest commencing with an initial payment in July 2015 of $45,000, including accrued interest of $17,000, which payment was made on July 15, 2015. EIG, a major shareholder of the Company, guaranteed Progreen’s obligations under the June 2015 Installment Payment Agreement. During fiscal 2016 the Company made payments to AMREFA totaling $28,186 in connection with the June 2015 Installment Payment Agreement.

F-18

During the fiscal year ended April 30, 2017 in connection with the fiscal 2016 purchase of ARG, the note payable due to AMREFA under the June 2015 Installment Payment Agreement was paid in full and cancelled with the delivery of a $200,000 Mortgage Note payable to AMREFA together with issuance of 441,084 shares of Series B Preferred Stock to AMREFA, with a fair value of $65,000 in payment of note plus accrued interest. See Note 23. The amount due was comprised of $261,150 principal plus accrued interest of $14,653, for a total due to AMREFA of $275,803. In connection with this payment in full, during the fiscal year ended April 30, 2017, the Company recorded a gain on settlement of a liability in the amount of $10,803, which is included in other expenses and income in the accompanying unaudited Condensed Consolidated Statements of Operations.

The Mortgage Note is non-interest bearing and is secured by the property at 24442 Kinsel Street, Southfield, Michigan. The Mortgage Note is to be paid upon the sale of the Kinsel Street property. Notes payable to AMREFA totaled $200,000 and $265,150 as of April 30 2017 and 2016, respectively. Accrued interest due AMREFA totaled $0 and $14,653 as of April 30, 2017 and 2016, respectively. On April 28, 2017 the Kinsel Street property was sold and in May 2017 the Mortgage Note was paid in full.

During the year ended April 30, 2015, the Company entered into two notes payable in the form of noncash to the City of Southfield totaling $14,106 (collectively, the “Southfield debt”) to finance the City of Southfield’s assessments on one of the Company’s sold properties. The Southfield debt and accrued interest is due over a 17 year period commencing August 31, 2015. During the years ended April 30, 2017 and 2016 the Company recognized interest expense of $301 and $0, respectively. Accrued interest totaled $301 and $0 at April 30, 2017 and 2016, respectively.

The Company is indebted as follows:

	April 30, 2017	April 30, 2016,

Note Payable to City of Southfield dated October 29, 2014 bears a fixed rate of interest of 3.00% and requires interest only annual payments for the first three years of the note. Commencing in year four principal and interest are due in fifteen annual installments. The note payable is secured by a property located at 23270 Helen Street, Southfield Michigan.	$6,000	$6,000

Note Payable to City of Southfield dated September 19, 2014 bears a fixed rate of interest of 3.00% and requires interest only annual payments for the first three years of the note. Commencing in year four principal and interest are due in fifteen annual installments. The note payable is secured by a property located at 23270 Helen Street, Southfield Michigan.	8,106	8,106

Mortgage Note payable to AMREFA, is non-interest bearing and is secured by the property at 24442 Kinsel Street, Southfield, Michigan. The note is due upon the sale of the Kinsel Street Property.	200,000	-

Note Payable to AMREFA dated June 25, 2015 bears a fixed rate of interest of 8.00%. Payments plus accrued interest are due biannually as follows; January 15, 2016 $61,150, July 15, 2016 $65,000, January 15, 2017 $65,000 and July 15, 2017 $70,000. The note payable is guaranteed by a majority shareholder.	-	261,150
	$214,106	$275,256

Note 12. Notes Payable Related Parties

On August 2, 2016, the Company entered into a credit line promissory note (“Credit Line”) with its President and Chief Executive Officer (“President”) whereby the Company may borrow up to $250,000 with interest at a rate of five (5%) percent per annum due on July 31, 2017. The Credit Line is unsecured. During the fiscal year ended April 30, 2017 the Company borrowed $250,000 under the Credit Line. As a result of the derivatives calculation an additional discount of $39,299 was recorded. Notes payable related parties includes the amount due under the Credit Line with a balance outstanding of $250,000 less the unamortized discount of $14,947 as of April 30, 2017.

F-19

Amortization of the related discount totaled $24,352 for the year ended April 30, 2017. The Company recorded interest expense in connection with the Credit Line in the amount of $5,061 and $0 for the years ended April 30, 2017 and 2016, respectively. Accrued interest due under the Credit Line totaled $5,061 and $0 as of April 30, 2017 and April 30, 2016, respectively.

On February 21, 2017 the Company’s President entered into an additional one year 5% Promissory Note credit line agreement (“Credit Line 2”) whereby the Company may borrow up to $250,000 with interest at a rate of five (5%) percent per annum due on February 22, 2018. Credit Line2 is unsecured.

During the fiscal year ended April 30, 2017 the Company borrowed $205,000 under Credit Line 2. As a result of the derivatives calculation an additional discount of $51,303 was recorded. Notes payable related parties includes the amount due under the Credit Line with a balance outstanding of $205,000 less the unamortized discount of $43,058 as of April 30, 2017.

Amortization of the related discount totaled $8,245 for the year ended April 30, 2017. The Company recorded interest expense in connection with the Credit Line in the amount of $1,581 and $0 for the years ended April 30, 2017 and 2016, respectively. Accrued interest due under the Credit Line totaled $1,581 and $0 as of April 30, 2017 and April 30, 2016, respectively.

Also, in connection with the Credit Line, the Company issued the President common stock purchase warrants. The warrants entitle the President to purchase ten shares of common stock for each one ($1.00) dollar of total disbursements by the President to the Company, of up to 2,500,000 shares of common stock at an exercise price of $0.05. During the year ended April 30, 2017, 250,000 of these warrants were issued in various denominations between August 2, 2016 through February 21, 2017, resulting in a total number of warrant shares of 2,500,000 as of April 30, 2017. The warrants have a five year term. See Notes 14 and 15.

In connection with the Credit Line 2, the Company issued the President common stock purchase warrants. The warrants entitle the President to purchase ten shares of common stock for each one ($1.00) dollar of total disbursements by the President to the Company, of up to 2,500,000 shares of common stock at an exercise price of $0.05. During the year ended April 30, 2017, 205,000 of these warrants were issued in various denominations between February 22, 2017 through March 20, 2017, resulting in a total number of warrant shares of 2,050,000 as of April 30, 2017. The warrants have a five year term. See Notes 14 and 15.

In connection with the Company’s purchase of ARG, effective March 8, 2016 the Company assumed a $40,000 note payable plus accrued interest in the amount of $907, which was due to the Company’s controller under the terms of a promissory note payable effective November 27, 2015. The note bore a fixed rate of interest of 8.00% and required no monthly payments. Additional interest of 5% was paid upon payment of the note payable. The note was secured by the property at 24442 Kinsel Street, Southfield, Michigan which the Company acquired in the ARG purchase and was sold during the fiscal year ended April 30, 2017. Upon the sale of the Kinsel Street Property on April 28, 2017, the note was paid in full in the amount of $40,000 plus accrued interest of $6,604. See Notes 5 and 11.

The note payable to the Company’s controller had a balance outstanding of $0 and $40,000 as of April 30, 2017 and 2016, respectively and the Company recorded interest expense in connection with this note payable in the amount of $5,226 and $471 for the fiscal years ended April 30, 2017 and 2016, respectively. Accrued interest due under this note payable totaled $0 and $1,378 as of April 30, 2017 and 2016, respectively.

Effective February 9, 2016, the Company entered into an agreement with the Company’s largest stockholder, whereby EIG assumed all of the Company’s obligations under a November 5, 2009 (as amended) 13.5% convertible debenture due to RF, which agreed to assumption of the convertible debenture obligations by EIG. The convertible debenture was transferred to note payable related party, which is not convertible. The portion of the accrued interest assumed by EIG in the amount of $148,613 was transferred to accrued interest payable related party.

During the fiscal year ended April 30, 2017, in payment of the note payable related party the Company issued EIG 608,031 shares of Series A Preferred Stock with a total stated value equal to that of the agreed upon principal in the amount of $476,000 plus accrued interest in the amount of $148,613, for a total agreed upon amount of $624,613 and a fair value of $1,013,385. See Note 22. In connection with this payment in full, during the fiscal year ended April 30, 2017 the Company recorded a loss on settlement of a liability in the amount of $388,772 which is included in other expenses and income in the accompanying unaudited Condensed Consolidated Statements of Operations.

F-20

As of April 30, 2017 and 2016 the outstanding balance of the note payable due EIG was $0 and $476,000, plus accrued interest of $0 and $148,613, respectively.

Note 13. Note Payable Bank of Birmingham

In connection with the Company’s purchase of ARG, effective March 8, 2016 the Company assumed a $347,100 note payable plus accrued interest in the amount of $5,386, which was due to the Bank of Birmingham under the terms of a promissory note payable effective January 26, 2015. Principal was due in full on February 5, 2016.

Effective March 4, 2016 the Company entered into a new note payable to Bank of Birmingham in the amount of $490,000 which was comprised of the principal and interest due under the previous note ($352,486) plus additional proceeds and fees totaling $137,514, resulting in a note payable totaling $490,000. Interest is calculated at 6% per annum. Principal and interest in the amount of $3,534 are payable monthly commencing May 5, 2016 until April 5, 2021 when the then outstanding principal and interest are due. The note is secured by all properties and related rents which the Company acquired in the ARG purchase. See Note 6.

The note payable had a balance outstanding of $450,258 and $490,000 as of April 30, 2017 and 2016, respectively and the Company recorded interest expense in connection with this note payable in the amount of $31,753 and $2,858 for the years ended April 30, 2017 and 2016, respectively. Accrued interest due under the note payable totaled $1,953 and $2,858 as of April 30, 2017 and April 30, 2016, respectively.

Principal payment requirements on the notes payable to Bank of Birmingham for the years ending after April 30, 2017 are as follows:

2018	$15,442
2019	16,408
2020	17,367
2021	401,041
Thereafter	-
Total	$450,258

Note 14. Fair Value Measurement

The Company utilizes the accounting guidance for fair value measurements and discloses for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis during the reporting period.

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The three levels of valuation hierarchy are defined as follows:

Level 1 -	Observable inputs such as quoted market prices in active markets.

Level 2 -	Inputs other than quoted prices in active markets that are either directly or indirectly observable.

Level 3 -	Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions.

F-21

During fiscal year ended April 30, 2017 and 2016, the Company held certain financial instruments that were measured at fair value on a recurring basis. The Company determined that the convertible feature of the convertible note should be classified as a derivative liability under ASC 815-15 – “Derivatives and Hedging”. The fair value of the embedded instrument were categorized as Level 3.

As of April 30, 2017 and 2016, the financial instruments that are measured at fair value on a recurring basis consisted of convertible debt totaling $105,000 and $0 with a derivative liability totaling $361,742 (including 10,550,000 stock warrants) and $0 at April 30, 2017 and 2016, respectively, which are categorized as Level 3. The related loss on derivatives totaled $7,793 and $170,901 for the fiscal years ended April 30, 2017 and 2016, respectively.

See Notes 12, 15 and 16.

Note 15. Derivative Liabilities

During the fiscal year ended April 30, 2017, the Company identified conversion features embedded within its convertible debt. See Note 16. The Company has determined that the conversion feature of the Hoppel convertible note represents an embedded derivative since the Note is convertible into a variable number of shares upon conversion. Accordingly, the Note is not considered to be conventional debt and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The Hoppel convertible note tainted all other convertible instruments (all warrants) and these convertible instruments were treated as derivatives as well.

Therefore, the fair value of the derivative instruments has been recorded as liabilities on the balance sheet with the corresponding amount recorded as discounts to the Notes. Such discounts will be accreted from the issuance date to the maturity date of the Notes. The change in the fair value of the derivative liabilities will be recorded in other income or expenses in the statement of operations at the end of each period, with the offset to the derivative liabilities on the balance sheet. The fair value of the embedded derivative liabilities on the convertible notes were determined using a multinomial lattice models on the issuance dates with the assumptions in the table below. The fair value of the warrants was calculated using a Black-Scholes valuation model.

The fair value of the Company’s derivative liabilities at April 30, 2017 is as follows:

April 30, 2016 balance	$-
Discount on debt	270,647
Reclass from equity due to tainting	83,302
Fair value mark- to market adjustment	7,793
Derivatives liabilities, balance	$361,742

The fair values at the commitment dates and remeasurement dates for the convertible debt and warrants treated as derivative liabilities are based upon the following estimates and assumptions made by management for the fiscal year ended April 30, 2017:

The stock prices ranged from $0.0214 to $0.0239 in this period would fluctuate with the Company projected volatility;

An event of default for the Convertible Note would occur 0% of the time, increasing 0.5% per month to a maximum of 5%;

F-22

Alternative financing for the Convertible Notes would be initially available to redeem the note 0% of the time and increase monthly by 1% to a maximum of 10%;

The Holder would automatically convert (limited by trading volume and ownership limits of 4.99% to 9.99%) the note starting after 180 days if the company was not in default.

The projected annual volatility for each valuation period was based on the historical volatility of the Company and the remaining term of the instrument and ranged from 86% to 164% and 295% to 305%.

Default at maturity would occur 100% of the time for the Hoppel Notes and they would convert at a percentage of market.

The risk-free rates were based on the remaining term of the instrument and ranged from 0.68% to 1.90%.

2016 Activity

During fiscal 2016, $425,413 of derivative liability was recorded as the notes became convertible of which $140,925 was recorded as debt discount, $23,547 as loss on derivative liability and $260,941 as re-class of equity to liability.

Upon full conversion of the convertible notes, $147,354 was recorded as loss on derivative liability, $140,925 of debt discount was fully amortized, $212,694 was re-classified from derivative to equity and $360,073 was extinguished through equity from derivative liability.

The fair value of the embedded derivative liabilities were determine using the Black -Sholes valuation model on the issuance dates with the assumptions in the table below for the fiscal year ended April 30, 2016:

Expected dividends	0%
Expected Volatility	166%- 676%
Stock price	$0.001 - $ .01
Discount rate	.04% -. 77%

Note 16. Financing Agreement and Convertible Debentures

Tangiers Convertible Note and Financing Agreement

On August 25, 2016, the Company entered into an Amended and Restated 5.83% Fixed Convertible Promissory Note with Tangiers Global, LLC (“Tangiers convertible note”). This note amended the previously entered into 5.83% Fixed Convertible Promissory Note dated June 23, 2016 in the principal amount of $22,000 including an original issue discount in the amount of $2,000. This convertible note is due and payable on June 23, 2017 with guaranteed interest of 5.83% of the principal amount. This note is convertible at the election of the Holder from time to time after the issuance date. The note converts at $0.03. Conversion is limited such that the holder cannot exceed 9.99% beneficial ownership. In the event of default, the amount of principal not paid is subject to a default interest rate of 15% and a default penalty of 35%.

The Company may prepay the amounts outstanding to the holder at any time up to the 180th day following the issue date of this note by making a payment to the note holder of an amount in cash equal to 115% (for the first 90 days) up to 135%, multiplied by the sum of: the then outstanding principal amount of this Note plus accrued and unpaid interest on the unpaid principal amount of this Note. On December 9, 2016, the Company amended the Tangiers convertible note as follows; The Company may prepay the amounts outstanding to the holder at any time up to the 204th day following the issue date of this note by making a payment to the note holder of an amount in cash equal to: 115% (for the first 90 days), 125% (for the next 91-135 days), 135% (for the next 136-180 days) multiplied by the then outstanding principal amount of this Note or $31,200 (135% of Principal plus $1,500, including interest). After January 16, 2017 the Note may not be prepaid without consent from the Holder. If the Note is in default (as defined by the Original Note) the Company may not prepay the note without consent of the Holder.

F-23

In connection with the Tangiers convertible note, the Company issued Tangiers a Common Stock Purchase Warrant. The warrant entitled the holder to purchase up to 4,000,000 shares of common stock at an exercise price of $0.02. The warrant expires on June 23, 2021. The warrant contains standard adjustments for stock dividends and splits, allows cashless exercise, and provides for alternative consideration or cash payment upon a fundamental transaction.

The Tangiers convertible note was redeemed in full on January 9, 2017. Amortization of the related discount totaled $2,000 for the nine months ended January 31, 2017. Interest in the amount of $9,200 was paid in the final settlement of Tangiers convertible note.

On June 23, 2016, the Company entered into a $5,000,000 equity line financing agreement (“Investment Agreement”) with Tangiers Global, LLC, Dorado, Puerto Rico and filed a Registration Statement for the financing with the SEC on August 31, 2016. The registration statement was declared effective by the Securities and Exchange Commission on January 31, 2017. The financing is over a maximum of 36 months. A maximum of 75 million (75,000,000) shares of the Company’s common stock have been registered for this financing. As of April 30, 2017, there have been no draws under the Investment Agreement; thus, the outstanding balance totaled $0 at April 30, 2017 and 2016.

EMA Financial, LLC Convertible Note

On April 3, 2017, the Company issued a convertible promissory note in the principal amount of $113,000 to EMA Financial, LLC (“EMA Convertible Note”). This convertible note is due and payable on April 3, 2018 plus interest on the unpaid principal balance at a rate of 10% per annum. The Holder shall have the right, in its sole and absolute discretion, as of the date which is one hundred and eighty days following the Closing Date (April 3, 2017), to convert all or any part of the outstanding amount due under this Note into fully paid and nonassessable shares of Common Stock. The conversion price shall equal the lower of: (i) the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Closing Date, and (ii) 55% of either the lowest sale price for the Common Stock on the Principal Market during the fifteen (15) consecutive Trading Days immediately preceding the Conversion Date or the closing bid price.

The Company may prepay the amounts outstanding to the holder at any time up to the 180th day (the “Prepayment Date”) following the issue date of this note by making a payment to the note holder of an amount in cash equal to 120% (for the first 90 days) up to 125%, multiplied by the sum of: the then outstanding principal amount of this Note plus accrued and unpaid interest on the unpaid principal amount of this Note plus Default Interest, if any. After the Prepayment Date, the Note may not be prepaid. In connection with the EMA Convertible Note the Company paid $6,800 in debt issuance costs which are being amortized to interest expense using the effective interest method. During the year ended April 30, 2017 the Company recognized interest expense in the amount of amount of $522 relating to the amortization of the debt issuance costs. The unamortized balance of debt issuance costs totaled $6,278 at April 30, 2017. The Company recorded interest expense in connection with the EMA Convertible Note in the amount of $868 and $0 for the years ended April 30, 2017 and 2016, respectively. Accrued interest due under the EMA Convertible Note totaled $868 and $0 as of April 30, 2017 and April 30, 2016, respectively.

Silo Equity Partners Venture Fund LLC Convertible Note

On March 22, 2017, the Company issued a convertible promissory note in the amount of principal amount of $100,000 to Silo Equity Partners Venture Fund LLC (“Silo Convertible Note”). This convertible note is due and payable on September 22, 2017 plus interest on the unpaid principal balance at a rate of 8% per annum. The Holder shall have the right, in its sole and absolute discretion, as of the date which is one hundred and eighty days following the Closing Date (March 22, 2017), to convert all or any part of the outstanding amount due under this Note into fully paid and nonassessable shares of Common Stock. The conversion price hereunder (the “Conversion Price”) shall equal the lower of: (i) the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Closing Date, and (ii) 50% of the lowest sale price for the Common Stock on the Principal Market during the fifteen (15) consecutive Trading Days immediately preceding the Conversion Date.

The Company may prepay the amounts outstanding to the holder at any time up to the 180th day (the “Prepayment Date”) following the issue date of this note by making a payment to the note holder of an amount in cash equal to 115% (for the first 60 days), to 120% (between 61 -120 days) up to 125% (anytime after 120 days) , multiplied by the sum of: the then outstanding principal amount of this Note plus accrued and unpaid interest on the unpaid principal amount of this Note plus Default Interest, if any. The Company recorded interest expense in connection with the Silo Convertible Note in the amount of $858 and $0 for the years ended April 30, 2017 and 2016, respectively. Accrued interest due under the Silo Convertible Note totaled $858 and $0 as of April 30, 2017 and April 30, 2016, respectively.

F-24

Tangiers Global, LLC Convertible Note

On March 21, 2017, the Company issued a convertible promissory note in the amount of principal amount of $105,000 to Tangiers Global, LLC (“Tangiers Convertible Note”) including an Original Issue Discount (“OID”) of $5,000. This convertible note is due and payable on September 21, 2018 plus interest on the unpaid principal balance at a rate of 7% per annum. At any time after 180 days from the Effective Date (March 21,2017) of the Note, the Holder shall have the right, at the Holder’s sole option, at any time and from time to time to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock as per the Conversion Formula. The conversion price is $.015. The Company may prepay the amounts outstanding to the holder at any time up to the 180th day (the “Prepayment Date”) following the issue date of this note by making a payment to the note holder of an amount in cash equal to 100% of Principal amount (for the first 89 days), to 115% of Principal amount (between 90 -120 days) to 120% of Principal amount (between 121 -150 days) and to 125% of Principal amount (between 151-180 days). After 180 days from the Effective Date this Note may not be prepaid without written consent from Holder, which consent may be withheld,

During the year ended April 30, 2017 the Company recognized interest expense in the amount of amount of $366 relating to the amortization of the original issue discount. The unamortized balance of original issue discount totaled $4,634 at April 30, 2017. The Company recorded interest expense in connection with the Tangiers Convertible Note in the amount of $807 and $0 for the years ended April 30, 2017 and 2016, respectively. Accrued interest due under the Tangiers Convertible Note totaled $807 and $0 as of April 30, 2017 and April 30, 2016, respectively.

Bellridge Capital, LP

On March 15, 2017, the Company issued a convertible promissory note in the amount of principal amount of $105,000 to Bellridge Capital, LP (“Bellridge Convertible Note”) including an OID of $5,000 This convertible note is due and payable on March 15, 2018 plus interest on the unpaid principal balance at a rate of 10% per annum. At any time after the sooner to occur of (i) 180 days from March 15, 2017 (ii) when the shares issuable upon conversion of this Debenture have been registered on a registration statement that has been declared effective by the Commission or (iii) if the Company is in breach or default of any of the Transaction Documents and until this Debenture is no longer outstanding (including principal and accrued but unpaid interest on any principal being converted, if any) shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time. The conversion price hereunder (the "Conversion Price") shall equal the 55% of the lowest trading price for the Company's Common Stock on the Trading Market for the 15 Trading Days prior to the conversion.

During the first six months this Note is in effect, the Company may redeem this Note by paying to the Holder an amount as follows: (i) if the redemption is prior to the 90th day this Note is in effect (including the 90th day), then for an amount equal to 115% of the unpaid principal amount of this Note along with any interest that has accrued during that period; (ii) if the redemption is on the 91st day this Note is in effect, up to and including the 120th day this Note is in effect, then for an amount equal to 120% of the unpaid principal amount of this Note along with any accrued interest; (iii) if the redemption is on the 121st day this Note is in effect, up to and including the 180th day this Note is in effect, then for an amount equal to 125% of the unpaid principal amount of this Note along with any accrued interest.

During the year ended April 30, 2017 the Company recognized interest expense in the amount of amount of $644 relating to the amortization of the original issuance discount. The unamortized balance of original issuance totaled $4,356 at April 30, 2017. The Company recorded interest expense in connection with the Bellridge Convertible Note in the amount of $1,334 and $0 for the years ended April 30, 2017 and 2016, respectively. Accrued interest due under the Bellridge Convertible Note totaled $1,334 and $0 as of April 30, 2017 and April 30, 2016, respectively.

F-25

Power Up Lending Group Ltd

On February 21, 2017, the Company issued a convertible promissory note in the amount of principal amount of $103,500 to Power Up Lending Group Ltd (“Power Up Convertible Note”). This convertible note is due and payable on November 30, 2017 plus interest on the unpaid principal balance at a rate of 12% per annum.

The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note (February 21,2017) and ending on the later of: (i) the Maturity Date (November 30, 2017) and (ii) the date of payment of the Default Amount (as defined in the Note), each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of the Note into fully paid and nonassessable shares of Common Stock. The conversion price hereunder (the “Conversion Price”) shall equal 58% multiplied by the average of the lowest 2 Trading Prices for the Common Stock during the 15 Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

The Company may prepay the amounts outstanding to the holder at any time up to the 180th day (the “Prepayment Date”) following the issue date of this note by making a payment to the note holder of an amount in cash equal to 120% (for the first 150 days) and to 125% (between 151 -180 days). After 180 days from the Effective Date this Note may not be prepaid.

In connection with the Power Up Convertible Note the Company paid $3,500 in debt issuance costs which are being amortized to interest expense using the effective interest method. During the year ended April 30, 2017 the Company recognized interest expense in the amount of amount of $845 relating to the amortization of the debt issuance costs. The unamortized balance of debt issuance costs totaled $2,655 at April 30, 2017.

The Company recorded interest expense in connection with the Power Up Convertible Note in the amount of $2,380 and $0 for the years ended April 30, 2017 and 2016, respectively. Accrued interest due under the Power Up Convertible Note totaled $2,380 and $0 as of April 30, 2017 and April 30, 2016, respectively.

Hoppel Convertible Notes

On September 13, 2016, the Company issued a convertible promissory note in the amount of principal amount of $105,000 to Lucas Hoppel (“Hoppel Convertible Note 1”). This convertible note is due and payable on March 13, 2017 with interest of a one-time charge of 7%. This note is convertible upon the event of default (as defined in the Hoppel convertible note agreement), if not cured within five calendar days following the default event, at the election of the Holder. The note converts at 65% of the average of the three daily lowest trades occurring during the fifteen previous trading days. Conversion is limited such that the holder cannot exceed 4.99% beneficial ownership, or 9.99% if the market capitalization is less than $2,500,000. In the event of default, the amount of principal not paid is subject to a 25% penalty and a daily penalty of $1,000 and the note becomes immediately due and payable.

In connection with Hoppel Convertible Note 1, the Company issued Lucas Hoppel a Common Stock Purchase Warrant. The warrant entitled the holder to purchase up to 1,000,000 shares of common stock at an exercise price of $0.05. The warrant expires on September 13, 2023. The warrant contains standard adjustments for stock dividends and splits, and allows cashless exercise after six months. In addition, Lucas Hoppel was issued 500,000 common shares as an inducement to enter into the financing. See Note 14. If the note has not been repaid in full and the share price at any time falls below $0.0125 after the six month repayment period, then the Company will issue an additional 500,000 shares.

A total of $105,000 debt discount was recorded on Hoppel Convertible Note 1 including original issuance discount of $5,000, stock issuance discount of $7,547 and derivative discount of $92,453. On March 16, 2017 Hoppel Convertible Note 1 was paid in full, in cash without any conversions. Amortization of the related discounts and interest expense totaled $105,000 and $7,350, respectively for the fiscal year ended April 30, 2017.

Note 16. Financing Agreement and Convertible Debentures - continued

On January 20, 2017, the Company issued a convertible promissory note in the amount of principal amount of $105,000 to Lucas Hoppel (“Hoppel Convertible Note 2”). This convertible note is due and payable on July 20, 2017 with interest of a one-time charge of 7%. This note is convertible upon the event of default (as defined in the Hoppel convertible note agreement), if not cured within five calendar days following the default event, at the election of the Holder. The note converts at 65% of the average of the three daily lowest trades occurring during the fifteen previous trading days. Conversion is limited such that the holder cannot exceed 4.99% beneficial ownership, or 9.99% if the market capitalization is less than $2,500,000. In the event of default, the amount of principal not paid is subject to a 25% penalty and a daily penalty of $1,000 and the note becomes immediately due and payable.

F-26

The Company may prepay the amounts outstanding to the holder, under either Hoppel convertible note, at any time up to the 180th day following the issue date of this note by making a payment to the note holder of an amount in cash equal to 100%(for the first 90 days) up to 120%, multiplied by the sum of: the then outstanding principal amount of the Note plus accrued and unpaid interest on the unpaid principal amount of the Note.

In connection with Hoppel Convertible Note 2, the Company issued Lucas Hoppel a Common Stock Purchase Warrant. The warrant entitled the holder to purchase up to 1,000,000 shares of common stock at an exercise price of $0.03. The warrant expires on January 20, 2022. The warrant contains standard adjustments for stock dividends and splits, and allows cashless exercise after six months. In addition, Lucas Hoppel was issued 926,000 common shares as an inducement to enter into the financing. See Note 22. If the note has not been repaid in full and the share price at any time falls below $0.0125 after the six month repayment period, then the Company will issue an additional 926,000 shares. The price of Common Shares fell below .0125 on January 25, 2017 resulting in an additional 926,000 shares due. These shares were not issued at April 30, 2017 and are part of a negotiation to restructure the Note. A total of $105,000 debt discount was recorded on Hoppel Convertible Note 2 including original issuance discount of $5,000, stock issuance discount of $12,408 and derivative discount of $87,592.

The outstanding Hoppel Convertible Note 2 balance totaled $57,739 at April 30, 2017, net of the unamortized discount of $47,261. Amortization of the related discounts totaled $57,739 for the fiscal year ended April 30, 2017. Accrued interest totaled $7,350 and $0 at April 30, 2017and April 30, 2016, respectively. See Notes 14 and 15.

KBM Worldwide, Inc. Convertible Note

Effective November 24, 2014, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with KBM Worldwide, Inc. (“KBM”), pursuant to which the Company issued KBM a convertible note in the amount of $43,000, bearing interest at the rate of 8% per annum (the “KBM Convertible Note”). The KBM Convertible Note provided KBM the right, during the period beginning on the date which is one hundred eighty (180) days following the date of the KBM Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) into shares of the Company’s common stock at a 39% discount from the market price of the common stock and is payable, together with interest thereon, on November 24, 2015. The Company had the right to repay the KBM Convertible Note prior to maturity (or conversion), provided that it pays 110% of such the outstanding principal amount and accrued and unpaid interest thereon) if the note is repaid within the first 30 days after the issuance date. The prepayment penalty increases to 120% if repayment is during the period which is 31 to 60 days after the issuance date; 125%, if repayment is during the period which is 61 to 90 days after the issuance date; 130%, if repayment is during the period which is 91 to 120 days after the issuance date; and 135%, if repayment is during the period which is 121 days to 180 days after the issuance date. After 180 days have elapsed from the issuance date, the Company had no right to prepay the KBM Convertible Note.

F-27

During the year ended April 30, 2016 KBM converted the KBM Convertible Note into a total of 19,018,480 shares of Common Stock at a fair value as follows:

Conversion Date	Number of Shares of Common Stock	Principal and Interest Amount Converted *(i)	Price per Share
May 26, 2015	1,967,213	$12,000	$0.00610
July 20, 2015	5,204,839	16,135	$0.00310
August 14, 2015	6,235,714	8,730	$0.00140
August 17, 2015	5,610,714	7,855	$0.00140
Totals - Year ended April 30, 2016	19,018,480	$44,720

(i) Includes accrued interest of $1,720.

There was no remaining principal balance or accrued interest due under the KBM Convertible Note at April 30, 2016. See Note 21. Interest expense relating to this KBM debenture totaled approximately $0 and $240 for years ended April 30, 2017 and 2016, respectively. Accrued interest due totaled $0 at April 30, 2017 and 2016.

JMJ Financial Convertible Note

Effective September 10, 2015 the Company entered into a Convertible Promissory Note (“JMJ Note”) with JMJ Financial (“JMJ”) pursuant to which the Company issued JMJ Financial a convertible note in the amount of $250,000 with an original issue discount in the amount of $25,000. The principal amount due JMJ is based on the consideration paid. The maturity date is two years from the effective date of each payment. On September 10, 2015 the Company received consideration of $30,000 for which an original issue discount of $3,333 was recorded. There were no additional borrowings under the JMJ Note during the quarter ended January 31, 2016. The Company did not repay the JMJ Note on or before 90 days from the effective date, thus the Company was not able to make further payments on this JMJ Note prior to the maturity date and a one-time interest charge of 12% was applied to the principal amount. The JMJ Note provided JMJ the right at any time, to convert the outstanding balance (including accrued and unpaid interest) into shares of the Company’s common stock at 60% of the average of two lowest trade prices in the 20 trading days previous to the conversion, additional discounts may apply in the case that conversion shares are not deliverable or if the shares are ineligible.

During the year ended April 30, 2016 JMJ Financial converted the JMJ Convertible Note in its entirety and the original issue discount of $3,333 was fully amortized upon conversion, into a total of 44,738,207 shares of Common Stock at a fair value as follows:

Conversion Date	Number of Shares of Common Stock	Principal and Interest Amount Converted *(i)	Price per share
February 25, 2016	14,575,000	$3,498	$0.00024
March 17, 2016	15,300,000	13,770	$0.00090
March 28, 2016	14,863,207	20,065	$0.00135
Totals - Year ended April 30, 2016	44,738,207	$37,333

(i) Includes accrued interest of $4,000

See Note 21

F-28

Vis Vires Convertible Notes

Effective March 25, 2015, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with Vis Vires pursuant to which the Company issued Vis Vires a convertible note in the amount of $33,000, bearing interest at the rate of 8% per annum (the “March 2015 Vis Vires Convertible Note”). The March 2015 Vis Vires Convertible Note provided Vis Vires the right, during the period beginning on the date which is one hundred eighty (180) days following the date of the March 2015 Vis Vires Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) into shares of the Company’s common stock at a 39% discount from the market price of the common stock and is payable, together with interest thereon, on March 16, 2016. The Company had the right to repay the March 2015 Vis Vires Convertible Note prior to maturity (or conversion), provided that it pays 110% of such the outstanding principal amount and accrued and unpaid interest thereon) if the note is repaid within the first 30 days after the issuance date. The prepayment penalty increases to 115% if repayment is during the period which is 31 to 60 days after the issuance date; 120%, if repayment is during the period which is 61 to 90 days after the issuance date; 125%, if repayment is during the period which is 91 to 120 days after the issuance date; 130%, if repayment is during the period which is 121 days to 150 days after the issuance date and 135% if repayment is during the period which is 151 days to 180 days after the issuance date. After 180 days have elapsed from the issuance date, the Company had no right to prepay the March 2015 Convertible Note.

Effective May 11, 2015, the Company entered into a second Securities Purchase Agreement with Vis Vires pursuant to which the Company issued Vis Vires a convertible note in the amount of $38,000, bearing interest at the rate of 8% per annum (the “May 2015 Vis Vires Convertible Note”). The May 2015 Vis Vires Convertible Note provides Vis Vires the right, during the period beginning on the date which is one hundred eighty (180) days following the date of the Vis Vires Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) into shares of the Company’s common stock at a 39% discount from the market price of the common stock and is payable, together with interest thereon, on April 23, 2016. The Company had the right to repay the Vis Vires Convertible Note prior to maturity (or conversion), provided that it pays 110% of such the outstanding principal amount and accrued and unpaid interest thereon) if the note is repaid within the first 30 days after the issuance date. The prepayment penalty increases to 115% if repayment is during the period which is 31 to 60 days after the issuance date; 120%, if repayment is during the period which is 61 to 90 days after the issuance date; 125%, if repayment is during the period which is 91 to 120 days after the issuance date; 130%, if repayment is during the period which is 121 days to 150 days after the issuance date and 135% if repayment is during the period which is 151 days to 180 days after the issuance date. After 180 days have elapsed from the issuance date, the Company had no right to prepay the Vis Vires Convertible Note.

Note 16. Financing Agreement and Convertible Debentures - continued

During the year ended April, 2016 Vis Vires converted all of the March 2015 Vis Vires Convertible Note and May 2015 Vis Vires Convertible Note into a total of 155,333,549 shares of Common Stock at a fair value as follows:

Conversion Date	Number of Shares of Common Stock	Principal Amount Converted (i)	Price per Share
September 24, 2015	13,655,738	$8,330	$0.00061
December 29, 2015	15,020,833	3,605	$0.00024
December 30, 2015	15,020,833	3,605	$0.00024
January 13, 2016	18,027,027	6,670	$0.00037
January 29, 2016	11,270,833	2,705	$0.00024
February 16, 2016	20,935,484	6,490	$0.00031
February 17, 2016	7,878,378	1,595	$0.00020
February 17, 2016	13,081,081	4,840	$0.00037
February 18, 2016	25,147,887	17,855	$0.00071
February 22, 2016	15,295,455	15,305	$0.00100
Totals - Year ended April 30, 2016	155,333,549	$71,000

(i) Includes accrued interest of $2,840

See Note 21.

Interest expense relating to the Vis Vires debentures totaled approximately $0 and $4,174 for years ended April 30, 2017 and 2016, respectively. Accrued interest due totaled $0 at April 30, 2017 and April 30, 2016, respectively.

F-29

Note 17. Related Party Advances

In July 2015 EIG, a major shareholder of the Company, advanced the Company $46,000. In November 2015 EIG advanced the Company an additional $13,000. By agreement between EIG and the Company, these advances had no established repayment terms nor did they earn interest and they were unsecured. During the year ended April 30, 2017 in payment of the non-interest bearing advances due EIG in the amount of $59,000 the Company issued 59,000 shares of Series A Preferred Stock to EIG. In connection with this payment in full, during the year ended April 30, 2017 the Company recorded a loss on settlement of a liability in the amount of $39,333, which is included in other expenses and income in the accompanying Consolidated Statements of Operations. Related party advances totaled from EIG totaled $0 and $59,000 at April 30, 2017 and 2016, respectively.

The Company has entered into subscription agreements with three stockholders, Jan Telander, the Company’s President and CEO; Ulf Telander, the CEO of EIG; and Frederic Telander, the CEO of SolTech Energy Sweden AB.

The subscription agreements provided for the investment in the Company by each of the three stockholders of $100,000 through the purchase of 100,000 shares each of Series A Preferred Stock. During the last quarter of fiscal 2016, the Company received $200,000 as payment for 200,000 of the shares. The shares were issued subsequent to April 30, 2016 thus the Company recorded an amount due stockholders in the amount of $200,000 at April 30, 2016.

The remaining 100,000 shares in the amount of $100,000 were purchased subsequent to April 30, 2016. During the year ended April 30, 2017, in connection with the amount due stockholders in the amount of $200,000, the Company issued 200,000 shares of Series A Preferred Stock. Amount due stockholders totaled $0 and $200,000 at April 30, 2017 and April 30, 2016, respectively.

Note 18. Corporate Lease Agreement

Effective April 1, 2016, the Company entered into a lease agreement for office space for a period of thirty-six (36) months. The monthly lease payments for the period April 1, 2016 through March 1, 2017 total $872, for the period April 1, 2017 through March 1, 2018 total $903 and the period April 1, 2018 through March 1, 2019 total $934. Lease payments are as follows:

Year ending April 30,	Rental Amount
2018	$10,867
2019	10,274
Thereafter	-
$21,141

At the beginning of the lease the Company paid a security deposit of $934, which is reflected as other assets on the April 30, 2017and 2016 balance sheets.

During 2017 and 2016, the Company recorded $10,464 and $18,342 in rental expense which includes rent from the prior lease which expired during fiscal 2016.

See Note 25

F-30

Note 19. Income Taxes

For tax purposes the Company has federal net operating loss (“NOL”) carryovers of $3,300,000 that are available to offset future taxable income. These NOL carryovers expire beginning in the year 2030. As a result of the Company’s reorganization, as further described in Note 1, the NOL carryovers generated prior to the reorganization are limited by Section 382 of the Internal Revenue Code resulting in no NOL carryover for the years prior to reorganization. Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	April 30, 2017	April 30, 2016

Deferred tax assets:
NOL carryovers	$628,762	$412,432
Amortization of debt discount	(33,048)	(23,670)
Accrued interest	-	(7,359)
Loss on settlement of related party liabilities, Series A	(64,216)	-
Warrants issued for services	(2,477)	-
Gain on settlement of liabilities, Series B	1,620	-
Loss from sale of rental properties	(3,095)	-
Gain/Loss on change in FV of derivative liabilities	(1,169)	(25,635)
Compensation - Restricted stock units	(994)	(1,725)
Bad debt expense	(1,494)	-
Stock issued under services contracts	-	(8,025)
Impairment of goodwill	(27,002)	-
Depreciation expense	(5,749)	(2,558)
Total deferred tax assets	491,138	343,460

Valuation allowance	(491,138)	(343,460)
Net deferred tax assets	$-	$-

The Company periodically assesses whether it is more likely than not that it will generate sufficient taxable income to reduce the deferred tax assets. The ultimate realization of these assets is dependent upon generation of future taxable income sufficient to offset the related deductions and NOL carryovers within the applicable carryover periods as previously discussed. Management is unsure of the Company’s ability to generate sufficient taxable income to realize the deferred tax assets. As such, the Company has recorded a valuation allowance for the entire net deferred tax asset.

The effective rate used for estimation of deferred taxes was 15% for the years ended April 30, 2017 and 2016.

The tax years that remain subject to taxing authorities’ examination at April 30, 2017 are 2010 through 2017. The Company’s policy is to classify penalties and interest associated with uncertain tax positions, if required, as a component of its income tax provisions.

F-31

Note 20. Preferred Stock

On July 8, 2009 the Company’s Articles of Incorporation were amended to authorize the issuance of Ten Million (10,000,000) shares of Preferred Stock with a par value $0.0001 per share (“Preferred Stock”). Shares of the Preferred Stock of the Company may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation, number of shares, or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers and such preferences and relative, participating optional or other special rights and such qua1ifications, limitations or restrictions thereof. as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the; authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

As of April 30, 2017 and 2016, 9,501,656 and no shares, respectively, were issued and outstanding. See Notes 22 and 23.

Note 21. Common Stock

On February 9, 2016 the Company’s Articles of Incorporation were amended to authorize the issuance of One Billion Five Hundred Million (1,500,000,000) shares of Common Stock with a par value $0.0001 per share (“Common Stock”). On December 6, 2016 the Company amended its Certificate of Incorporation to reduce the number of shares of common stock the Company is authorized to issue from 1,500,000,000 to 950,000,000.

The terms and provisions of the Common Stock are as follows:

Voting Rights

The holders of shares of Common Stock shall be entitled to one vote for each share held with respect to all matters voted on by the stockholders of the Corporation.

Liquidation Rights

Subject to the prior and superior right of the Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed. Such funds to be paid to the holder of Common Stock shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

Dividends

Dividends may be paid on the Common Stock as and when declared by the Board of Directors.

On August 10, 2016, in payment of accrued interest due RF in the amount of $50,700, the Company issued 1,690,000 shares Common Stock, to RF.

On August 10, 2016, the Company issued the remaining 9,775,171 shares of Common Stock due EIG under the Stock Subscription for which the proceeds were received in a prior year.

In connection with Hoppel Financing on October 17, 2016 and January 26, 2017, the Company issued 500,000 and 926,000 shares of Common Stock, respectively. See Note 16.

On May 7, 2015 2,500,000 shares of Common Stock which was recorded at fair value of $ .010 per common stock share, were issued to an outside investor in payment of professional services in the amount of $ 25,000.

On June 4, 2015 5,000,000 shares of Common Stock, which was recorded at fair value of $ .00057 per common stock share, were issued to an outside investor in payment of professional services in the amount of $28,500.

During fiscal year 2016, the Company issued 219,090,236 Common stock to settle conversions of $155,893 of the principal amounts of convertible debentures and accrued interest.

F-32

As of April 30, 2017 and 2016, 349,811,110 and 336,919,939 shares of Common Stock were issued and outstanding, respectively.

On February 1, 2017 the Company issued a total of 3,000,000 of common stock warrants to two outside consultants. The warrants have an exercise price of $.0110 and expire on February 1, 2022. The warrants vest in one-third increments on April 30, 2017, 2018 and 2019. The fair value of the warrants was calculated using a Black-Scholes valuation model. As a result of this fair value calculation the Company recognized a loss in the amount of $16,516 for the year ended April 30, 2017.

Note 22. Series A Preferred Stock

On February 9, 2016, the Board of Directors of the Company authorized the issuance of an aggregate of 1,000,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”); par value $.0001 per share, and a Stated Value of $1.00 per share (the “Stated Value”) with the following terms:

Distributions:

So long as any shares of Series A Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of ninety percent (90%) of the shares of Series A Preferred Stock then outstanding (the “Requisite Holders”), (a) redeem, repurchase or otherwise acquire directly or indirectly any Common Stock of the Company (“Common Stock”) (b) directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Common Stock or (c) set, aside any monies to the purchase or redemption (through a sinking fund or otherwise) of any Common Stock. The sale, conveyance or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a voluntary liquidation, dissolution or winding up of the Company for purposes of this paragraph. The merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company shall not he deemed to be an event of liquidation, dissolution or winding up, if the holders of the Series A Preferred Stock outstanding upon the effectiveness of such merger or combination, receive for each share of Series A Preferred Stock one share of preference stock of the resulting or surviving corporation, which share of preferred stock will have rights and privileges roughly equivalent to the rights and privileges of the Series A Preferred Stock.

Dividends:

Holders of Series A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor.

Voting Rights and Negative Covenants

The Series A Preferred Stock shall have the right to vote together with holders of Common Stock on an as “as converted basis”, on any matter that the Company’s shareholders may be entitled to vote on, either by written consent or by proxy. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to effect adversely any rights of any holders of the Series A Preferred Stock, (d) increase the authorized or designated number of shares of Series A Preferred Stock. (e) issue any additional shares of Series A Preferred Stock (including the reissuance of any shares of Series A Preferred Stock converted for Common Stock), (f) issue any Senior Securities, or (g) enter into any agreement with respect to the foregoing.

F-33

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or a sale (a “Liquidation”), the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the Stated Value. and all other amounts in respect thereof of then due and payable prior to distribution or payment shall be made to the holders of any Common Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series A Preferred Stock shall be distributed among the holders of Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion

Conversion at the Option of the Holder - On and after January 1, 2017, each share of Series A Preferred Stock shall be convertible into Common Stock at a conversion price of S0.0033 per share (“Conversion Price”). To effect a conversion of Converted Shares, the Holder must deliver or fax an executed Notice of Conversion to the Company (“Conversion Notice”). The Conversion Notice shall be executed by the Holder of one or more shares of Series A Preferred Stock and shall indicate the Holder’s intention to convert the specific number of Converted Shares, representing all or a portion of the Holder’s shares of Series A Preferred Stock, the date on which the conversion is to be effected, which may not be before the date the Holder delivers the Conversion Notice (“Conversion Date”). The Conversion price is subject to adjustment in the event of a Sale of the Company a spinoff or if the Company effectuates a stock split, a reverse stock split or declares a stock dividend.

Rank

The shares of Series A Preferred Stock shall rank junior to any stock of all other series of preferred stock currently issued, as to liquidation, winding up or dissolution, as applicable, in preference or priority to the holders of such other class or classes.

During the year ended April 30, 2017, the Company issued 967,031of the authorized shares of Series A Preferred Stock as follows:

Number of Series A Shares Issued and Outstanding	Preferred Stock Series A	Additional Paid in Capital Series A	Liability Settled	Loss on Settlement of Liabilities Series A

608,031	$61	$1,013,324	$624,613	$(388,772)
59,000	6	98,327	59,000	(39,333)
300,000	30	299,970	-	-

967,031	$97	$1,411,621	$683,613	$(428,105)

During the year ended April 30, 2017, the Company issued 300,000 shares of Series A Preferred Stock settled in cash of which $200,000 was received in the last quarter of fiscal 2016 and was recorded as amount due stockholders in the amount of $200,000 at April 30, 2016. The remaining $100,000 was received in the fiscal year ended April 30, 2017.

See Notes 12, 17 and 20.

The Company analyzed the embedded conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the conversion option should be classified as equity.

F-34

The Company further analyzed the conversion option for beneficial conversion features consideration under ASC 470-20 “Convertible Securities with Beneficial Conversion Features” and noted beneficial conversion features do not exist.

As of April 30, 2016 no shares of Series A Preferred Stock were issued and outstanding.

Note 23. Series B Convertible Preferred Stock

On March 8, 2016 the Board of Directors of the Company authorized the issuance of an aggregate of 8,534,625 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”); par value $.0001 per share and a Stated Value of $0.1587 per share (the “Stated Value”) with the following terms:

Dividends:

Each holder of record on September 8, 2016 and March 8, 2017 of the Series B Preferred Stock shall be entitled to receive a cash dividend at the annual rate of 7% of the Stated Value of the shares of Series B Preferred Stock held by such holder. Additionally, holders of Series B Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor. For any other dividends or distributions, the Series B Preferred Stock will participate with the Corporation’s Common Stock on an as-converted basis.

Liquidation Preference:

In the event of any liquidation of Progreen, or merger or sale in which the shareholders of Progreen do not own a majority of the outstanding shares of the surviving corporation, the holders of Series B Preferred Stock will be entitled to receive in preference to the holders of Progreen Common Stock an amount per share equal to their Stated Value plus all accrued but unpaid dividends (“Liquidation Preference”).

Conversion and Redemption Rights:

The shares of Series B Preferred Stock shall be convertible into shares of Progreen common stock, par value $.0001 per share (“Progreen Common Stock”) at a conversion price per share of the Progreen Common Stock equal to the weighted average closing prices of the Progreen Common Stock for the 20 trading days immediately prior to the one-year anniversary of the Effective Date (the “Conversion Price”) on which date the Series B Preferred Stock shall first become convertible. Further terms of the Series B Preferred Stock shall be as follows:

The Series B Preferred Stock shall have full voting rights in accordance with the underlying conversion shares of Progreen Common Stock and full rights to all dividends and distributions with respect to such shares of Series B Preferred Stock as declared by the Progreen Board of Directors;

The Conversion Price shall be proportionately adjusted to reflect all stock splits or combinations of shares generally applicable to the Progreen Common Stock;

The Series B Preferred Stock shall provide for option of the holder or holders of the Series B Preferred Stock to notify Progreen within the period commencing February 1, 2017 and ending February 15, 2017, of their election to redeem their shares of Series B Preferred Stock at the Stated Value thereof, Progreen to effect payment for shares as to which the redemption is requested by the holder or holders thereof on or prior to August 31, 2017; and

On and after September 1, 2017, the shares of Series B Preferred Stock shall automatically convert into Progreen Common Stock if the market price for the Progreen Common Stock is 150% of the Conversion Price for a period of 20 trading days.

F-35

Other provisions:

Anti-dilution:

The conversion price of the Series B Preferred Stock will be adjusted on a “broad-based weighted-average” basis, in the event that the Progreen issues additional shares of Common Stock or Common equivalents (other than for stock option grants and other customary exclusions) at a purchase price less than the applicable Series B Preferred Stock conversion price. Proportional anti-dilution protection for stock splits, stock dividends, combinations, recapitalizations, etc.

Voting Rights

For so long as shares of Series B Preferred Stock remain outstanding, the prior vote or written consent of a majority of the Series B Preferred Stock will be required for any action that , (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series B Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) issue any additional shares of Series B Preferred Stock (including the reissuance of any shares of Series B Preferred Stock converted for Common Stock), (f) issue any Senior Securities, or (g) enter into any agreement with respect to the foregoing.

During the year ended April 30, 2017, the Company issued all 8,534,625 of the authorized shares of Series B Preferred Stock to AMREFA, recorded at fair value as of the issuance date, as follows:

Series B Shares Issued and Outstanding	Preferred Stock Series B	Additional Paid In Capital Series B	Total Series B	Gain on Settlement of Liabilities Series B

441,084	$44	$64,956	$65,000	$10,803
8,093,541	809	1,190,611	$1,191,420	$-
8,534,625	$853	$1,255,567	$1,256,420	$10,803

See Notes 6, 11 and 20.

From the date of issuance of the Series B Preferred Shares through April 30, 2017 the Company accreted $98,025 of the purchase discount. As April 30, 2017, the Series B Preferred Shares had a fair value of $1,354,445.

Each holder of record on September 8, 2016 and March 8, 2017 of the Series B Preferred Stock shall be entitled to receive a cash dividend at the annual rate of 7% of the Stated Value of the shares of Series B Preferred Stock held by such holder. During the year ended April 30, 2017, the Company paid Series B cash dividends in the amount of $94,812 and accrued an additional $13,767 for a total dividend of $108,579 as of April 30, 2017.

Series B was presented as temporary equity in the accompanying Consolidated Balance Sheet pursuant to ASC 480 as it was not initially redeemable until September 1, 2017 however no holders of the Series B Preferred Stock notified the Company within the period commencing February 1, 2017 and ending February 15, 2017, of their election to redeem their shares of Series B Preferred Stock thus Series B was transferred to equity in the accompanying Consolidated Balance Sheet asof April 30, 2017. As of April 30, 2017 and 2016, 8,534,625 and no shares of Series B Preferred Stock were issued and outstanding, respectively.

F-36

The Company further analyzed the conversion option for beneficial conversion features consideration under ASC 470-20 “Convertible Securities with Beneficial Conversion Features” and noted beneficial conversion features do not exist.

Note 24. Employee Stock Option Plan

Restricted Stock Units

As of April 30, 2012, the Board of Directors approved the Company’s 2012 Employee Stock Option Plan, pursuant to which 10,000,000 shares of Common Stock are reserved for issuance to employees and officers and directors of, and consultants to, the Company. Effective June 1, 2012 the Board of Directors approved the award of 4,200,000 restricted stock units (“RSUs”) under the Company’s 2012 Employee Stock Option Plan as follows: 3,000,000 RSUs were awarded to the Company’s Chief Executive Officer; 600,000 RSUs to a director of the Company; and 600,000 RSUs to the manager of the Company’s real estate operations. On October 22, 2014, Henrik Sellmann resigned as a director of the Company. The 600,000 RSUs awarded to him on June 1, 2012 were not fully vested and they expired with his resignation. Effective December 3, 2012 Company retained a Controller to whom 600,000 RSUs were issued as part of his initial remuneration package. The Board approved effective June 1, 2014, the award of 600,000 restricted stock units under the Company’s 2012 Employee Stock Option Plan to a director of the Company.

The RSUs were awarded pursuant to restricted stock units agreements (“RSU Agreement”) which provide for a period of five years from the date of the award during which, once vesting conditions are satisfied, that the shares of our common stock underlying the RSU at the option of the holder of the RSU can be released. The vesting conditions set forth in the three RSU Agreements approved June 1, 2012 are as follows: The interest of the holder of the RSU’s pursuant to a RSU Agreement shall become non-forfeitable or vested in 1/3 increments on the later of (i) the first, second and third anniversary dates of the grant of the award, and (ii) the trading price of our common stock for a period of twenty days having equaled or exceeded $0.15 per share for the first annual vesting date, $0.25 per share for the second annual vesting date, and $0.35 per share for the third annual vesting date.

The vesting set forth in the RSU Agreement dated December 3, 2012 is as follows: The interest of the holder of the RSU’s shall become non-forfeitable or vested as follows: (i)150,000 shall become Vested as of December 1, 2013, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.15 per share; (ii) 150,000 shall become Vested as of December 1, 2014, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.25 per share; (iii) 150,000 of the RSU’s shall become Vested as of December 1,2015, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.35 per share; and (iv) 150,000 of the RSU ‘s shall become Vested as of December 1, 2016, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.45 per share. The Agreement also requires the controller be the financial controller of the Company (or alternatively have been appointed an executive officer of the Company) as of the applicable Vesting Date and have been so engaged throughout the period beginning on the date of the Agreement and ending on the applicable Vesting Date and (b) that the common stock has traded for a period of twenty trading days at the market price as specified in Agreement.

See Note 25

F-37

As of April 30, 2017 and 2016 compensation expense of $6,626 and $11,500 respectively, was recorded as follows:

	April, 2017	April, 2016
Number of restricted stock units issued on June 1, 2012		3,600,000
Stock price on grant date		$0.03
Vesting Period		3 years
Estimated fair value at issuance		$108,000
May 1, 2015 through April 30, 2016 Compensation Expense		$3,000

Number of restricted stock units issued on December 3, 2012	600,000	600,000
Stock price on grant date	$0.03	$0.03
Vesting Period	4 years	4 years
Estimated fair value at issuance	$18,000	$18,000
May 1, 2016 through April 30, 2017 Compensation Expense	$2,626
May 1, 2015 through April 30, 2016 Compensation Expense		$4,500

Number of restricted stock units issued on June 1, 2014	600,000	600,000
Stock price on grant date	$0.02	$0.02
Vesting Period	3 years	3 years
Estimated fair value at issuance	$12,000	$12,000
May 1, 2016 through April 30, 2017 Compensation Expense	$4,000
May 1, 2015 through April 30, 2016 Compensation Expense		$4,000

Total compensation expense	$6,626	$11,500

Note 25. Subsequent Events

In May 2017, the non-interest bearing Mortgage Note to AMREFA in the amount of $200,000 was paid in full upon the sale of the Kinsel Street Property. See Note 11.

On May 10, 2017, the Company issued to JSJ Investments Inc. a 12% Convertible  Promissory Note in the principal amount of $ 113,000, due February 20, 2018. At any time after 180 days after the issuance date, this Note shall be convertible into shares of the Company’s common stock with a conversion price equal to a 52% discount to the lowest trading price during the previous fifteen (15) trading days to the date of a Conversion Notice.

On May 3, 2017, the Company issued to Vista Capital Investments LLC an 8% Fixed Rate Convertible Debenture  in the principal amount of $110,000 with an Original Issue Discount of $10,000, due November 29, 2017. At any time which is one hundred eighty days from the Closing Date, this Note shall be convertible into shares of the Company’s common stock with a conversion price equal to $0.035. In addition, the Company granted Vista Capital Investments LLC 2,000,000  Warrant Shares of the Company’s common stock, par value $0.0001 per share.

On May 15, 2017, the Company issued to Power Up Lending Group Ltd. a 12% Fixed Rate Convertible Pr omissory Note in the principal amount of $46,500 due on February 15, 2018. The Holder shall have the right from time to time, at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note, to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and nonassessable shares of Common Stock. The conversion price shall equal 58% multiplied by the average of the lowest two (2) Trading Prices for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

On June 30, 2017, the Board of Directors of the Company adopted and approved the Company’s 2017 Employee Stock Option Plan (the “Plan”), for which we will seek approval of our stockholders. The Company terminated its 2012 Stock Option Plan following the expiration of all outstanding restricted stock units issued under that plan.  See Note 24.

F-38

We lease our offices at 2667 Camino del Rio South, Suite 312, San Diego, CA 92108, of approximately 740 sq. ft., at a current monthly rent of $1,250, under a four month lease, after which, the lease will become month-to-month.

Subsequent to April 30, 2017 the Company sold four of its rental properties.

On June 8, 2017 the Company formed a wholly-owned subsidiary Cielo Mar Reservations, LLC to receive the Reservation Deposits for Procon’s planned development of a residential community. See Note 10.

On July 17, 2017 the Company entered into a Settlement Agreement for the Hopple Promissory Note issued on January 20, 2017 and due on July 20, 2017. (See Note 16 - Financing Agreement and Convertible Debentures).

In exchange for Mr. Hoppel’s settlement and release of the Settled Claims, the Company issued Mr. Hoppel 926,000 shares of the Company’s common stock and shall make three equal cash payments of $44,940. The first cash payment shall be due on or before August 1st, 2017. The second cash payment shall be due on or before August 10th 2017 and the third and final cash payment shall be due on or before August 20th, 2017. Upon the issuance of 926,000 shares and payment of $134,820, the Note shall be considered fully repaid.

F-39

PROGREEN US, INC.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2017 and 2016

F-40

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

Certain information and footnote disclosures required under accounting principles generally accepted in the United States of America have been condensed or omitted from the following financial statements pursuant to the rules and regulations of the Securities and Exchange Commission. It is suggested that the following financial statements be read in conjunction with the year-end financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2017.

The results of operations for the three months ended July 31, 2017 and 2016 are not necessarily indicative of the results for the entire fiscal year or for any other period.

See accompanying notes to these unaudited condensed consolidated financial statements

F-41

ProGreen US, Inc.

Condensed Consolidated Balance Sheets

	July 31, 2017	April 30, 2017
	(Unaudited)
Assets
Rental property, net accumulated depreciation of $25,195 and $32,431	$463,934	$732,023
Land under development	500,000	500,000
Property	963,934	1,232,023
Cash	47,500	289,095
Accounts receivable, net of allowance of $7,395 and $7,395	33,119	15,957
Notes receivable - land contracts, net of allowance of $4,800 and $4,800	229,552	158,153
Other assets	16,252	5,956
Note receivable - related party	955,500	690,500
Property and equipment:
Vehicles, furniture and equipment, net of accumulated depreciation of $46,436 and $44,301	2,513	3,091
Total assets	$2,248,370	$2,394,775

Liabilities and Stockholders’ Deficit
Accounts payable and accrued expenses	$127,460	$117,068
Obligations under capital lease	2,030	3,373
Reservation and tenant deposits	27,313	21,313
Notes payable	14,470	214,106
Note payable, related parties, net of discount of $34,304 and $58,005, respectively	525,666	396,995
Note payable - Ann Arbor	314,107	450,258
Derivative liabilities	288,426	361,742
Convertible debentures, net of discount of $75,658 and $65,184, respectively	810,222	566,316
Dividend payable	37,665	13,767
Liability under land contract	450,000	450,000
Total liabilities	2,597,359	2,594,938

Stockholders’ deficit
Convertible preferred stock, Series A $.0001 par value, 1,000,000 shares authorized, 967,031 and 967,031 shares issued and outstanding, at July 31, 2017 and April 30, 2017	97	97
Convertible preferred stock, Series B $.0001 par value, 8,534,625 shares authorized, 8,534,625 and 8,534,625 shares issued and outstanding at July 31, 2017 and April 30, 2017	853	853
Common stock, $.0001 par value, 950,000,000 shares authorized, 350,737,110 and 349,811,110 outstanding at July 31, 2017 and April 30, 2017	35,074	34,981
Additional paid in capital	6,398,250	6,379,564
Accumulated other comprehensive income	1,718	2,357
Accumulated deficit	(6,773,383)	(6,617,353)
Total controlling interest	(337,391)	(199,501)

Noncontrolling interest in consolidated subsidiary	(11,598)	(662)
Total stockholders’ deficit	(348,989)	(200,163)
Total liabilities and stockholders’ deficit	$2,248,370	$2,394,775

See accompanying notes to these unaudited condensed consolidated financial statements

F-42

ProGreen US, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	July 31,
	2017	2016
Revenues:

Rental revenue	$15,525	$29,065
Net gain from sale of properties	39,905	41,603
Commission revenue	-	3,570
Other income	-	50
Total Revenue	$55,430	$74,288
Expenses:
Selling, general & administrative	112,475	103,703
Professional fees	59,200	41,354
Total operating expenses	$171,675	$145,057

Operating loss	(116,245)	(70,769)
Other expenses and income:
Interest expense, net	(96,792)	(29,095)
Loss on settlement of liabilities, convertible preferred stock, Series A	-	(428,105)
Gain on settlement of liabilities, redeemable, convertible preferred stock, Series B	-	10,803
Loss on settlement of liabilities, common stock	(44,659)	-
Gain on change in fair value of derivative liabilities	114,628	-
Loss before income tax expense	$(143,068)	$(517,166)
Net Loss	$(143,068)	$(517,166)
Less: Net loss attributable to noncontrolling interest	$(10,936)	$-
Net Loss attributable to parent	$(132,132)	$(517,166)
Dividend on redeemable, convertible preferred stock, Series B	$23,898	$-
Net Loss attributable to parent common shareholders	$(156,030)	$(517,166)

Other comprehensive loss
Change in foreign currency translation adjustments	$(639)	$-
Other comprehensive loss	(639)	-
Comprehensive net loss	$(156,669)	$(517,166)

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)
Weighted average shares outstanding - basic and fully diluted	350,596,197	336,919,939

See accompanying notes to these unaudited condensed consolidated financial statements

F-43

ProGreen US, INC.

Condensed Consolidated Statements of Stockholders’ Deficit

(Unaudited)

	Controlling Interest
	Number of Common Stock Issued and Outstanding	Common Stock	Number of Series A Preferred Stock Issued and Outstanding	Preferred Stock Series A	Number of Series B Preferred Stock Issued and Outstanding	Preferred Stock Series B	Additional Paid In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Net Stockholders’ Deficit	Noncontrolling Interest	Total Stockholders’ Deficit

Balance at April 30, 2017	349,811,110	$34,981	$967,031	$97	$8,534,625	$853	$6,379,564	$(6,617,353)	$2,357	$(199,501)	$(662)	$(200,163)

Common stock issued under convertible debt	926,000	93					17,686			17,779		17,779
Dividend on redeemable, convertible preferred stock, Series B								(23,898)		(23,898)		(23,898)
Compensation - restricted stock units							1,000			1,000		1,000
Net loss								(132,132)		(132,132)	(10,936)	(143,068)
Other comprehensive loss									(639)	(639)		(639)
Balance at July 31, 2017	350,737,110	$35,074	967,031	$97	8,534,625	$853	6,398,250	$(6,773,383)	$1,718	$(337,391)	$(11,598)	$(348,989)

See accompanying notes to these unaudited condensed consolidated financial statements

F-44

ProGreen US, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	July 31,
	2017	2016
Cash used in operating activities
Net loss	$(143,068)	$(517,166)
Adjustments to reconcile net loss to net cash used in operating activities:
Compensation - restricted stock units	1,000	2,125
Depreciation	7,730	10,532
Gain on sale of rental properties	(39,905)	(41,603)
Gain on change in fair value of derivative liabilities	(114,628)	-
Loss on settlement of liabilities	44,659	-
Gain on settlement of liabilities, Series B	-	(10,803)
Loss on settlement of liabilities, Series A	-	428,105
Amortization of debt discount	73,039	20,817
Changes in operating assets and liabilities:
Accounts receivable	(17,162)	(4,971)
Accounts payable and accrued expenses	11,031	(11,884)
Reservation and tenant deposits	6,000	-
Other current assets	(10,296)	(18,954)
Cash used in operating activities	(181,600)	(143,802)

Cash used in investing activities
Purchase of office equipment	(1,557)	-
Proceeds from sale of properties	231,000	22,000
Loan for note receivable - related party	(265,000)	(150,500)
Proceeds on land contract	-	253
Cash used in investing activities	(35,557)	(128,247)

Cash provided by (used in) financing activities
Proceeds from related party stock purchase	-	100,000
Proceeds from notes payable-related party	104,970	-
Repayment of notes payable	(336,426)	-
Proceeds from convertible debentures	251,000	20,000
Repayment of convertible debentures	(42,000)	-
Repayments on line of credit	-	(2,197)
Decrease in obligations under capital leases	(1,343)	(1,961)
Cash provided by (used in) financing activities	(23,799)	115,842
Effect of foreign exchange on cash	(639)	-
Net change in cash	(241,595)	(156,207)

Cash at beginning of period	289,095	189,942
Cash at end of period	$47,500	$33,735
Supplemental information:
Cash paid for interest	$9,318	$17,676

Noncash investing and financing transactions:
Series A Preferred Stock issued in settlement of liabilities	$-	$683,613
Series A Preferred Stock for subscription receivable	$-	$200,000
Series B Preferred Stock issued in settlement of liabilities	$-	$1,246,614
Deferred gain on sale of rental properties	$52,601	$-
Note receivable-land contracts issued for sale of rental properties	$124,000	$206,000
Accrued interest rolled into principal	$639	$-
Series B preferred stock dividend declared but not paid	$23,898	$-
Debt discount on derivative liability	$41,312	$-

See accompanying notes to these unaudited condensed consolidated financial statements

F-45

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Financial Statement Presentation

The unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements and they should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended April 30, 2017 (the “Annual Report”). The accompanying interim financial statements are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three month period ended July 31, 2017, are not necessarily indicative of the results that may be expected for the year ending April 30, 2018.

Basis of Presentation

The Company’s significant accounting policies are summarized in Note 1 of the Annual Report. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the interim unaudited condensed consolidated financial statements. There were no significant changes to these accounting policies during the three months ended July 31, 2017, and the Company does not expect the adoption, as applicable, of other recent accounting pronouncements will have a material impact on its financial statements.

Going Concern

The Company’s unaudited condensed consolidated financial statements for the period ended July 31, 2017, have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company will require additional funding to execute its future strategic business plan. Successful business operations and its transition to attaining profitability are dependent upon obtaining additional financing and achieving a level of revenue adequate to support its cost structure. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will continue to incur costs that are necessary for it to remain an active public company. In the current fiscal year, the Company used approximately $181,600 of cash to support its operations and such cash needs are expected to continue in the upcoming year. As of July 31, 2017, the Company has approximately $48,000 in cash.

Earnings (loss) per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

In periods of losses from operations, basic and diluted income per share from operations are also the same, as ASC 260-10 requires the use of the denominator used in the calculation of loss per share from operations in all other calculations of earnings per share presented, despite the dilutive effect of potential common shares.

Based on the conversion prices in effect, the potentially dilutive effects of 14,000,000 and 4,000,000 warrants were not considered in the calculation of EPS as the effect would be anti-dilutive on July 31, 2017 and 2016 respectively.

Based on the conversion prices in effect, the potentially dilutive effects of 9,037,707 and 733,333 due to convertible debt were not considered in the calculation of EPS as the effect would be anti-dilutive on July 31, 2017 and 2016 respectively.

F-46

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Based on the conversion prices in effect, the potentially dilutive effects of 293,039,697 due to convertible preferred stock series A were not considered in the calculation of EPS as the effect would be anti-dilutive on July 31 2017 and 2016.

Based on the conversion prices in effect, the potentially dilutive effects of 59,756,142 due to convertible preferred stock series B were not considered in the calculation of EPS as the effect would be anti-dilutive on July 31, 2017 and 2016.

Reclassifications

Certain amounts in previous periods have been reclassified to conform to fiscal year ending 2018 classifications.

Recent Accounting Pronouncements

We do not expect that any recently issued accounting pronouncements will have a material impact on our consolidated financial statements.

Note 2. Rental Properties and Property Under Development

Rental properties totaled $463,934 and $732,023 as of July 31, 2017 and April 30, 2017, respectively. The Company owned six and ten rental properties as of July 31, 2017 and April 30, 2017, respectively. The Company held no properties under development as of July 31, 2017and April 30, 2017.

Depreciation expense for the quarters ended July 31, 2017 and 2016 totaled $5,595 and $8,398, respectively.

Note 3. Land Under Development and Liability under Land Contract-Related Party

The Company held land under development in the amount of $500,000 as of July 31, 2017 and April 30, 2017. Under the terms of the definitive purchase agreement, the Company has recorded land at cost in the amount of $500,000, paid $50,000 of the purchase price and recorded a liability under land contract for the balance due in the amount of $450,000 as of July 31, 2017 and April 30, 2017. No interest is due under the terms of the definitive purchase agreement. As of July 31, 2017 payments are due as follows:

Year Ending	April 30 ,
2018	$50,000
2019	100,000
2020	100,000
2021	100,000
2022	100,000
$450,000

Note 4. Accounts Receivable

Accounts receivable totaled $33,119 and $15,957 at July 31, 2017 and April 30, 2017, respectively and is comprised of amounts rent due from tenants in the amount of $21,295 and $12,245 at July 31, 2017 and April 30, 2017, respectively, other receivables in the amount of $1,800 and $0 at July 31, 2017 and April 30, 2017 respectively and Procon’s accounts receivable in the amount of $17,419 and $11,107 at July 31, 2017 and April 30, 2017, respectively.

During the year ended April 30, 2017, management determined the rent due from one tenant may not be collectible and an allowance for uncollectible accounts receivable was established in the amount of $7,395, resulting in net accounts receivable of $33,119 and $15,957 at July 31, 2017 and April 30, 2017, respectively. There was no bad debt expense recognized in the quarters ended July 31, 2017 and 2016.

F-47

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Notes Receivable - Land Contracts and Gain on Sale of Properties and Property under Development

On July 12, 2017 the Company sold one of its rental properties located at 20351 Lacrosse with a selling price of $126,000. The entire $126,000 was received in cash (net of costs totaled $113,617) in the quarter ended July 31 2017 and the Company recognized a gain on the sale of this property in the amount of $30,339.

On June 16, 2017 the Company sold one of its rental properties located at 26005 Franklin Pointe-with a selling price of $92,000. The entire $92,000 was received in cash (net of costs totaled $82,597) in the quarter ended July 31 2017 and the Company recognized a gain on the sale of this property in the amount of $9,566.

On May 23, 2017 the Company sold one of its rental properties located at 20210 Westover with a selling price of $45,000. The Company received a deposit of $5,000 and issued a Land Contract to the buyer, for the balance owed in the amount of $40,000, to be paid in monthly installments, including principal and interest, beginning August 1, 2017 through May 22, 2020. The Land Contract bears interest at 8% per annum. In the quarter ended July 1, 2017 the Company recognized a deferred gain on the sale of this property in the amount of $18,822 which is offset against the receivable balance on the face of balance sheet. The balance due under this Land Contract totaled $40,000 and $0 plus accrued interest in the amount of $605 and $0 as of July 31, 2017 and April 30, 2017, respectively. At July 31, 2017 and April 30 2017 the deferred profit on the sale of this property totaled $18,822 and $0 respectively.

On May 23, 2017 the Company sold one of its rental properties located at 21000 Westover with a selling price of $92,000. The Company received a deposit of $8,000 and issued a Land Contract to the buyer, for the balance owed in the amount of $84,000, to be paid in monthly installments, including principal and interest, beginning June 1, 2017 through May 10, 2020. The Land Contract bears interest at 9% per annum. In the quarter ended July 31, 2017 the Company recognized a deferred gain on the sale of this property in the amount of $33,779 which is offset against the receivable balance on the face of balance sheet. The balance due under this Land Contract totaled $84,000 and $0 plus accrued interest in the amount of $2,216 and $0 as of July 31, 2017 and April 30, 2017, respectively. At July 31, 2017 and April 30 2017 the deferred profit on the sale of this property totaled $33,779 and $0 respectively.

On May 20, 2016 the Company sold one of its rental properties located at 23270 Helen Street, with a selling price of $119,000. The Company received a deposit of $10,000 and issued a Land Contract to the buyer, for the balance owed in the amount of $109,000 to be paid in monthly installments, including principal and interest, beginning June 1, 2016 through June 1, 2019. The Land Contract bears interest at 9% per annum. In the fiscal year ended April 30, 2017 the Company recognized a deferred gain on the sale of this property in the amount of $41,507, which is offset against the receivable balance on the face of balance sheet. The balance due under this Land Contract totaled $108,280 plus accrued interest in the amount of $4,136 and $1,655 as of July, 2017 April 30, 2017, respectively. At July 31, 2017 and April 30 2017 the deferred profit on the sale of this property totaled $41,507.

On June 25, 2016 the Company sold one of its rental properties located at 21421 Greenview Avenue with a selling price of $109,000. The Company received a deposit of $12,000 and issued a Land Contract to the buyer, for the balance owed in the amount of $97,000, to be paid in monthly installments, including principal and interest, beginning August 1, 2016 through June 30, 2019. The Land Contract bears interest at 9% per annum. In the fiscal year ended April 30, 2017 the Company recognized a deferred gain on the sale of this property in the amount of $96, which is offset against the receivable balance on the face of balance sheet. The balance due under this Land Contract totaled $96,276 plus accrued interest in the amount of $2,157 and $1,567 as of July 31, 2017 and April 30, 2017, respectively. At July 31, 2017 and April 30 2017 the deferred profit on the sale of this property totaled $96.

During the year ended April 30, 2017, management determined the amounts due under the land contracts may not be collectible in full and an allowance for uncollectible accounts was established in the amount of $4,800 for the portion management determined may not be collectible based on payment history. Notes receivable - land contracts, net of allowance total $229,552 and $158,153 at July 31, 2017 April 30, 2017, respectively. There was no bad debt expense recognized in the quarters ended July 31, 2017 and 2016.

F-48

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Note Receivable - Related Party

During the quarter ended July 31, 2017, the Company contributed an additional $265,000 to Inmobiliaria Contel S.R.L.C.V. which is accounted for as an investment loan. Note Receivable - Related Party totaled $955,500 and $690,500 as of July 31, 2017 and April 30, 2017, respectively.

Note 7. Reservation Deposits

During the quarter ended July 31, 2017, the Company’s subsidiary Procon has collected deposits (“Reservation Deposit”) in the amount of $5,000. Reservation deposits totaled $17,500 and $12,500 at July 31, 2107 and April 30, 2017, respectively.

Note 8. Notes Payable

During the quarter ended July 31, 2017 the Company paid in full the note payable due to AMREFA in amount of $200,000. The note was non-interest bearing. The note payable due to AMREFA had a balance outstanding of $0 and $ 200,000 as of July 31, 2017 and April 30, 2017.

The amount due under the Southfield debt had a balance outstanding of $14,470 and $14,106 as of July 31, 2017 and April 30, 2017, respectively. In connection with the Southfield debt, during the quarters ended July 31 2017 and 2016, the Company capitalized interest expense of $364 and $0 respectively. The $364 interest expense recorded during the quarter ended July 31, 2017 was rolled into principal. Accrued interest totaled $63 and $301 at July 31, 2017 and April 30, 2017, respectively.

Note 9. Note Payable, Related Party

On July 19, 2017 the Company’s President entered into a one year unsecured 5% Promissory Note (“Credit Line 3”) whereby the Company may borrow up to $250,000 with interest at a rate of five (5%) percent per annum due on July 19, 2018. During the quarter ended July 31, 2017 the Company borrowed $59,970 under Credit Line 3. Notes payable related parties includes the amount due under Credit Line 3 with a balance outstanding of $59,970 and $0 as of July 31, 2017 and April 30, 2017, respectively. The Company recorded interest expense in connection with Credit Line 3 in the amount of $62 and $0 for the quarters ended July 31, 2017 and 2016, respectively. Accrued interest due under the Credit Line totaled $62 and $0 as of July 31, 2017 and April 30, 2017, respectively.

Notes payable related parties includes the amount due under Credit Line 1 with a balance outstanding of $250,000 less the unamortized discount of $0 and $14,497 as of July 31, 2017 and April 30, 2017, respectively.

Amortization of the related discount totaled $14,947 and $0 for the quarters ended July 31, 2017 and 2016, respectively. The Company recorded interest expense in connection with Credit Line 1 in the amount of $3,151 and $0 for the quarters ended July 31, 2017 and 2016, respectively. Accrued interest due under the Credit Line totaled $8,212 and $5,061 as of July 31, 2017and April 30, 2017, respectively.

During the quarter ended July 31, 2017, the Company borrowed the remaining $45,000 under Credit Line 2. As a result of the derivatives calculation an additional discount of $7,590 was recorded in the quarter end July 31, 2017. Notes payable related parties includes the amount due under Credit Line 2, with a balance outstanding of $250,000 and $205,000, less the unamortized discount of $34,304 and $43,058 as of July 31, 2017 and April 30, 2017, respectively.

Amortization of the related discount totaled $16,344 and $0 for the quarters ended July 31, 2017 and 2016, respectively. The Company recorded interest expense in connection with Credit Line 2 in the amount of $2,725 and $0 for the quarters ended July 31, 2017 and 2016, respectively. Accrued interest due under the Credit Line totaled $4,306 and $1,581 as of July 31, 2017and April 30, 2017, respectively.

F-49

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Also, in connection with Credit Line 1, the Company issued the President common stock purchase warrants. The number of warrant shares totals 2,500,000 as of July 31, 2017 and April 30, 2017. The warrants have a five year term. See Notes 11 and 12.

In connection with Credit Line 2, the Company issued the President common stock purchase warrants. The warrants entitle the President to purchase ten shares of common stock for each one ($1.00) dollar of total disbursements by the President to the Company, of up to 2,500,000 shares of common stock at an exercise price of $0.05. During the quarter ended July 31, 2017 the remaining 450,000 warrants were issued in three 150,000 increments between July 5, 2017 and July13, 2017, resulting in a total number of warrant shares of 2,500,000 and 2,050,000 as of July 31, 2017 and April 30, 2017. The warrants have a five year term. See Notes 11 and 12.

Note 10. Note Payable to Bank of Ann Arbor

The note payable had a balance outstanding of $ 314,107 and $450,258 as of July 31, 2017 and April 30, 2017, respectively and the Company recorded interest expense in connection with this note payable in the amount of $7,005 and $2,520 for the quarters ended July 31, 2017 and 2016, respectively. The change in the outstanding balance is attributable to payments of $136,426 and $275 accrued interest which was rolled into principal. Accrued interest due under the note payable totaled $0 and $1,953 as of July 31, 2017 and April 30, 2017, respectively.

Principal payment requirements on the notes payable to Bank of Ann Arbor (acquired Bank of Birmingham in July 2017) are as follows:

2018	$18,013
2019	25,330
2020	26,851
2021	243,913
Thereafter	-
Total	$314,107

Note 11. Fair Value Measurement

The Company utilizes the accounting guidance for fair value measurements and discloses for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis during the reporting period.

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The three levels of valuation hierarchy are defined as follows:

Level 1 -	Observable inputs such as quoted market prices in active markets.

Level 2 -	Inputs other than quoted prices in active markets that are either directly or indirectly observable.

Level 3 -	Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company held certain financial instruments that are measured at fair value on a recurring basis. These consisted of convertible debt totaling $89,880 and $105,000 at July 31, 2017 and April 30, 2017 respectively, with a derivative liability totaling $288,426 (including 13,000,000 stock warrants) and $361,742 (including 10,550,000 stock warrants) at July 31, 2017 and April 30, 2017, respectively, which are categorized as Level 3. The related gain on derivatives totaled $114,628 and $0 for the quarters ended July 31, 2017 and 2016, respectively.

F-50

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 12. Derivative Liabilities

During the quarter ended July 31, 2017 the Company identified conversion features embedded within its convertible debt. See Note 13. The Company has determined that the conversion feature of the Hoppel convertible note represents an embedded derivative since the Note is convertible into a variable number of shares upon conversion. Accordingly, the Note is not considered to be conventional debt and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The Hoppel convertible note tainted all other convertible instruments (all warrants) and these convertible instruments were treated as derivatives as well.

Therefore, the fair value of the derivative instruments has been recorded as liabilities on the balance sheet with the corresponding amount recorded as discounts to the Notes. Such discounts will be accreted from the issuance date to the maturity date of the Notes. The change in the fair value of the derivative liabilities will be recorded in other income or expenses in the statement of operations at the end of each period, with the offset to the derivative liabilities on the balance sheet. The fair value of the embedded derivative liabilities on the convertible notes were determined using a multinomial lattice models on the issuance dates with the assumptions in the table below.

The fair value of the Company’s derivative liabilities at July 31, 2017 is as follows:

April 30, 2017, balance	$361,742
Discount on debt	41,312
Fair value mark to market adjustment	(114,628)
Derivative liabilities, balance	$288,426

The fair values at the commitment dates and re-measurement dates for the convertible debt and warrants treated as derivative liabilities are based upon the following estimates and assumptions made by management for the three months ended July 31, 2017.

●	The stock prices ranged from $0.0180 to 0.0169 (7/31/17) in this period would fluctuate with the Company projected volatility;
●	An event of default for the Convertible Note would occur 0% of the time, increasing 0% per month to a maximum of 0%;
●	Alternative financing for the Convertible Notes would be initially available to redeem the note 0% of the time and increase monthly by 1% to a maximum of 10%;
●	The Holder would automatically convert (limited by trading volume and ownership limits of 4.99% to 9.99%) the note starting after 180 days if the company was not in default.
●	The projected annual volatility for each valuation period was based on the historical volatility of the company and the remaining term of the instrument and ranged from 114% and 287% to 291%.
●	Default at maturity would occur 100% of the time for the Hoppel Notes and they would convert at a percentage of market.
●	The risk–free rates were based on the remaining term of the instrument and ranged from 0.68% to 1.60%.

Note 13. Financing Agreement and Convertible Debenture

Vista Capital Investments LLC Convertible Note

On May 3, 2017, the Company issued an 8% Fixed Rate Convertible Debenture in the principal amount of $110,000, with an Original Issue Discount of $10,000, to Vista Capital Investments LLC (“Vista Capital Convertible Note”). This convertible note is due and payable on November 29, 2017, plus interest on the unpaid principal balance at a rate of 8% per annum. The Holder shall have the right, in its sole and absolute discretion, as of the date which is one hundred and eighty days following the Closing Date (May 3, 2017), to convert all or any part of the outstanding amount due under this Note into fully paid and nonassessable shares of Common Stock. The conversion price shall equal $.035.

F-51

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company may prepay the amounts outstanding to the holder at any time up to the 180th day (the “Prepayment Date”) following the issue date of this note by making a payment to the note holder of an amount in cash equal i) if the redemption is prior to the 90th day this Note is in effect (including the 90th day), then for an amount equal to 105% of the unpaid principal amount of this Note along with any interest that has accrued during that period; (ii) if the redemption is on the 91st day this Note is in effect, up to and including the 120th day this Note is in effect, then for an amount equal to 110% of the unpaid principal amount of this Note along with any accrued interest; (iii) if the redemption is on the 121st day this Note is in effect, up to and including the 150th day this Note is in effect, then for an amount equal to 115% of the unpaid principal amount of this Note along with any accrued interest, ; (iv) if the redemption is on the 151st day this Note is in effect, up to and including the 151th day this Note is in effect, then for an amount equal to 120% of the unpaid principal amount of this Note along with any accrued interest.

During the quarters ended July 31, 2017 and 2016 the Company recognized interest expense in the amount of $4,238 and $0 relating to the amortization of the original issue discount. The unamortized balance of original issue discount totaled $5,762 and $0 at July 31, 2017 and April 30, 2017, respectively. As a result of the derivatives calculation an additional discount of $33,722 was recorded in the quarter end July 31, 2017. The unamortized balance of the discount totaled $19,430 and $0 at July 31, 2017 and April 30, 2017, respectively

During the quarters ended July 31, 2017 and 2016 the Company recognized interest expense in the amount of $14,292 and $0 relating to the discount. The Company recorded interest expense in connection with the Vista Capital Convertible Note in the amount of $3,738 and $0, for the quarters ended July 31, 2017 and 2016, respectively. Accrued interest due under the Vista Capital Convertible Note totaled $3,738 and $0 as of July 31, 2017 and April 30, 2017, respectively.

In connection with Vista Capital Convertible Note 1, the Company granted Vista Capital Investments LLC 2,000,000 Warrant Shares of the Company’s common stock, par value $0.0001 per share. The warrant entitles the holder to purchase up to 2,000,000 shares of common stock at an exercise price of $0.05. The warrant expires on May 3, 2022. See Notes 11 and 12.

JSJ Investments Inc.

On May 10, 2017, the Company issued a convertible promissory note in the principal amount of $113,000 to JSJ Investments Inc. (“JSJ Convertible Note”). This convertible note is due and payable on February 10, 2018 plus interest on the unpaid principal balance at a rate of 12% per annum. The Holder shall have the right, in its sole and absolute discretion, as of the date which is one hundred and eighty days following the Closing Date (On May 10, 2017), to convert all or any part of the outstanding amount due under this Note into fully paid and nonassessable shares of Common Stock. The conversion price shall equal 52% discount to the lowest trading price during the previous fifteen trading days to the date of Conversion Notice.

The Company may pay JSJ Convertible Note in full, together with any and all accrued and unpaid interest, plus any applicable pre-payment premium at any time on or prior to the date which occurs 180 days after the May 10, 2017 (the “Prepayment Date”). In the event the Note is not prepaid in full on or before the Prepayment Date, it shall be deemed a “Pre-Payment Default” hereunder. Until the Ninetieth (90th) day after the Issuance Date (May 10, 2017) the Company may pay the principal at a cash redemption premium of 120%, in addition to outstanding interest, without the Holder’s consent; from the 91st day to the Prepayment Date, the Company may pay the principal at a cash redemption premium of 125%, in addition to outstanding interest, without the Holder’s consent. After the Prepayment Date up to the Maturity Date this Note shall have a cash redemption premium of 135% of the then outstanding principal amount of the Note, plus accrued interest and Default Interest, if any, which may only be paid by the Company upon Holder’s prior written consent. At any time on or after the Maturity Date, the Company may repay the then outstanding principal plus accrued interest and Default Interest (as defined in the JSJ Convertible Note).

F-52

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In connection with the JSJ Convertible Note the Company paid $7,000 in debt issuance costs which are being amortized to interest expense using the effective interest method. During quarters ended July 31, 2017 and 2016, the Company recognized interest expense in the amount of $2,080 and $0, respectively, relating to the amortization of the debt issuance costs. The unamortized balance of debt issuance costs totaled $4,920 and $0 at July 31, 2017 and April 30, 2017, respectively. The Company recorded interest expense in connection with the JSJ Convertible Note in the amount of $3,116 and $0 for the quarters ended July 31, 2017 and 2016, respectively. Accrued interest due under JSJ Convertible Note totaled $3,116 and $0 as of July 31, 2017 and April 30, 2017, respectively.

Power Up Lending Group Ltd

On May 15, 2017, the Company issued a second convertible promissory note in the amount of principal amount of $46,500 to Power Up Lending Group Ltd (“Power Up Convertible Note # 2”). This convertible note is due and payable on February 15, 2018 plus interest on the unpaid principal balance at a rate of 12% per annum.

The Holder shall have the right from time to time, at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note, to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and nonassessable shares of Common Stock. The conversion price shall equal 58% multiplied by the average of the lowest two (2) Trading Prices for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

The Company may prepay the amounts outstanding to the holder at any time up to the 180th day (the “Prepayment Date”) following the issue date of this note by making a payment to the note holder of an amount in cash equal to 120% (for the first 150 days) and to 125% (between 151 -180 days). After 180 days from the Effective Date this Note may not be prepaid.

In connection with the Power Up Convertible Note 2 paid $1,500 in debt issuance costs which are being amortized to interest expense using the effective interest method. During quarters ended July 31, 2017 and 2016, the Company recognized interest expense in the amount of $418 and $0, respectively, relating to the amortization of the debt issuance costs. The unamortized balance of debt issuance costs totaled $1,082 and $0 at July 31, 2017 and April 30, 2017, respectively. The Company recorded interest expense in connection with the Power Up Convertible Note # 2 in the amount of $1,232 and $0 for the quarters ended July 31, 2017 and 2016, respectively. Accrued interest due under Power Up Convertible Note #2 totaled $1,232 and $0 as of July 31, 2017 and April 30, 2017, respectively.

In connection with the Power Up Convertible Note 1 (dated February 21, 2017) the Company paid $3,500 in debt issuance costs which are being amortized to interest expense using the effective interest method. During quarters ended July 31 2017 and 2016 the Company recognized interest expense in the amount of amount of $1,143 and $0 relating to the amortization of the debt issuance costs, respectively. The unamortized balance of debt issuance costs totaled $1,512 and $2,655 at July 31 2017 and April 30, 2017. The balance of the convertible note was $103,500 at July 31, 2017 and April 30, 2017, respectively.

The Company recorded interest expense in connection with the Power Up Convertible Note 1 in the amount of $3,220 and $0 for the quarters ended July 31, 2017 and 2016, respectively. Accrued interest due under the Power Up Convertible Note totaled $5,600 and $2,380 as of July 31, 2017 and April 30, 2017, respectively.

Hoppel Convertible Note

On July 17, 2017 the Company entered into a Settlement Agreement with Mr. Luca Hoppel to settle all claims between them with respect to the Hoppel Convertible Note 2. The terms of the Settlement Agreement are as follows: In exchange for Mr. Hoppel’s settlement and release of the Settled Claims, the Company was required to make three equal cash payments of $44,940. The first cash payment was due on or before August 1st, 2017. The second cash payment was be due on or before August 10th 2017 and the third and final cash payment was due on or before August 20th, 2017. Upon the issuance of 926,000 shares and payment of $134,820, the Note would be considered fully repaid.

On July 17, 2017 the Company issued 926,000 shares of Common Stock at an issuance price of $0.0192 per Common Share, to Lucas Hopple under the terms of the Settlement Agreement for a total fair value of $17,779. The $17,779 was recognized as loss on settlement of liabilities. See Note 14. During the quarter ended July 31, 2017 the Company paid the first cash payment of $42,000 (plus accrued interest in the amount of $2,940) due under the Settlement Agreement. See Note 19. Subsequent to this payment, the Company increased the balance due of the convertible note to $89,880, which represents the balance of the remaining two payments. A loss of $26,880 was recognized for the increase in principal balance. The Company recorded a total loss of $44,659 as a loss on the settlement of liabilities relating to this transaction.

F-53

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A total of $105,000 debt discount was recorded on Hoppel Convertible Note 2 including original issuance discount of $5,000, stock issuance discount of $12,408 and derivative discount of $87,592. See Notes 11 and 12. The outstanding Hoppel Convertible Note 2 balance totaled $58,373 and $57,739, net of the unamortized discount of $31,507 and $47,261 at July 31, 2017 and April 30, 2017, respectively. Amortization of the related discounts totaled $15,754 and $0 for the quarters ended July 31 2017 and 2016, respectively.

Accrued interest due under the Hoppel Convertible Note2 totaled $4,900 and $7,350 at July 31, 2017 and April 30, 2017 respectively.

The Company recorded interest expense in connection with the Hoppel convertible note of $2,940 and 0 for the quarters ended July 31, 2017 and 2016, respectively.

EMA Financial, LLC Convertible Note

On April 3, 2017, the Company issued a convertible promissory note in the principal amount of $113,000 to EMA Financial, LLC (“EMA Convertible Note”). This convertible note is due and payable on April 3, 2018 plus interest on the unpaid principal balance at a rate of 10% per annum.

During quarters ended July 31 2017 and 2016 the Company recognized interest expense in the amount of amount of $1,696 and $0 relating to the amortization of the original issuance discount in connection with the EMA Convertible Note. The unamortized balance of original issuance totaled $4,582 and $6,278 at July 31, 2017 and April 30, 2017, respectively. The Company recorded interest expense in connection with the EMA Convertible Note in the amount of $2,821 and $0 for the quarters ended July 31 2017 and 2016, respectively. Accrued interest due under the EMA Convertible Note totaled $3,689 and $868 as of July 31, 2017 and April 30, 2017, respectively.

The principal balance of the convertible note was $113,000 at July 31, 2017 and April 30, 2017.

Bellridge Capital, LP

On March 15, 2017, the Company issued a convertible promissory note in the amount of principal amount of $105,000 to Bellridge Capital, LP (“Bellridge Convertible Note”) including an OID of $5,000 This convertible note is due and payable on March 15, 2018 plus interest on the unpaid principal balance at a rate of 10% per annum.

During quarters ended July 31 2017 and 2016 the Company recognized interest expense in the amount of amount of $1,288 and $0 relating to the amortization of the original issuance discount in connection with the Bellridge Convertible Note. The unamortized balance of original issuance totaled $3,068 and $4,356 at July 31, 2017 and April 30, 2017, respectively. The Company recorded interest expense in connection with the Bellridge Convertible Note in the amount of $2,668 and $0 for the quarters ended July 31 2017 and 2016, respectively. Accrued interest due under the Bellridge Convertible Note totaled $4,002 and $1,334 as of July 31, 2017 and April 30, 2017, respectively. See Note 19.

The principal balance of the convertible promissory note was $105,000 at July 31, 2017 and April 30, 2017.

Silo Equity Partners Venture Fund LLC Convertible Note

On March 22, 2017, the Company issued a convertible promissory note in the amount of principal amount of $100,000 to Silo Equity Partners Venture Fund LLC (“Silo Convertible Note”). This convertible note is due and payable on September 22, 2017 plus interest on the unpaid principal balance at a rate of 8% per annum.

The Company recorded interest expense in connection with the Silo Convertible Note in the amount of $ 2,024 and $0 for the quarters ended July 31 2017 and 2016, respectively. Accrued interest due under the Silo Convertible Note totaled $2,882 and $858 as of July 31, 2017 and April 30, 2017, respectively.

F-54

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The principal balance of the convertible promissory note was $100,000 at July 31, 2017 and April 30, 2017.

Tangiers Global, LLC Convertible Note

On March 21, 2017, the Company issued a convertible promissory note in the amount of principal amount of $105,000 to Tangiers Global, LLC (“Tangiers Convertible Note”) including an Original Issue Discount (“OID”) of $5,000. This convertible note is due and payable on September 21, 2018 plus interest on the unpaid principal balance at a rate of 7% per annum.

During quarters ended July 31 2017 and 2016 the Company recognized interest expense in the amount of amount of $839 and $0 relating to the amortization of the original issuance discount in connection with the Tangiers Convertible Note. The unamortized balance of original issuance totaled $3,795 and $4,634 at July 31, 2017 and April 30, 2017, respectively. The Company recorded interest expense in connection with the Tangiers Convertible Note in the amount of $1,835 and $0 for the quarters ended July 31 2017 and 2016, respectively. Accrued interest due under the Tangiers Convertible Note totaled $2,662 and $827 as of July 31, 2017 and April 30, 2017, respectively.

The principal balance of the convertible promissory note was $105,000 at July 31, 2017 and April 30, 2017.

Note 14. Common Stock

On July 17, 2017 the Company issued 926,000 shares of Common Stock in connection with the Hoppel Convertible Note 2. These shares were issued in accordance with securities purchase agreement executed as part of the Hopple convertible note (See Note 13). As part of the Hopple convertible note, 926,000 shares were originally issued. Additionally, if the note was not repaid and price of the common shares falls below $0.0125, the Company was obligated to issue and additional 926,000 shares.

Note 15. Series A Convertible Preferred Stock

As of July 31 2017 and April 30, 2017, 967,031 shares of Series A Preferred Stock were issued and outstanding. There was no activity relating to the Company’s Shares of Series A Preferred Stock during the quarter ended July 31, 2017.

Note 16. Series B Convertible Redeemable Preferred Stock

As of July 31, 2017 and April 30, 2017, 8,534,625 shares of Series B Preferred Stock were issued and outstanding.

During the Quarter ended July 31, 2017, the Company paid no cash dividends Series B and accrued an additional dividend payable of $23,898. Dividend payable totaled $37,665 and $13,767 as of July 31, 2017 and April 30, 2017, respectively.

F-55

PROGREEN US, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 Note 17. Employee Stock Option Plan

Restricted Stock Units

For the three month period ended July 31, 2017 compensation expense relating to RSUs was recorded as follows:

July 31, 2017
Number of restricted stock units issued on June 1, 2014	600,000
Stock price on grant date	$0.02
Vesting Period	3 years
Estimated fair value at issuance	$12,000

May 1, 2017 through July 31, 2017 Compensation Expense	$1,000

Total compensation expense	$1,000

Note 18. Warrants

For the three months ended July 31, 2017, 450,000 warrants were issued, and none were exercised or forfeited. The Company’s outstanding and exercisable warrants as of July 31, 2017 are presented below:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value

Warrants outstanding as of April 30, 2017	13,550,000	$0.03	4.53
Warrants exercisable as of April 30, 2017	11,550,000	$0.03	4.49	$16,000

Warrants Granted	2,450,000	0.05
Warrants Forfeited	-	-
Warrants Exercised	-	-

Warrants Outstanding as of July 31, 2017	16,000,000	$0.03	4.36
Warrants exercisable as of July 31, 2017	14,000,000	$0.04	4.34	$5,900

Note 19. Subsequent Events

In connection with the Hoppel Convertible Note 2, on August 21, 2017, the Company entered into an amendment of the note and securities purchase agreement where the maturity date was extended to September 30, 2017, and which allows conversion of the note regardless if an event of default has occurred. During August 2017, the effective conversion price fell below $0.01. As such in accordance with provisions of the note, the conversion price was redefined to equal 50% of the average of the three daily lowest trades occurring during the fifteen consecutive trading days immediately preceding the applicable conversion date and a sub-penny penalty of $5,000 was incurred.

On August 10, 2017, the Company paid the second cash payment of $42,000 (plus accrued interest in the amount of $2,940) due under the Settlement Agreement. On August 23, August 28, and August 31, 2017, $13,650, $15,750 and $11,552, respectively, worth of common stock was converted for a total of 6,700,381 shares. (See Note 13). With the cash payments and conversions into common shares, this note was paid off.

On August 22, 2017, the Company made a cash payment of $61,989 to Power Up Lending Group, Ltd for payment towards Convertible Note 1 (see Note 13). On August 24, August 29 and August 31, 2017, PowerUp Lending Group, Ltd converted $20,000, $20,000 and $20,146, respectively, worth of common stock for a total of 8,534,554 shares. With the cash payment and conversion into common shares, this note was paid off.

On August 23, 2017, the Company issued to Power Up Lending Group Ltd. a 12% Fixed Rate Convertible Promissory Note in the principal amount of $78,000 due on May 30, 2018. The Holder shall have the right from time to time, at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note, to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and nonassessable shares of Common Stock. The conversion price shall equal 58% multiplied by the average of the lowest two (2) Trading Prices for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

In September 2017, the Company paid $103,000 of the Bellridge Convertible Note. See Note 13.

F-56

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto and other financial information included elsewhere in this report.

Certain statements contained in this report, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including our ability to create, sustain, manage or forecast our growth; our ability to attract and retain key personnel; changes in our business strategy or development plans; competition; business disruptions; adverse publicity; and international, national and local general economic and market conditions.

GENERAL

The terms “we,” “us,” “our,” “ProGreen” and the “Company” refer to Progreen US, Inc., a Delaware corporation and, unless the context indicates otherwise, includes our subsidiaries.

The Company was incorporated in Florida on April 23, 1998 and reincorporated in Delaware on December 12, 2008. Effective September 11, 2009, we changed our name from Diversified Product Inspections, Inc. to ProGreen Properties, Inc. to reflect the change in our business operations to the purchase of income producing real estate assets, and changed our name effective July 22, 2016 to Progreen US, Inc. to reflect initiation of development operations in Baja Mexico.

OUR BUSINESS

We have recently moved our offices from Oakland County, Michigan, to San Diego, California, proximate to our agricultural and Cielo Mar development projects in Baja California, on which our current business operations are focused. The purchase of a condominium unit on July 28, 2009 initiated our real estate development operations directed at purchasing income-producing residential real estate apartment homes, condominiums and houses in the State of Michigan. Our business model since our initial property purchases in 2009 has been to acquire, refurbish and upgrade existing properties into more environmentally sustainable, energy efficient, comfortable and healthier living spaces so that they meet standards that exceed what is often the norm for most single-family homes, condominiums and apartments. Once a property has been acquired, refurbished and rented, the property would be put back on the market, but now with a favorable environmental profile.

Since all lease agreements in Oakland County, Michigan, have expired and rentals are on a month-to-month basis, the strategy of the Company is to sell the current real estate portfolio in Michigan and concentrate on the same line of business in the Cielo Mar development. At this time, we do not offer managed properties as investment properties.

We have expanded our real estate development operations to include Baja California, Mexico. On February 11, 2016, we signed a definitive agreement with Contel for Progreen to finance the first tract of land of approximately 300 acres which is being developed by Contel for agriculture use. Four wells have been drilled on the first tract, and the growing operation have commenced, as well as sales by Contel to the U.S. market.

In addition, we have formed the Procon joint venture subsidiary, which is the holding company for further non-agricultural land and real estate developments. On January 23, 2017, Procon entered into a definitive purchase agreement for, and has taken possession of, a large tract of land situated near the town of El Rosario in Baja California. The land, planned for residential real estate development, is bordering the Pacific Ocean and covers a total area of 2,016 ha (5,000 acres) with 7.5 km (4.5 miles) of ocean front.

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The transfer of deed for the 5,000-acre oceanfront property to Procon was completed on March 15, 2017, and a Master Plan for all of this land is being created for a very large resort-type retirement and vacation community with the name “Cielo Mar”. The first phase of the development of the master plan is underway.

RESULTS OF OPERATIONS

1.	Year Ended April 30, 2017 Compared to Year Ended April 30, 2016

During the year ended April 30, 2017, we incurred a net loss of $1,478,000 compared to a net loss of $852,000 for the year ended April 30, 2016. The increase in our loss for the year ended April 30, 2017 over the comparable prior year is due to a decrease in our revenue of approximately $140,000, an increase of approximately $163,000 in operating expenses and an increase in net other expenses of approximately $323,000.

There were increases in revenue in the fiscal year ended April 30, 2017 compared to fiscal 2016 is due to:

Rental revenue increased to approximately $91,000 during the year ended April 30, 2017 as compared to $24,000 during the prior fiscal year. The Company received rental income on between five and seven properties during the entire year ended April 30, 2017, as compared to rental income earned on properties acquired from ARG only in the last quarter of the prior fiscal year.

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Commission revenue was approximately $4,000 for the year ended April 30, 2017 as compared to $0 during the fiscal year ended April 30, 2016. The Company received commissions on the sale of two of the properties in the fiscal year ended April 30, 2017. There were no such commissions earned during the prior fiscal year.

These increases in revenue in the fiscal year ended April 30, 2017 compared to fiscal 2016 were partially offset by the following decreases:

Proceeds from the sale of properties increased to $575,000 during the year ended April 30, 2017 as compared to $0 in the comparable prior year end and corresponding cost of properties sold increased to approximately $554,000 as compared to $0 during the year ended April 30, 2016. However, during 2017 the profit in connection with the sale of two properties, which the Company financed, was deferred in the amount of $41,603, resulting in a net loss from sale of properties of approximately $21,000. The Company sold four properties in the year ended April 30, 2017 as compared to none in the comparable prior year end.

Management fee revenue decreased to $0 during the year ended April 30, 2017 as compared to approximately $12,000 for the fiscal year ended April 30, 2016 as the Company managed no properties in the current fiscal year.

Construction services revenues were $0 during the year ended April 30, 2017 as compared to approximately $177,000 for the fiscal year ended April 30, 2016. The decrease is a result of the Company’s acquisition of ARG, for whom the fiscal 2016 construction services were provided.

There have been fluctuations in certain expenses in the fiscal year ended April 30, 2017, as compared to the fiscal year ended April 30, 2016.

Selling, general and administrative expense increased approximately $179,000 for the year ended April 30, 2017 as compared to the comparable prior year mainly due to the following:

Rental property costs and depreciation expense increased for the year ended April 30, 2017 as compared to the comparable prior period as a result of costs incurred in connection with the rental properties the Company acquired from ARG in the last quarter of fiscal 2016.

Commission and closing costs expense increased approximately $16,000 for the year ended April 30, 2017 as compared to the comparable prior period as a result of the sale of four properties with commission paid on the sale of two of the properties.

Investor relations expense increased approximately $22,000 for the year ended April 30, 2017 as compared to the comparable prior period as a result of more activity in publicity for the Company.

Travel fees increased approximately $17,000 for the year ended April 30, 2017 as compared to the comparable prior period as a result of business travel to Mexico.

Salary and payroll tax expense increased for the year ended April 30, 2017 as compared to the comparable prior period mainly due to the addition of an office manager and corrections to payroll tax expense.

Bad debt expense increased approximately $10,000 from $0 for the year ended April 30, 2016 to a loss of $10,000 in the current year ended April 30, 2017 as the Company recorded a bad debt reserve of approximately $7,000 in connection with rent due on one of its rental properties and approximately $5,000 in connection with its Notes receivable land contracts, net of $2,000 received in payment in full on a previously written off land contract receivable.

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Professional fees decreased approximately $29,000 for the year ended April 30, 2017 as compared to the comparable prior year mainly due to:

Audit, accounting and legal and fees increased mainly due to our S-1 filing, the increased complexity of accounting issues and regulatory compliance costs.

Consultant fees paid increased for the year ended April 30, 2017 as compared to the comparable prior period due to increased responsibility after letting go of an office employee.

These increases were partially offset by a decrease in investor and OTC fees for the year ended April 30, 2017 as compared to the comparable prior period, which includes a decrease due to fees paid with the issuance of common stock to two consultants in the amount of approximately $53,000 in the year ended April 30, 2016. This decrease was offset by an increase for investor relations expense for the current year ended.

Impairment loss expense increased from $0 for the year ended April 30, 2016 to approximately $180,000 for the year ended April 30, 2017 due to the Company’s determination the goodwill relating to its acquisition of ARG was impaired and a loss in the amount of approximately $180,000 was recognized in the last quarter of fiscal 2017.

Interest expense was approximately $300,000 for the year ended April 30, 2017 as compared to approximately $239,000 for the comparable prior year mainly due to increased debt and convertible debt during the current year and the related interest and amortization of debt discounts for the year ended April 30, 2017.

Gain on sale of asset decreased from $8,100 in the comparable prior year to approximately $0 for the year ended April 30, 2017 due to the sale of a vehicle in the prior year.

Loss on settlement of related party liabilities, Series A increased to approximately $428,000 for the year ended April 30, 2017 as compared to $0 for the comparable prior year due to the issuance of Series A preferred stock in settlement of the note payable to EIG resulting in a loss in the amount of approximately $389,000 and in settlement of the advance due EIG resulting in a loss in the amount of approximately $39,000.

Gain on settlement of liabilities, Series B increased to approximately $11,000 for the year ended April 30, 2017 as compared to $0 for the comparable prior period due to the issuance of Series B preferred stock in settlement of the note payable due AMREFA.

Derivatives loss decreased from approximately $177,000 in the comparable prior year to approximately $8,000 for the year ended April 30, 2017 due to derivative gain on settlement of Hoppel Convertible Note 1 which was paid in full in the last quarter of fiscal 2017.

2.	Three months Ended July 31, 2017 Compared to Three Months Ended July 31, 2016

During the three months ended July 31, 2017, we incurred a net loss of approximately $132,000 compared to a net loss of approximately $517,000 for the three months ended July 31, 2016. Revenue decreased approximately $19,000 in the three months ended July 31, 2017 compared to the three months ended July 31, 2016.

Rental revenue decreased to approximately $16,000 as compared to $29,000 during the three months ended July 31, 2016. The Company received rental income on seven properties during the three months ended July 31, 2017 as compared to eleven in the comparable prior period.

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Proceeds from the sale of properties decreased to $218,000 as compared to $228,000 during the three months ended July 31, 2016 and the corresponding cost of properties sold decreased to approximately $178,000 as compared to $186,000 in the three months ended July 31, 2016, resulting in a decrease in net gain from sale of properties to approximately $40,000 during the quarter ended July 31, 2017 as compared to $42,000 during the three months ended July 31, 2016. The Company sold four property in the three months ended July 31, 2017 as compared to two in the comparable prior period.

Commission revenue decreased to $0 during the three months ended July 31, 2017 as compared to approximately $4,000 in 2016 as the Company received commission on the sale of two properties in 2016. There were no such commissions earned during the three months ended July 31, 2017.

There have been fluctuations in certain expenses in the three months ended July 31, 2017, as compared to the three months ended July 31, 2016. In the three months ended July 31, 2017.

General and administrative expenses increased approximately $8,800 for the three months ended July 31, 2017 as compared to the comparable prior period mainly due to the following changes:

There were increases in certain expenses:

Commissions and Closing costs increased by approximately $23,200 during the three months ended July 31, 2017 as compared to the comparable prior period due to the selling of four properties as in the current period as compared to the sale of one property in the comparable prior period.

Investor Relations costs increased by approximately $18,500 during the three months ended July 31, 2017 as compared to the comparable prior period due to the increased activity of promoting the Company.

Office rent expense and office expense increased approximately $4,900 for the three months ended July 31, 2017 as compared to the comparable prior period due the Company’s new office space lease in San Diego and an increase in related office costs.

Office costs increased by approximately $19,700 during the three months ended July 31, 2017 as compared to the comparable prior period due to additional administrative costs incurred by Procon to set up new offices.

Moving expense increased by approximately $1,700 during the three months ended July 31, 2017 as compared to the comparable prior period due costs incurred in moving the office to San Diego in the current period.

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These increases were offset by decreases in certain expenses:

Rental property costs and depreciation expense decreased approximately $27,500 and $2,800, respectively, for the three months ended July 31, 2017 as compared to the comparable prior period as a result the reduced number of rental properties in the current quarter as compared to the comparable prior period.

Salary expense, office salary and related benefits and payroll taxes decreased approximately $27,000 during the three months ended July 31, 2017 as compared to the comparable prior period due to the termination of an office manager the second quarter of fiscal 2017 and a reduction in office staff in the current quarter as compared to the comparable prior period.

Compensation expense decreased approximately $1,900 for three months ended July 31, 2017 as compared to the comparable prior period due to the full vesting of the remainder of restricted stock units during the current period.

Professional fees increased approximately$18,000 for the three months ended July 31, 2017 as compared to the comparable prior period mainly due to:

Audit and accounting fees increased approximately $8,100 in the three month period ended July 31, 2017 as compared to the prior comparable quarter due to additional work needed to properly account for derivative financial instruments and the valuation of such instruments.

Professional fees increased approximately $10,000 in the three month period ended July 31, 2017 as compared to the prior comparable quarter due to additional transfer agent costs and OTC Marketplace fees.

An increase in fees paid in the amount of approximately $8,500 to consultants for valuation and accounting services.

A decrease in legal fees paid in the amount of approximately $8,600 in the three month period ended July 31, 2017 as a result of less S-1 filing expenses incurred and decreased legal resources required.

Interest expense, net increased approximately $68,000 for the three months ended July 31, 2017 as compared to the comparable prior period mainly due to the increase in amortization of debt discounts in connection with convertible notes party in the current quarter of fiscal 2017 as compared to the comparable prior three month period.

Loss on settlement of liabilities, Series A decreased to $0 for the three months ended July 31, 2017 as compared to approximately $428,000 for the comparable prior period due to the issuance of Series A preferred stock in settlement of the note payable to EIG resulting in a loss in the amount of approximately $389,000 and in settlement of the advance due EIG resulting in a loss in the amount of approximately $39,000 in the three months ended July 31, 2016.

Loss on settlement of liabilities, common stock increased to approximately $45,000 for the three months ended July 31, 2017 as compared to $0 for the comparable prior period due to the partial payoff of a convertible note payable and issuance of common stock under make whole provision.

Gain on settlement of liabilities, Series decreased to $0 for the three months ended July 31, 2017 as compared to approximately $11,000 for the comparable prior period due to the issuance of Series B preferred stock in settlement of the note payable due AMREFA.

Derivatives gain increased to approximately $114,628 for the three months ended July 31, 2017 as compared to a $0 for the comparable prior period due to the fair value adjustments in connection with the convertible notes and common stock warrants in the current three month period.

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LIQUIDITY AND CAPITAL RESOURCES

At April 30, 2017, we had total assets of approximately $2,395,000 compared to total assets of approximately $2,248,000 at July 31, 2017. The decrease in total assets was primarily due to: Rental property which decreased approximately $268,000 due the sale of four properties in the three-month period ended July 31, 2017 and a decrease in cash of approximately$242,000 in the three month period ended July 31, 2017.

These decreases in assets were partially offset by increases in: Notes Receivable Land Contract which increased approximately $71,000 due to the Company’s issuance of land contracts to the buyers of the two properties sold in the three-month period ended July 31, 2017, Note Receivable- Related Party increased $265,000 as a result of the Company’s additional loan to Contel. Accounts receivable increased approximately $17,000 as a result of rental property rent due from tenants as of July 31, 2017 and Procon’s accounts receivable increase and Other assets increased approximately $10,000.

Cash decreased to approximately $48,000 for the period ended July 31, 2017, compared to cash of $289,000 at April 30, 2017. Cash used in operating activities was approximately $182,000 for the period ended July 31, 2017, as compared with cash used in operating activities of approximately $144,000 in the comparable period in fiscal 2016.

At July 31, 2017, we had stockholders’ deficit of approximately $349,000 as compared to a deficit of approximately $200,000 at April 30, 2017.

Credit Line

On July 19, 2017 the Company signed a one year unsecured 5% Promissory Note (“Credit Line 3”) whereby the Company may borrow up to $250,000 with interest at a rate of five (5%) percent per annum due on July 19, 2018.

As of July 31, 2017 the Company borrowed $59,970 under Credit Line 3.

Mr. Telander on February 21, 2017 entered into an additional one year 5% Promissory Note credit line agreement of up to $250,000 with the Company, on the same terms as those of the August 2, 2016 agreement, and has commenced advances to the Company under the new Promissory Note. Mr. Telander completed the full amount of the advances under the Note as of July13, 2017 and we have issued to Mr. Telander, in accordance with the terms of this credit line financing, a five-year common stock purchase warrant to purchase 2,500,000 shares of common stock at an exercise price of $0.05 per share, will be issued as are made.

On August 2, 2016, the Company signed a 5% Promissory Note with the company’s CEO, Jan Telander, for a credit line of up to $250,000. The Note is non-convertible and is to be repaid within one year. Mr. Telander completed the full amount of the advances under the Note as of February 21, 2017 and we have issued to Mr. Telander, in accordance with the terms of this credit line financing, a five-year common stock purchase warrant to purchase 2,500,000 shares of common stock at an exercise price of $0.05 per share, will be issued as are made.

Equity Line Financing

On June 23, 2016, the Company entered into a $5,000,000 equity line financing agreement (“Investment Agreement”) with Tangiers Global, LLC, Dorado, Puerto Rico, and filed a Registration Statement for the financing with the SEC on August 31, 2016, which was declared effective by the SEC on January 31, 2017. The financing is over a maximum of 36 months. A maximum of 75 million (75,000,000) shares of our common stock have been registered for this financing.

Convertible Note Financings

On September 13, 2016, the Company sold a private investor a 7% convertible promissory note in the principal amount of $105,000, due March 13, 2017.

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On January 20, 2017, the Company sold a private investor a 7% convertible promissory note in the principal amount of $105,000, due July 20, 2017, convertible in the event of an event of default.

On February 21, 2017, the Company sold to an institutional lender a convertible note in the amount of $103,500, bearing interest at the rate of 12% per annum, and due November 30, 2017.

On March 15, 2017, the Company issued to an institutional lender a $5,000 Original Issue Discount 10% Convertible Debenture in the principal amount of $105,000, due March 15, 2018.

On March 21, 2017, the Company issued a 7% Fixed Convertible Promissory Note in the principal amount of $105,000 due September 21, 2018 to an institutional lender.

On March 30, 2017, the Company issued a 7% Fixed Convertible Promissory Note in the principal amount of $100,000 due September 22, 2017 to an institutional lender.

On April 27, 2017, the Company issued a 10% Fixed Convertible Promissory Note in the principal amount of $113,000 due April 3, 2018 to an institutional lender.

In May 2017, the non-interest bearing Mortgage Note to AMREFA in the amount of $200,000 was paid in full upon the sale of the Kinsel Street Property. See Note 11.

On May 10, 2017, the Company issued to JSJ Investments Inc. a 12% Convertible Promissory Note in the principal amount of $ 113,000, due February 20, 2018. At any time after 180 days after the issuance date, this Note shall be convertible into shares of the Company’s common stock with a conversion price equal to a 52% discount to the lowest trading price during the previous fifteen (15) trading days to the date of a Conversion Notice.

On May 3, 2017, the Company issued to Vista Capital Investments LLC an 8% Fixed Rate Convertible Debenture in the principal amount of $110,000 with an Original Issue Discount of $10,000, due November 29, 2017. At any time which is one hundred eighty days from the Closing Date, this Note shall be convertible into shares of the Company’s common stock with a conversion price equal to $0.035. In addition, the Company granted Vista Capital Investments LLC 2,000,000 Warrant Shares of the Company’s common stock, par value $0.0001 per share.

On May 15, 2017, the Company issued to Power Up Lending Group Ltd. a 12% Fixed Rate Convertible Promissory Note in the principal amount of $46,500 due on February 15, 2018. The Holder shall have the right from time to time, at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note, to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and nonassessable shares of Common Stock. The conversion price shall equal 58% multiplied by the average of the lowest two (2) Trading Prices for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

On June 30, 2017, the Board of Directors of the Company adopted and approved the Company’s 2017 Employee Stock Option Plan (the “Plan”), for which we will seek approval of our stockholders. The Company terminated its 2012 Stock Option Plan following the expiration of all outstanding restricted stock units issued under that plan. See Note 24.

On July 17, 2017 the Company entered into a Settlement Agreement for the Hopple Promissory Note issued on January 20, 2017 and due on July 20, 2017. In exchange for Mr. Hoppel’s settlement and release of the Settled Claims, the Company issued Mr. Hoppel 926,000 shares of the Company’s common stock and shall make three equal cash payments of $44,940. The Company made the first cash payment due August 1, 2017, and the second cash payment due August 10, 2017, and in lieu of payment of the final installment due August 20, 2017, entered into an amendment to the Note with Mr. Hoppel to extend the maturity date of the Note to September 30, 2017, and to permit conversion of the balance owing on the Note into shares of the Company’s common stock.

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Critical Accounting Policies

The summary of critical accounting policies below should be read in conjunction with the discussion of the Company’s accounting policies included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2017. We consider the following accounting policy to be the most critical going forward:

Basis of Presentation - The Company’s financial statements for the year ended April 30, 2017, have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of uncertainties.

Estimates - The preparation of financial statements required us to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. We based our estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurances that actual results will not differ from those estimates. On an ongoing basis, we will evaluate our accounting policies and disclosure practices as necessary.

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Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Directors and Executive Officers

Directors and Executive Officers

The following table sets forth the names, positions and ages of our executive officers and directors, as of October 1, 2017.

Name	Age	Title
Jan Telander	66	Chief Executive Officer, Chief Financial Officer and Director; and General Manager, Procon joint venture
Michael Hylander	58	Director

Christina M. Lombera	49	Secretary

On March 14, 2014, our Board of Directors elected Michael Hylander as a director of the Company to fill an existing vacancy on the Board of Directors. Henrik Sellmann resigned as a director on October 22, 2014.

Set forth below is a brief description of the background of each of our executive officers and directors, based on the information provided to us by them.

Jan Telander is the Company’s Chief Executive Officer and a director, and is the general manager of the Procon joint venture in Mexico, where the Company is the 51% owner. He has been the president of EIG Venture Capital Ltd (“EVC”) since 2001. EVC was founded by Mr. Telander and two other family members as a private investment company with an aim to purchase early stage companies and build these into larger entities with a view to seek exit through public listing on a suitable stock exchange. From 2001 until May 31, 2008, Mr. Telander was a member of the Board of Directors of Gas Turbine Efficiency, Inc., a former EIG portfolio company.

Michael Hylander has been with Repco S.L., Madrid, Spain, which represents in Spain and Portugal international food processing and packaging machinery manufacturers, and is currently its General Manager and a partner. From 1986 through 1992, Mr. Hylander was a Vice President and a director of Morgan Gestion, S.A., and its head of Private Banking in Madrid, where his responsibilities included management, investments, administration and marketing of the local investment funds and fiscal planning. From 1980 to 1984 he was with several international companies and had responsibilities for sales and marketing. He received a baccalaureate from Sigtuna Humanistiska Läroverk, Sigtuna, Sweden, in 1976, and completed his Swedish military service in 1977-1978. He received a degree in business administration from Stockholm University, Stockholm, Sweden in 1980, and a Masters in Business Administration from Insead Fontainbleau, Fontainbleau, France in 1985. Mr. Hylander is a first cousin of Jan Telander, our Chief Executive Officer.

Christina M. Lombera is the corporate Secretary of our Company and has, since inception, been the Principal Broker for ProGreen Realty, our real estate brokerage subsidiary. With over twenty years experience as a paralegal in real estate, corporate, estate planning and litigation, Ms. Lombera has managed complex real estate and corporate transactions. She has also handled a wide variety of document preparations, due diligence and corporate governance, as well as extensive legal research, writing and estate planning. Ms Lombera is a member of the State Bar of Michigan, Legal Assistants Chapter. Ms. Lombera has also been a licensed real estate consultant since 1998 and has negotiated, directed and closed voluminous real estate transactions ranging from single-family purchases, sales and leases, to complex multi-family and commercial real estate sales and acquisitions. As our Principal Broker, Ms. Lombera provides a broad spectrum of real estate knowledge, expertise and experience. A native of Oakland County, Michigan, Ms. Lombera is familiar with ProGreen’s target real estate market, and utilizes a hands-on approach in locating, evaluating, negotiating, and closing real estate acquisitions on behalf of ProGreen. Ms. Lombera is a dedicated ProGreen Team member. Ms. Lombera graduated as a paralegal with a Business Degree from Cañada College, California in 1993.

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Executive Compensation.

Summary Compensation Table

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during fiscal years 2017, 2016 and 2015 by our Chief Executive Officer and any executive officer who received annual compensation in salary and bonus combined in excess of $100,000 during those years. Each person below is referred to as a named executive officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non- Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compen- sation (i)		Total ($) (j)
Jan Telander,	2017	$96,000						$21,000	(1)	$117,000
CEO (1)	2016	$96,000						$21,000	(1)	$117,000
	2015	$96,000						$21,000	(1)	$117,000

(1)	Mr. Telander was paid a $21,000 housing allowance in fiscal 2017, a $21,000 housing allowance in 2016, and a $21,000 housing allowance in 2015. Mr. Telander has received a $96,000 salary in the past three fiscal years; his salary for the current fiscal year has been paid by Progreen through August 31, 2017, and will be paid by Procon (the management of which is accounting for the substantial portion of his time and efforts) for the balance of the current year and the continuation of the Baja project.

Stock Options Granted and Director Compensation in the Year Ended April 30, 2016

None.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

Employment Agreements

Neither the Company, nor any of our subsidiaries, has entered into an employment contract with a named executive officer. Furthermore, we do not, nor do any of our subsidiaries, anticipate entering into an employment contract with any named executive officer in the near future.

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Employee Benefit Plans

On April 30, 2012, the Board of Directors of the Company adopted and approved the Company’s 2012 Employee Stock Option Plan (the “2012 Plan”), which was approved by our stockholders. The Plan authorized the grant, over a ten-year period, options or Restricted Stock Awards to purchase up to a maximum of 10,000,000 shares of the Company’s common stock. Under the 2012 Plan, effective June 1, 2012, our Board of Directors approved the award of restricted stock units under the 2012 Plan to our two directors and one employee as follows: an award of 3,000,000 restricted stock units to the Company’s Chief Executive Officer, Jan Telander; an award of 600,000 restricted stock units to Henrik Sellmann, a director of the Company; and an award of 600,000 restricted stock units to the Secretary of the Company who is the manager of our real estate subsidiary. Effective December 3, 2012 Company retained a Controller to whom 600,000 RSUs were issued as part of his initial remuneration package. Effective June 1, 2014, our Board of Directors authorized the issuance of 600,000 RSUs to Michael Hylander, who was elected to our Board of Directors on March 14, 2014.

The Company has terminated the 2012 Plan following the expiration of all outstanding restricted stock units issued under the 2012 Plan.

On June 30, 2017, the Board of Directors of the Company adopted and approved the Company’s 2017 Employee Stock Option Plan (the “Plan”), for which we will seek approval of our stockholders. The Plan authorizes the issuance over a ten-year period, options or Restricted Stock Awards to purchase up to a maximum of 25,000,000 shares of the Company’s common stock, subject to adjustment as described below.

Description of the Plan

The following is a summary of certain provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan set forth in the exhibit to this report.

Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) or which are not (“Non-ISOs”) intended to qualify as Incentive Stock Options thereunder. The Plan also provides for restricted stock awards representing shares of common stock (“Restricted Shares”) that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee (as defined below) may determine (“Restricted Stock Awards”). In connection with issuance of any Restricted Shares, the Committee may (but shall not be obligated to) require the payment of a specified purchase price (which price may be less than Fair Market Value).

The Plan is administered by the Board of Directors or a committee (the “Committee”) which is appointed by the Board of Directors from those of its members who are “non-employees” of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Subject to the provisions of the Plan, the Board of Directors, or the Committee, if one is appointed, has full authority to determine the persons to be granted options or Restricted Stock Awards under the Plan and the terms of Restricted Stock Awards, the number and purchase price of the shares represented by each option, the time or times at which the options may be exercised, and the terms and provisions of each option, which need not be uniform for all options.

Key employees of the Company or its subsidiaries, as determined by the Board or Committee, and non-employee directors of and consultants to the Company or its subsidiaries are eligible to receive options or Restricted Stock Awards under the Plan. The Plan authorizes the Committee to grant, over a ten-year period, options or Restricted Stock Awards to purchase up to a maximum of 25,000,000 shares of the Company’s common stock, subject to adjustment as described below. If any option expires or is terminated prior to its exercise in full and prior to the termination of the Plan, the shares subject to such unexercised option shall again be available for the grant of new options under the Plan. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Board of Directors and may consist entirely of cash, check, promissory note, other shares of common stock which (i) either have been owned by the option holder for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Corporation, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under the laws of Delaware. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

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The term of each option will not be more than ten (10) years from the date of grant. Options granted under the Plan may be exercised only during the continuance of the Participant’s employment with the Company or one of its subsidiaries. The Plan permits an outstanding ISO option to be exercised after termination of employment only to the extent that the option was exercisable on the date of termination but in no event beyond the original term of the option (i) within one year by the estate or rightful heir(s) of the optionee if the optionee’s employment is terminated due to the optionee’s death; (ii) within one year after the date of such termination if the termination is due to the optionee’s Disability (as defined in the Plan); or (iii) within three months after the date of such termination if the termination was due to the optionee’s Retirement (as defined in the Plan) or was for reasons other than death or Disability and other than “for cause” (as defined in the Plan). Upon termination of an optionee’s employment “for cause,” any unexercised options held by the optionee will be forfeited. In the event of the dissolution, liquidation or sale of all or substantially all of the assets of the Company, to the extent it has not been previously exercised an option will terminate immediately prior to the consummation of such proposed action. In the event of the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted by such successor corporation or, if such successor corporation does not agree to assume the option or substitute an equivalent option, the Board shall provide for the option holder to have the right to exercise the option as to all of the optioned shares, including shares as to which the option would not otherwise be exercisable.

Options granted under the Plan may be in the form of “incentive stock options” which qualify as such under Section 422 of the Code or non-qualified stock options which do not meet the criteria for incentive stock options under Section 422. Options granted under the Plan are, generally, transferable only by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee or by his legal representative in the event of his Disability.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

Principal Stockholders

The table below sets forth information regarding the beneficial ownership of our common stock as of November 16, 2017 by the following individuals or groups:

●	each person or entity who we know beneficially owns more than 5.0% in the aggregate;

●	each of our named executive officers;

●	each of our directors; and

●	all directors and named executive officers as a group.

The percentage of beneficial ownership in the following table is based upon 372,790,227 shares of common stock outstanding as of November 16, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. We do not have any outstanding options, warrants or other conversion rights.

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Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Class Outstanding
Common Stock
	Jan Telander (1) c/o Progreen US, Inc. 6443 Inkster Rd., Birmingham Township, MI 48301(1)	54,776,195	13.59%

	Michael Hylander c/o Progreen US, Inc. 6443 Inkster Rd., Birmingham Township, MI 48301(1)	0	0

	Ulf Telander (2) Calle Sierra Nevada 64C Urb Loma de Marbella Club 29602 Marbella, Spain	318,112,754	52.56%

	Frederic Telander (3) Floragatan 16 SE 11431 Stockholm, Sweden	30,303,030	7.52%

	All officers and directors as a group	54,766,195	13.59%

Series A Convertible Preferred Stock
	Frederic Telander (3)	100,000	10.34%

	Ulf Telander (2)	767,031	79.32%

	Jan Telander (1)	100,000	10.34%

Series B Convertible Preferred Stock
	American Residential Fastigheter AB (4)
	DRottninggatan 36 SE 411 14 Goteborg, Sweden	8,534,625	100%

(1)	Mr. Jan Telander owns an aggregate of 24,463,165 shares common stock directly, and holds 100,000 shares of Series A Convertible Preferred Stock, convertible on and after January 1, 2017 into 30,303,030 shares of common stock, at a conversion price of $0.0033 per share. The table above reflects conversion of the preferred stock held by Mr. Telander in calculating the percentage of common stock shown as owned by Mr. Telander. As of April 30, 2015, Mr. Telander had divested himself of all equity interests in EIG Venture Capital Ltd. and its affiliates, and resigned from all management and governing body positions with companies in this group.

(2)

Mr. Ulf Telander holds 100,000 shares of Series A Convertible Preferred Stock, which vote as, and are convertible on and after January 1, 2017 into, 30,303,030 shares of common stock, at a conversion price of $0.0033 per share. Mr. Telander is the owner of 66% of the equity interests in and controls EIG Venture Capital Ltd. (“EIG”). EIG owns 84,804,436 shares of common stock directly and is the sole stockholder of EIG Capital Investments Ltd. and Sofcon, Ltd., which own directly 497,197 and 377,485 shares of the Company’s common stock, respectively. EIG holds 667,031 shares of Series A Convertible Preferred Stock, which vote as, and are convertible on and after January 1, 2017 into, 202,130,606 shares of common stock. EIG’s direct ownership of 85,679,118 shares of common stock and 667,031 shares of Series A Convertible Preferred Stock is included in Mr. Ulf Telander’s ownership of common stock and Series A Convertible Preferred Stock as shown in the table. The table above reflects conversion of the Series A Convertible Preferred Stock held by EIG and Mr. Telander in calculating the number of shares of common stock shown as beneficially owned by Mr. Telander.

Mr. Telander is the brother of Jan Telander, CEO of the Company.

(3)	Mr. Frederic Telander holds 100,000 shares of Series A Convertible Preferred Stock, which vote as, and are convertible on and after January 1, 2017 into, 30,303,030 shares of common stock, at a conversion price of $0.0033 per share. The table above reflects conversion of the preferred stock held by Frederic Telander in calculating the percentage of common stock shown as owned by him.

(4)	Michael Lindstrom does not own any equity interest in, and is President of and controls, American Residential Fastigheter AB.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

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Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Other than as disclosed below, there has been no transaction, since May 1, 2016, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds, $9,800 being the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	Any director or executive officer of our company;

(b)	Any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities; and

(c)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We have entered into the following transactions with related parties:

2009 Subscription Agreement with our Chief Executive Officer and Director

On July 21, 2009, the Company entered into a Subscription Agreement with EIG Venture Capital, Ltd. (“EIG”), an investment company controlled by Jan Telander, the Company’s Chief Executive Officer and controlling stockholder for the sale by the Company to EIG of an aggregate of 97,751,710 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at a fixed price of $0.01023 per share, in three tranches: the Phase I tranche consisted of 5,767,350 shares of Common Stock to be purchased by EIG on or before July 16, 2009; the Phase II tranche of 43,108,504 shares to be purchased by EIG on or before December 31, 2009; and the Phase III tranche of 48,875,855 shares of Common Stock to be purchased by EIG on or before July 16, 2010. On June 1, 2010, the Company received $400,000 of the Phase III tranche and issued 39,100,684 shares to EIG. Under a December 1, 2009 Amendment to the Subscription Agreement, EIG paid penalty interest at a rate of 13.5% per annum on the unpaid balance as of the final purchase date of the Phase III shares from that date to the date the shares are purchased. In December 2014, the Company received $50,000 of the remaining Phase III $100,000 purchase price balance and $59,120 of related interest. The remaining balance of the purchase price in the amount of $54,000 was received on July 3, 2015 to complete payment of the Phase III purchase price.

As of July 3, 2015, all of the Phase I, Phase II and Phase III shares had been purchased. On July 14, 2015, EIG separately advanced the Company $46,000.

Pursuant to an Installment Payment Agreement entered into on June 25, 2015 with American Residential Fastigheter AB (“AMREFA”), the Company refinanced its outstanding principal and interest on loans to the Company from AMREFA with a single replacement 8% promissory note in the principal amount of $289,246, due July 15, 2017, amortized by installment payments of principal and interest commencing with an initial payment in July 2015 of $45,000, including accrued interest, which payment was made on July 15, 2015. EIG has guaranteed Progreen’s obligations under the Installment Payment Agreement.

Authorization of Series A Preferred Stock and Debt Conversions

On February 9, 2016, the Board of Directors of the Company authorized a new series of preferred stock, the Series A Convertible Preferred Stock, with a stated value of $1.00 per share, and we filed a Certificate of Designations for the Series A Preferred Stock with the Secretary of State of Delaware on February 17, 2016. Also, effective on February 9, 2016, our Board approved and the Company entered into two agreements with the Company’s largest stockholder, EIG Venture Capital Ltd., a major shareholder of the company, to reduce the amount of the Company’s outstanding debt, and improve our balance sheet. First, the Company entered into an Assignment and Assumption Agreement, pursuant to which EIG has assumed all of the Company’s obligations under the 13.5% convertible debenture of the Company due to Rupes Futura AB (Sweden), which has agreed to assumption of the convertible debenture obligations by EIG. The outstanding principal of the debenture, together with two years of accumulated unpaid interest, totaled $608,031, and EIG was compensated by the issuance of shares of Series A Preferred Stock with a total stated value equal to that of the principal and accrued interest of the debt assumed. Second, the Company negotiated a debt conversion agreement effective February 9, 2016 with EIG, under which $59,000 of non-interest bearing advances made to the Company by EIG in July 2015 were converted into shares of Series A Preferred Stock with a total stated value of $59,000.

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Authorization of Series B Preferred Stock and Purchase of Properties from AMREFA

On March 8, 2016, the Company entered into a purchase agreement with American Residential Fastigheter AB, a company formed under the laws of Sweden (“AMREFA”), in connection with our purchase of AMREFA’s U.S. subsidiary, American Residential Gap LLC, a Michigan limited liability company (the “ARG”), which held real estate properties in Birmingham, Michigan, that were purchased by AMREFA and which we have managed for AMREFA. The purchase price for ARG was $1,285,000 (the net asset value of ARG, as determined by the parties, which was paid by the issuance to AMREFA of 8,093,541 shares of a new Series B Convertible Preferred Stock of Progreen. The stated value, for purposes of liquidation or redemptions, of the shares of Series B Preferred Stock issued to AMREFA equals the purchase price for ARG.

Credit Line Facilities with Our Chief Executive Officer

On November 22, 2016, the Company signed a 5% Promissory Note credit line agreement with the company’s CEO, Jan Telander, for a credit line of up to $250,000. The Note is non-convertible and is to be repaid within one year. Mr. Telander completed the full amount of the advances under the Note on February 21, 2017, and the Company issued Mr. Telander, in accordance with the terms of this credit line financing, a five-year common stock purchase warrant expiring February 21, 2022, to purchase 2,500,000 shares of common stock at an exercise price of $0.05 per share,.

Mr. Telander on February 21, 2017, entered into an additional one year 5% Promissory Note credit line agreement of up to $250,000 with the Company, on the same terms as those of the November 22, 2016 agreement, and as of April 30, 2017, had made a total of $205,000 of advances to the Company under the second Promissory Note.

Investment in Inmobiliaria Contel S.R.L.C.V. by Our Chief Executive Officer

In January 2016, Jan Telander, our CEO, made a loan of $75,000 to Contel. The Company in 2016 and through April 30, 2017, has made loans aggregating $690,500 as of April 30, 2017, to Contel for Contel’s agricultural operations. In January 2016 Mr. Telander received a 49.5% interest in Contel, which interest under the statutes (By-Laws) of Contel does not vest any management authority in Mr. Telander, since sole management authority for Contel under the statutes is vested in Flavio Contreras, and provides no voting rights except with respect to the approval of purchase and sale of real estate properties by Contel.

Subscription Agreements

The Company entered into subscription agreements with three stockholders, Jan Telander, the Company’s President and CEO; Ulf Telander, the CEO of EIG; and Frederic Telander, the CEO of SolTech Energy Sweden AB, which provided for the investment in the Company by each of the three stockholders of $100,000 through the purchase of100,000 shares each of Series A Preferred Stock (100,000 share of Series A Preferred Stock being convertible into a total of 30,303,030 shares of common stock). All subscriptions were completed by June 8, 2016.

Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

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Director Independence

We currently act with two directors consisting of Jan Telander and Michael Hylander. Our common stock is quoted by the OTC Market Group, which do not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, one of our directors, Michael Hylander, would be viewed as independent.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we will file reports and other information with the U.S. Securities and Exchange Commission. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that will contain the reports and other information that we file electronically with the Commission and the address of that website is http://www.sec.gov. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or other document filed as an exhibit to this registration statement, each statement being qualified in all respects by this reference.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with any information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

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75,000,000 Shares of Common Stock

PROGREEN US, INC.

PROSPECTUS

                              , 2017

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$201.40
Blue Sky fees and expenses	$500.00
Legal fees and expenses	$27,500.00
Accounting fees and expenses	$5,000.00
Printing and engraving expenses	$4,000.00
Miscellaneous	1,000.00

Total	$38,201.40

Item 14. Indemnification of Directors and Officers

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law permits eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit

As provided by Section 145 of the DGCL, we have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 contains a similar indemnification power of the Company with respect any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (shareholder derivative suits).

Under Section 145, to the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defence of any such action, suit or proceeding, or in defence of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. (d)  A determination as to the applicable standard of conduct for eligibility for indemnification shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

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(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

Expenses (including attorneys’ fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this section.

This indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL, continues, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

Our Certificate of Incorporation provides in Article 10 that no director of this Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except (a) for breach of the director’s duty of loyalty to this Company or its shareholders, (b) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Article 11 of our Certificate of Incorporation provides that:

a) each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding whether civil, criminal or administrative, (a “Proceeding”), or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (an “Investigation”), by reason of the fact that he or she is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of 1934) of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “Indemnitee”), whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. The right to indemnification conferred in Article 11 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that an Advancement of Expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under Article 11or otherwise (an “Undertaking”).

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b) If a claim under Article 11(a) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Company (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under Article 11 or otherwise shall be on the Company. The rights to indemnification and to the Advancement of Expenses conferred in Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise

c) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

d) The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the Company.

e) Notwithstanding the indemnification provided for by Article 11, the Company’s bylaws, or any written agreement, such indemnity shall not include any expenses incurred by such Indemnitees relating to or arising from any Proceeding in which the Company asserts a direct claim against any Indemnitee whether such claim by the Company is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise.

Item 15. Recent Sales of Unregistered Securities

The issuances of our securities listed below were made in reliance on exemption from registration provided by under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as we reasonably believed that the investors were sophisticated, that no general solicitations were involved, and the transactions did not otherwise involve a public offering.

The following reports filed by the Company provide the disclosures as to sales of unregistered securities by the Company over the last three years, which information is incorporated herein by reference:

Type of Report	Date Filed

Current Report on Form 8-K	November 25, 2014

Current Report on Form 8-K	September 14, 2015

Current Report on Form 8-K	February 18, 2016

Current Report on Form 8-K	March 9, 2016

Current Report on Form 8-K	June 13, 2016

Current Report on Form 8-K	June 27, 2016

Quarterly Report on Form 10-Q	September 19, 2016

Quarterly Report on Form 10-Q	December 20, 2016

Quarterly Report on Form 10-Q	March 22, 2017

Current Report on Form 8-K	April 3, 2017

Current Report on Form 8-K	May 3, 2017

Current Report on Form 8-K	May 17, 2017

Quarterly Report on Form 10-Q	September 19, 2017

Current Report on Form 8-K	October 19, 2017

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Item 16. Exhibits and Financial Statement Schedules

(a)(3) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated March 6, 2001, by and between the Fairfax Group, Inc., a Florida corporation, and Diversified Product Inspections, Inc., a Florida corporation. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on March 6, 2001.)

3.1	Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.1 a	Amendment to Certificate of Incorporation, filed July 8, 2009. (Incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-K/A, filed with the Commission on September 16, 2009.)

3.1 b	Certificate of Ownership merging the Company’s wholly-owned subsidiary, Progreen Properties, Inc., into the Company, effective September 11, 2009. (Incorporated by reference to Exhibit 3.7 to the Company’s Current Report on Form 8-K, filed with the Commission on July 28, 2009.)

3.1 c	Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K/A, filed with the Commission on September 16, 2009.)

3.1 d	Certificate of Designations for Series A Convertible Preferred Stock, filed with the Delaware Secretary of State on February 17, 2016. (Incorporated by reference to Exhibit 3.1d to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

3.1 e	Certificate of Designations for Series B Convertible Preferred Stock, filed with the Delaware Secretary of State on March 9, 2016. (Incorporated by reference to Exhibit 3.1e to the Company’s Current Report on Form 8-K, filed with the Commission on March 9, 2016.)

3.1 f	Certificate of Amendment, filed with the Delaware Secretary of State on February 9, 2016. (Incorporated by reference to Exhibit 3.1f to the Company’s Annual Report on Form 10-K, filed with the Commission on July 11, 2016.)

3.1 g	Certificate of Amendment, filed with the Delaware Secretary of State on July 12, 2016. (Incorporated by reference to Exhibit 3.1g to the Company’s Current Report on Form 8-K, filed with the Commission on July 11, 2016.)

3.1 h	Certificate of Amendment, filed with the Delaware Secretary of State on December 6, 2016. (Incorporated by reference to Exhibit 3.1g to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on December 20, 2016.)

3.2	By-Laws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.3	Agreement and Plan of Merger, dated December 11, 2008, between the Company and Diversified Product Inspections, Inc., a Florida corporation. (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.4	Articles of Merger of Diversified Product Inspections, Inc., a Florida corporation, with the Company, dated December 11, 2008, filed with the Florida Secretary of State. (Incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

3.5	Certificate of Merger of Diversified Product Inspections, Inc., a Florida corporation, with the Company, dated December 11, 2008, filed with the Delaware Secretary of State. (Incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009.)

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Exhibit No.	Description
10.5	Settlement Agreement and Asset Purchase Agreement dated as of September 30, 2008 among Diversified Product Inspections, LLC, a Tennessee limited liability company, the Company, John Van Zyll, Ann Furlong, and Marvin Stacy, Sofcon, Limited, EIG Venture Capital, Limited, and EIG Capital Investments Limited, and the First and Second Amendments thereto. (Incorporated by reference to Annex A to the Company’s definitive proxy statement for its special meeting of shareholders held on March 26, 2009, filed on February 13, 2009.)

10.6	Subscription Agreement, dated July 22, 2009, between the Company and EIG Venture Capital, Ltd. (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Commission on July 28, 2009.)

10.6 a	(Amendment No. 1, dated December 1, 2009, to Subscription Agreement, dated July 22, 2009, between the Company and EIG Venture Capital, Ltd. (Incorporated by reference to Exhibit 10.6a to the Company’s Current Report on Form 8-K, filed with the Commission on December 12, 2009.)

10.7	Form of Subscription Agreement for the Company’s 13.5% Secured Convertible Debentures. (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the Commission on November 10, 2009.)

10.8	Form of the Company’s 13.5% Secured Convertible Debenture. (Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the Commission on November 10, 2009.)

10.9	Amendment to Secured Convertible Debenture, dated as of December 14, 2011. (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on December 16, 2011.)

10.10	Second Amendment to Secured Convertible Debenture, dated as of February 8, 2012. (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 16, 2012.)

10.11	2012 Employee Stock Option Plan. (Incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the Commission on June 7, 2012.)

10.12	Form of Restricted Stock Units Agreement issued pursuant to 2012 Employee Stock Option Plan. (Incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the Commission on June 7, 2012.)

10.13	Membership Interest Purchase Agreement made and entered into effective April 30, 2012, by and among the Company, American Residential Gap LLC, and Progreen Properties III LLC; Progreen Properties VII, LLC; Progreen Properties VIII LLC; Progreen Properties IX LLC; and Progreen Properties XI, LLC [including Assignment of Membership Interest by the Company, dated April 30, 2012; Assignment and Assumption of Leases, dated as of May 1, 2012, between the Company and American Residential Gap LLC; one-year Lease Guaranty of the Company, dated as of May 1, 2012. (Incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K, filed with the Commission on July 30, 2012.)

10.14	Management Agreement, made and entered into as of April 30, 2012, by and between Progreen Properties Management LLC and American Residential Gap LLC. (Incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K, filed with the Commission on July 30, 2012.)

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Exhibit No.	Description
10.15	Agreement, dated May 30, 2013, between the Company and Rupes Futura AB, for the Sale of Investment Units in American Residential Gap ApS. (Incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2013.)

10.16	Promissory Note issued to KBM Worldwide, Inc. (Incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2013.)

10.17	Securities Purchase Agreement, dated as of November 19, 2014, between KBM Worldwide, Inc. and the Company. (Incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K, filed with the Commission on November 25, 2014.)

10.18	Fifth Amendment to Secured Convertible Debenture, dated as of December 19, 2014. (Incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.19	Working Construction Agreement between American Residental GAP LLC and Progreen Construction LLC, dated as of March 1, 2015. (Incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.20	Promissory Note issued March 12, 2015 to Vis Vires Group, Inc., (Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.21	Securities Purchase Agreement, dated as of March 12, 2015, between Vis Vires Group, Inc. and the Company. (Incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.).

10.22	Amendment, dated as of March 15, 2015, to Investment Agreement between American Residential Fastigheter AB and the Company. (Incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.23	Promissory Note issued April 21, 2015 to Vis Vires Group, Inc. (Incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.24	Securities Purchase Agreement, dated as of April 21, 2015, between Vis Vires Group, Inc. and the Company. (Incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.25	Instalment Payment Agreement, dated June 25, 2015, between American Residential Fastigheter AB and the Company. (Incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K, filed with the Commission on August 13, 2015.)

10.26	Promissory Note issued to JMJ Financial, issued September 2, 2015. (Incorporated by reference to Exhibit 10.26 to the Company’s Current Report on Form 8-K, filed with the Commission on September 14, 2015.)

10.27	Representations and Warranties Agreement, dated September 2, 2015, between JMJ Financial and the Company. (Incorporated by reference to Exhibit 10.27 to the Company’s Current Report on Form 8-K, filed with the Commission on September 14, 2015.)

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Exhibit No.	Description
10.28	Assignment and Assumption Agreement, dated February 9, 2016, by and between the Company, EIG Venture Capital Ltd and Rupes Futura AB, with regard to assignment of 13.5% Secured Convertible Debenture, due November 5, 2015. (Incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.29	Conversion Agreement, dated as of February 9, 2016, between EIG Venture Capital Ltd. and the Company. (Incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.30	Form of Subscription Agreement for purchase of shares of Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.31	Purchase Agreement, dated March 8, 2016, between the Company and American Residential Fastigheter AB. (Incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K, filed with the Commission on March 9, 2016.)

10.31a	Amendment No. 1 to Purchase Agreement, dated March 8, 2016, between the Company and American Residential Fastigheter AB. (Incorporated by reference to Exhibit 10.31a to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 21, 2016.)

10.32	Joint Venture Contract, dated February 12, 2016, between Immobiliaria Contel and the Company. (Incorporated by reference to Exhibit 10.32 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 21, 2016.)

10.33	Recognition Agreement with Debt Mortgage Guarantee, dated February 12, 2016, between Immobiliaria Contel and the Company. (Incorporated by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 21, 2016.)

10.34	Investment Agreement, dated June 23, 2016, between the Company and Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.34 to the Company’s Current Report on Form 8-K, filed with the Commission on June 27, 2016.)

10.35	Registration Rights Agreement, dated June 23, 2016, between the Company and Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.35 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.36	Common Stock Purchase Warrant, dated June 23, 2016, between the Company and Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.36 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.37	Form of $22,000 Convertible Debenture issued to Tangiers Global, LLC June 23, 2016. (Incorporated by reference to Exhibit 10.37 to the Company’s Current Report on Form 8-K, filed with the Commission on February 18, 2016.)

10.37a	Amended and Restated 5.83% Fixed Convertible Promissory Note, dated August 25, 2016, issued to Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.37a to the Company’s Form S-1, filed with the Commission on August 31, 2016.)

10.37b	Amendment dated December 9, 2016 to Amended and Restated 5.83% Fixed Convertible Promissory Note, dated August 25, 2016, issued to Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.37b to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on December 20, 2016.)

10.37c	Convertible 7% Promissory Note, dated January 20, 2017, issued to Lucas Hoppel. (Incorporated by reference to Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 22, 2017.)

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Exhibit No.	Description
10.38	Securities Purchase Agreement, dated January 20, 2017, between the Company and Lucas Hoppel. (Incorporated by reference to Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 22, 2017.)

10.39	Convertible Promissory Note dated February 21, 2017, issued to Power Up Lending Group Ltd. (Incorporated by reference to Exhibit 10.39 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 22, 2017.)

10.40	Securities Purchase Agreement, dated February 21, 2017, between the Company and Power Up Lending Group Ltd. (Incorporated by reference to Exhibit 10.40 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 22, 2017.)

10.41	Convertible Debenture, dated March 15, 2017, issued to Bellridge Capital, LP. (Incorporated by reference to Exhibit 10.41 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 22, 2017.)

10.42	Securities Purchase Agreement, dated March 15, 2017, between the Company and Bellridge Capital, LP. (Incorporated by reference to Exhibit 10.42 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 22, 2017.)

10.43	Convertible Promissory Note, dated March 21, 2017, issued to Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.43 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on March 22, 2017.)

10.44	Convertible Note issued to Silo Equity Partners Venture Fund, LLC. (Incorporated by reference to Exhibit 10.44 to the Company’s Current Report on Form 8-K, filed with the Commission on April 3, 2017.)

10.45	Securities Purchase Agreement, dated March 22, 2017, between the Company and Silo Equity Partners Venture Fund, LLC. (Incorporated by reference to Exhibit 10.45 to the Company’s Current Report on Form 8-K, filed with the Commission on April 3, 2017.)

10.46	Convertible Note issued April 27, 2017 to EMA Financial, LLC. (Incorporated by reference to Exhibit 10.46 to the Company’s Current Report on Form 8-K, filed with the Commission on May 3, 2017.)

10.47	Securities Purchase Agreement, dated April 3, 2017, between the Company and EMA Financial, LLC. . (Incorporated by reference to Exhibit 10.47 to the Company’s Current Report on Form 8-K, filed with the Commission on May 3, 2017.)

10.48	Convertible Note dated May 11, 2017, issued to Vista Capital Investments LLC. (Incorporated by reference to Exhibit 10.48 to the Company’s Current Report on Form 8-K, filed with the Commission on May 17, 2017.)

10.49	Common Stock Purchase Warrant issued to Vista Capital Investments, LLC. (Incorporated by reference to Exhibit 10.49 to the Company’s Current Report on Form 8-K, filed with the Commission on May 17, 2017.)

10.50	Convertible Promissory Note issued May 15, 2017 to Power Up Lending Group Ltd. (Incorporated by reference to Exhibit 10.50 to the Company’s Current Report on Form 8-K, filed with the Commission on May 17, 2017.)

10.51	Securities Purchase Agreement, dated May 15, 2017, between the Company and Power Up Lending Group Ltd. (Incorporated by reference to Exhibit 10.51 to the Company’s Current Report on Form 8-K, filed with the Commission on May 17, 2017.)

10.52	Convertible Promissory Note issued May 16, 2015 to JSJ Investments Inc. (Incorporated by reference to Exhibit 10.52 to the Company’s Current Report on Form 8-K, filed with the Commission on May 17, 2017.)

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Exhibit No.	Description
10.53	2017 Employee Stock Option Plan. (Incorporated by reference to Exhibit 10.53 to the Company’s Current Report on Form 8-K, filed with the Commission on July 10, 2017.)

10.54	Settlement Agreement, dated July 17, 2017, between the Company and Lucas Hoppel. (Incorporated by reference to Exhibit 10.54 to the Company’s quarterly report on Form 10-Q, filed with the Commission on September 19, 2017.)

10.55	Amendment, dated August 21, 2017, to Securities Purchase Agreement and $105,000 Convertible Promissory Note, between the Company and Lucas Hoppel. (Incorporated by reference to Exhibit 10.55 to the Company’s quarterly report on Form 10-Q, filed with the Commission on September 19, 2017.)

10.56	Convertible Promissory Note dated August 25, 2017, issued to Power Up Lending Group Ltd. (Incorporated by reference to Exhibit 10.56 to the Company’s quarterly report on Form 10-Q, filed with the Commission on September 19, 2017.)

10.57	Securities Purchase Agreement, dated August 23, 2017, between the Company and Power Up Lending Group Ltd. (Incorporated by reference to Exhibit 10.56 to the Company’s quarterly report on Form 10-Q, filed with the Commission on September 19, 2017.)

10.58

Convertible Promissory Note, dated October 17, 2017, issued to Tangiers Global, LLC. (Incorporated by reference to Exhibit 10.58 to the Company’s Current Report on Form 8-K, filed with the Commission on October 19, 2017.)

10.59	Procon Baja JV S. de R.L. de C.V. Ocean Front Land Contract, dated January 23, 2017, filed herewith.

10.60	Resolutions Adopted at Procon Baja JV S. de R.L. de C.V. General Assembly of Partners, June 17, 2016, filed herewith.

14.1	Code of Ethics. (Incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB, filed with the Commission on March 31, 2006.)

21	Subsidiaries of Registrant, (Incorporated by reference to Exhibit 21 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the Commission on October 24, 2017.)

23	Consent of MaloneBailey LLP. (Incorporated by reference to Exhibit 23 to the Company’s Registration Statement on Form S-1, filed with the Commission on August 31, 2016.)

23.1	Consent of MaloneBailey LLP. (Incorporated by reference to Exhibit 23.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, filed with the Commission on January 6, 2017.)

23.2	Consent of MaloneBailey LLP. (Incorporated by reference to Exhibit 23.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1, filed with the Commission on January 13, 2017.)

23.3	Consent of MaloneBailey LLP. (Incorporated by reference to Exhibit 23.3 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the Commission on October 24, 2017.)

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on November 17, 2017.

PROGREEN US, INC.

By:	/s/ Jan Telander
Jan Telander
Chief Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities indicated on November 17 , 2017.

Name	Title

/s/ Jan Telander	Chief Executive Officer and Director
Jan Telander

/s/ Michael Hylander	Director
Michael Hylander

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